                  CWABS ASSET-BACKED CERTIFICATES TRUST 2006-9
                                 Issuing Entity

                                FINAL TERM SHEET

                           [COUNTRYWIDE LOGO OMITTED]

                           $563,832,100 (APPROXIMATE)

                                   CWABS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               Sponsor and Seller

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 Master Servicer

         This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

         The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

         THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS)
WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU
INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER
DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT
THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY
VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

         This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

         The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                   FREE WRITING PROSPECTUS DATED JUNE 29, 2006

              CWABS, INC. ASSET-BACKED CERTIFICATES, SERIES 2006-9

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JULY 25, 2006

The following classes of certificates are being offered pursuant to this free writing prospectus:

-------------------------------------------------------------------  ---------------------------------------------------------------
              ORIGINAL                                                          ORIGINAL
            CERTIFICATE                                                       CERTIFICATE
             PRINCIPAL      PRICE TO    UNDERWRITING   PROCEEDS TO             PRINCIPAL     PRICE TO    UNDERWRITING   PROCEEDS TO
CLASS        BALANCE(1)      PUBLIC       DISCOUNT    DEPOSITOR(2)   CLASS     BALANCE(1)     PUBLIC       DISCOUNT    DEPOSITOR(2)
-------------------------------------------------------------------  ---------------------------------------------------------------

1-AF-1        $57,182,000   99.99847%     0.05208%      99.94639%    2-AV     $118,400,000  100.00000%     0.05208%      99.94792%
-------------------------------------------------------------------  ---------------------------------------------------------------
1-AF-2        $11,453,000   99.99838%     0.10417%      99.89421%    3-AV-1   $105,239,000  100.00000%     0.05208%      99.94792%
-------------------------------------------------------------------  ---------------------------------------------------------------
1-AF-3        $33,773,000   99.99739%     0.20833%      99.78906%    3-AV-2    $26,793,000  100.00000%     0.10417%      99.89583%
-------------------------------------------------------------------  ---------------------------------------------------------------
1-AF-4         $9,068,000   99.99357%     0.26042%      99.73315%    3-AV-3    $67,812,000  100.00000%     0.10417%      99.89583%
-------------------------------------------------------------------  ---------------------------------------------------------------
1-AF-5        $13,310,000   99.99720%     0.41667%      99.58053%    3-AV-4    $24,156,000  100.00000%     0.15625%      99.84375%
-------------------------------------------------------------------  ---------------------------------------------------------------
1-AF-6        $17,200,000   99.99936%     0.31250%      99.68686%    MV-1      $15,622,000  100.00000%     0.15625%      99.84375%
-------------------------------------------------------------------  ---------------------------------------------------------------
MF-1           $5,332,000   99.99830%     0.14167%      99.85663%    MV-2      $14,124,000  100.00000%     0.41667%      99.58333%
-------------------------------------------------------------------  ---------------------------------------------------------------
MF-2           $4,816,000   99.99790%     0.20833%      99.78957%    MV-3       $8,346,000  100.00000%     0.83333%      99.16667%
-------------------------------------------------------------------  ---------------------------------------------------------------
MF-3           $2,838,000   99.99547%     0.33333%      99.66214%    MV-4       $7,276,000  100.00000%     1.04167%      98.95833%
-------------------------------------------------------------------  ---------------------------------------------------------------
MF-4           $2,580,000   99.99765%     0.62500%      99.37265%    MV-5       $7,062,000  100.00000%     1.45833%      98.54167%
-------------------------------------------------------------------  ---------------------------------------------------------------
MF-5           $2,580,000   99.99754%     0.75000%      99.24754%    MV-6       $6,634,000  100.00000%     1.50000%      98.50000%
-------------------------------------------------------------------  ---------------------------------------------------------------
MF-6           $2,236,000   99.99982%     0.83333%      99.16649%    A-R        $      100      (3)          (3)            (3)
-------------------------------------------------------------------  ---------------------------------------------------------------

--------------

(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10%.

(2)  Before deducting expenses payable by the Depositor estimated to be approximately $760,000 in the aggregate.

(3)  The Class A-R Certificates will not be purchased by the underwriter and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans.

ISSUING ENTITY

CWABS Asset-Backed Certificates Trust 2006-9, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of
Countrywide Financial Corporation, a Delaware corporation.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

SPECIAL SERVICER

Litton Loan Servicing LP.

TRUSTEE

The Bank of New York, a New York banking corporation

THE NIM INSURER

After the closing date, a separate trust or trusts (or other form of entity) may be established to issue net interest margin securities secured by all or a portion of the Class PF, Class PV, Class CF and Class CV Certificates. Those net
interest margin securities may have the benefit of one or more financial guaranty insurance policies that guaranty payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus as the "NIM Insurer." The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

Initial Mortgage Loans:

For any initial mortgage loan, the later of June 1, 2006 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

CLOSING DATE

On or about June 30, 2006.

PRE-FUNDING

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount).

Any pre-funded amount will be allocated among the loan groups so that the amount allocated to any loan group will not exceed 25% of the aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x)
the date the amount in the pre-funding account is less than $175,000 and (y)
August 14, 2006.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans.

Interest Shortfall Payments:

To the extent needed to make required interest payments on the interest-bearing certificates on or prior to the September 2006 distribution date, Countrywide
Home Loans, Inc. will make interest shortfall payments to the issuing entity to offset shortfalls in interest collections attributable to the pre-funding mechanism or because newly originated loans do not have a payment due date in the due period related to the subject distribution date.

THE MORTGAGE LOANS

The mortgage pool will consist of fixed and adjustable rate, credit-blemished mortgage loans that are secured by first liens on one- to four-family residential properties. The mortgage loans will be divided into three separate groups. Each group of mortgage loans is referred to as a "loan group." Loan group 1 will consist of first lien fixed rate mortgage loans. Loan group 2 will consist of first lien conforming balance fixed and adjustable rate mortgage loans. Loan group 3 will consist of first lien fixed and adjustable rate mortgage loans.

STATISTICAL CALCULATION INFORMATION

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of June 1,
2006, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance.
As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $400,960,793.

Statistical calculation information for the mortgage loans in loan group 1, loan group 2, loan group 3 and in loan group 2 and loan group 3 as a whole is set forth in tabular format in Annex A attached to this free writing prospectus.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance         $115,244,748

Weighted Average Mortgage Rate                 7.726%

Range of Mortgage Rates                       5.750% to
                                               12.925%

Average Current Principal Balance           $260,735

Range of Current Principal Balances         $50,329 to
                                             $795,000

Weighted Average Original
   Loan-to-Value Ratio                        76.15%

Weighted Average Original Term to
   Maturity                                   398 months

Weighted Average Credit Bureau Risk
   Score                                      613 points

Weighted Average Remaining Term to
   Stated Maturity                            398 months

Percentage Originated under Full
   Doc Program                                72.39%

Geographic Concentrations in excess
   of 10%:

   California                                 35.77%

   Florida                                    13.39%

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance         $100,000,621

Weighted Average Mortgage Rate                8.028%

Range of Mortgage Rates                       5.500% to
                                               11.875%

Average Current Principal Balance           $181,161

Range of Current Principal Balances         $49,912 to
                                             $564,588

Weighted Average Original
   Loan-to-Value Ratio                        79.59%

Weighted Average Original Term to
   Maturity                                   381 months

Weighted Average Credit Bureau Risk
   Score                                      593 points

Weighted Average Remaining Term to
   Stated Maturity                            381 months

Weighted Average Gross Margin*                6.732%

Weighted Average Maximum Mortgage
   Rate*                                      14.930%

Weighted Average Minimum Mortgage
   Rate*                                      7.999%

Percentage Originated under Full
   Doc Program                                73.58%

Geographic Concentrations in excess
   of 10%:

   Florida                                    17.83%

   California                                 14.27%

--------------
* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 3 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance         $185,715,425

Weighted Average Mortgage Rate                8.204%

Range of Mortgage Rates                       5.500% to
                                               12.250%

Average Current Principal Balance           $221,353

Range of Current Principal Balances         $31,491 to
                                             $800,000

Weighted Average Original
   Loan-to-Value Ratio                        79.19%

Weighted Average Original Term to
   Maturity                                   378 months

Weighted Average Credit Bureau Risk
   Score                                      617 points

Weighted Average Remaining Term to
   Stated Maturity                            377 months

Weighted Average Gross Margin*                7.093%

Weighted Average Maximum Mortgage
   Rate*                                      15.255%

Weighted Average Minimum Mortgage
   Rate*                                      8.401%

Percentage Originated under Full
   Doc Program                                55.21%

Geographic Concentrations in excess
   of 10%:

   California                           28.33%

   Florida                              17.94%

--------------
* Percentage presented only reflects those group 3 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

The following characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than the permitted variance shown in the following table:

           CHARACTERISTIC           PERMITTED VARIANCE
-------------------------------------------------------
Weighted Average Mortgage Rate            +/-0.10%

Weighted Average Original
   Loan-to-Value Ratio                    +/-3.00%

Weighted Average Credit Bureau Risk
   Score                               +/-5 points

Percentage Originated under Full
   Doc Program                            +/-3.00%

eighted Average Gross Margin of
   Adjustable Rate Mortgage Loans         +/-0.10%

Maximum California Concentration           50.00%

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                               INITIAL
                             CERTIFICATE                               LAST SCHEDULED     INITIAL
                              PRINCIPAL                                 DISTRIBUTION      RATING      INITIAL RATING
           CLASS             BALANCE (1)              TYPE                  DATE       (MOODY'S) (2)    (S&P) (2)
-------------------------  ----------------  ----------------------   ---------------- -------------  --------------
OFFERED CERTIFICATES

 1-AF-1..................   $  57,182,000       Senior/Fixed Rate       December 2028      Aaa             AAA
 1-AF-2..................   $  11,453,000       Senior/Fixed Rate       October 2030       Aaa             AAA
 1-AF-3..................   $  33,773,000       Senior/Fixed Rate        August 2036       Aaa             AAA
 1-AF-4..................   $   9,068,000       Senior/Fixed Rate        March 2041        Aaa             AAA
 1-AF-5..................   $  13,310,000       Senior/Fixed Rate       October 2046       Aaa             AAA
 1-AF-6..................   $  17,200,000     Senior/Fixed Rate/NAS      August 2046       Aaa             AAA
 MF-1....................   $   5,332,000    Subordinate/Fixed Rate       June 2046        Aa1             AA+
 MF-2....................   $   4,816,000    Subordinate/Fixed Rate       May 2046         Aa2             AA
 MF-3....................   $   2,838,000    Subordinate/Fixed Rate      March 2046        Aa3             AA-
 MF-4....................   $   2,580,000    Subordinate/Fixed Rate     January 2046       A1              A+
 MF-5....................   $   2,580,000    Subordinate/Fixed Rate     December 2045      A2              A
 MF-6....................   $   2,236,000    Subordinate/Fixed Rate    September 2045      A3              A-
 2-AV....................   $ 118,400,000    Senior/Adjustable Rate      August 2046       Aaa             AAA
 3-AV-1..................   $ 105,239,000    Senior/Adjustable Rate      April 2029        Aaa             AAA
 3-AV-2..................   $  26,793,000    Senior/Adjustable Rate      April 2031        Aaa             AAA
 3-AV-3..................   $  67,812,000    Senior/Adjustable Rate       July 2036        Aaa             AAA
 3-AV-4..................   $  24,156,000    Senior/Adjustable Rate      August 2046       Aaa             AAA
 MV-1....................   $  15,622,000  Subordinate/Adjustable Rate  November 2034      Aa1             AA+
 MV-2....................   $  14,124,000  Subordinate/Adjustable Rate    July 2037        Aa2             AA
 MV-3....................   $   8,346,000  Subordinate/Adjustable Rate   March 2046        Aa3             AA-
 MV-4....................   $   7,276,000  Subordinate/Adjustable Rate   August 2045       A1              A+
 MV-5....................   $   7,062,000  Subordinate/Adjustable Rate    May 2045         A2              A
 MV-6....................   $   6,634,000  Subordinate/Adjustable Rate  January 2045       A3              A-
 A-R.....................   $         100     Senior/REMIC Residual       July 2006        Aaa             AAA
 NON-OFFERED
 CERTIFICATES(3)
 MF-7....................   $   2,236,000    Subordinate/Fixed Rate       June 2045        Baa1            BBB+
 MF-8....................   $   1,720,000    Subordinate/Fixed Rate     February 2045      Baa2            BBB
 BF......................   $   1,720,000    Subordinate/Fixed Rate    September 2044      Baa3            BBB-
 MV-7....................   $   6,206,000  Subordinate/Adjustable Rate    June 2044        Baa1            BBB+
 MV-8....................   $   5,778,000  Subordinate/Adjustable Rate    July 2043        Baa2            BBB
 BV......................   $   4,280,000  Subordinate/Adjustable Rate  October 2041       Baa3            BBB-
 Class PF................   $         100      Prepayment Charges            N/A           N/R             N/R
 Class PV................   $         100      Prepayment Charges            N/A           N/R             N/R
 Class CF................        N/A                Residual                 N/A           N/R             N/R
 Class CV................        N/A                Residual                 N/A           N/R             N/R

--------------

(1)  This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date.

(2)  The offered certificates will not be offered unless they are assigned the indicated ratings by Moody's Investors Service, Inc. ("Moody's") and
     Standard & Poor's Ratings Services, a division of The McGraw-Hill
     Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)  The Class MF-7, Class MF-8, Class BF, Class MV-7, Class MV-8, Class BV,
     Class PF, Class PV, Class CF and Class CV Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class MF-7, Class MF-8, Class BF,
     Class MV-7, Class MV-8, Class BV, Class PF, Class PV, Class CF and Class CV
     Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

                            PASS-THROUGH RATE     PASS-THROUGH RATE
                RELATED       ON OR BEFORE              AFTER                                          INTEREST
                 LOAN            OPTIONAL               OPTIONAL                                        ACCRUAL
     CLASS       GROUP      TERMINATION DATE       TERMINATION DATE       DELAY/ACCRUAL PERIOD        CONVENTION
--------------- --------   -------------------    ------------------      --------------------      --------------
 OFFERED
 CERTIFICATES

 1-AF-1........     1          6.011% (1)             6.011% (1)           calendar month (2)         30/360 (3)
 1-AF-2........     1          5.840% (1)             5.840% (1)           calendar month (2)         30/360 (3)
 1-AF-3........     1          5.859% (1)             5.859% (1)           calendar month (2)         30/360 (3)
 1-AF-4........     1          6.144% (1)             6.144% (1)           calendar month (2)         30/360 (3)
 1-AF-5........     1          6.270% (1)             6.770% (1)           calendar month (2)         30/360 (3)
 1-AF-6........     1          5.989% (1)             5.989% (1)           calendar month (2)         30/360 (3)
 MF-1..........     1          6.344% (1)             6.344% (1)           calendar month (2)         30/360 (3)
 MF-2..........     1          6.443% (1)             6.443% (1)           calendar month (2)         30/360 (3)
 MF-3..........     1          6.492% (1)             6.492% (1)           calendar month (2)         30/360 (3)
 MF-4..........     1          6.542% (1)             6.542% (1)           calendar month (2)         30/360 (3)
 MF-5..........     1          6.641% (1)             6.641% (1)           calendar month (2)         30/360 (3)
 MF-6..........     1          6.691% (1)             6.691% (1)           calendar month (2)         30/360 (3)
 2-AV..........     2      LIBOR + 0.130% (4)     LIBOR + 0.260% (4)               (5)              Actual/360 (6)
 3-AV-1........     3      LIBOR + 0.040% (4)     LIBOR + 0.080% (4)               (5)              Actual/360 (6)
 3-AV-2........     3      LIBOR + 0.110% (4)     LIBOR + 0.220% (4)               (5)              Actual/360 (6)
 3-AV-3........     3      LIBOR + 0.150% (4)     LIBOR + 0.300% (4)               (5)              Actual/360 (6)
 3-AV-4........     3      LIBOR + 0.240% (4)     LIBOR + 0.480% (4)               (5)              Actual/360 (6)
 MV-1..........  2 and 3   LIBOR + 0.260% (4)     LIBOR + 0.390% (4)               (5)              Actual/360 (6)
 MV-2..........  2 and 3   LIBOR + 0.310% (4)     LIBOR + 0.465% (4)               (5)              Actual/360 (6)
 MV-3..........  2 and 3   LIBOR + 0.350% (4)     LIBOR + 0.525% (4)               (5)              Actual/360 (6)
 MV-4..........  2 and 3   LIBOR + 0.390% (4)     LIBOR + 0.585% (4)               (5)              Actual/360 (6)
 MV-5..........  2 and 3   LIBOR + 0.420% (4)     LIBOR + 0.630% (4)               (5)              Actual/360 (6)
 MV-6..........  2 and 3   LIBOR + 0.500% (4)     LIBOR + 0.750% (4)               (5)              Actual/360 (6)
                  1, 2
 A-R...........   and 3            (7)                   (7)                       N/A                   N/A
 NON-OFFERED
 CERTIFICATES
 MF-7..........     1          6.850% (1)             6.850% (1)           calendar month (2)         30/360 (3)
 MF-8..........     1          6.850% (1)             6.850% (1)           calendar month (2)         30/360 (3)
 BF............     1          6.850% (1)             6.850% (1)           calendar month (2)         30/360 (3)
 MV-7..........  2 and 3   LIBOR + 0.950% (4)     LIBOR + 1.425% (4)               (5)              Actual/360 (6)
 MV-8..........  2 and 3   LIBOR + 1.050% (4)     LIBOR + 1.575% (4)               (5)              Actual/360 (6)
 BV............  2 and 3   LIBOR + 1.950% (4)     LIBOR + 2.925% (4)               (5)              Actual/360 (6)
 Class PF......     1              N/A                   N/A                       N/A                   N/A
 Class PV......  2 and 3           N/A                   N/A                       N/A                   N/A
 Class CF......     1              N/A                   N/A                       N/A                   N/A
 Class CV......  2 and 3           N/A                   N/A                       N/A                   N/A

--------------

(1)    The pass-through rate for this class of certificates will be subject to an interest rate cap, as described in this free writing prospectus under
       "Description of the Certificates -- Distributions -- Distributions of
       Interest."

(2)    The accrual period for any distribution date will be the calendar month preceding that distribution date. These certificates will settle with accrued interest.

(3)    Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

(4)    The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under "Description of the
       Certificates -- Distributions -- Distributions of Interest." LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under "Description of the Certificates --
       Calculation of One-Month LIBOR."

(5)    The accrual period for any distribution date will be the one-month period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(6)    Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(7)    The Class A-R Certificates will not accrue any interest.

DESIGNATIONS

   DESIGNATION             CLASS OF CERTIFICATES
   -----------             ---------------------
 Class 1-AF        Class 1-AF-1, Class 1-AF-2, Class
  Certificates:    1-AF-3, Class 1-AF-4, Class 1-AF-5
                   and Class 1-AF-6 Certificates.

Class 3-AV         Class 3-AV-1, Class 3-AV-2, Class
  Certificates:    3-AV-3 and Class 3-AV-4 Certificates.

Class AV           Class 2-AV and Class 3-AV
  Certificates:    Certificates.

Senior             Class 1-AF, Class AV and Class A-R
  Certificates:    Certificates.

Subordinate        Class MF-1, Class MF-2, Class MF-3,
  Certificates:    Class MF-4, Class MF-5, Class MF-6,
                   Class MF-7, Class MF-8, Class BF,
                   Class MV-1, Class MV-2, Class MV-3,
                   Class MV-4, Class MV-5, Class MV-6,
                   Class MV-7, Class MV-8 and Class BV
                   Certificates.

Fixed Rate         Class 1-AF Certificates and the Fixed
  Certificates:    Rate Subordinate Certificates.

Adjustable Rate    Class AV Certificates and the
  Certificates     Adjustable Rate Subordinate
  or Swap          Certificates.
  Certificates:

Fixed Rate         Class MF-1, Class MF-2, Class MF-3,
  Subordinate      Class MF-4, Class MF-5, Class MF-6,
  Certificates:    Class MF-7, Class MF-8 and Class BF
                   Certificates.

Adjustable Rate    Class MV-1, Class MV-2, Class MV-3,
  Subordinate      Class MV-4, Class MV-5, Class MV-6,
  Certificates:    Class MV-7, Class MV-8 and Class BV
                   Certificates.

Offered            Class 1-AF, Class MF-1, Class MF-2,
  Certificates:    Class MF-3, Class MF-4, Class MF-5,
                   Class MF-6, Class AV, Class MV-1,
                   Class MV-2, Class MV-3, Class MV-4,
                   Class MV-5, Class MV-6 and Class A-R
                   Certificates.

RECORD DATE

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates and Fixed Rate Certificates:

The last business day of the month preceding the month of a distribution date.

DENOMINATIONS

$20,000 and multiples of $1 in excess thereof, except that the Class A-R
Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or
Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on July 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

INTEREST PAYMENTS

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

o    the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

o    any interest due on a prior distribution date that was not paid.

The accrual period, interest calculation convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page S-6.

For each class of subordinate certificates, any interest carry forward amount
(which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow as and to the extent described in this free writing prospectus. Interest carry forward amounts on the adjustable rate subordinate certificates also

may be paid from amounts in the swap trust as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the applicable stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

Amounts Available with respect to Interest Distributions
--------------------------------------------------------

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

o    scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

o    interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

o    interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest); and

o    the amount, if any, of the seller interest shortfall payment paid by
     Countrywide Home Loans, Inc. on any distribution date on or prior to the
     September 2006 distribution date.

Amounts Available with respect to Principal Distributions
---------------------------------------------------------

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts (after fees and expenses as described below are subtracted) with respect to the mortgage loans in a loan group:

o    scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

o    prepayments collected in the applicable period;

o    the stated principal balance of any mortgage loans repurchased by a seller or purchased by the master servicer;

o    the difference, if any, between the stated principal balance of a substitute mortgage loan and the related deleted mortgage loan;

o    liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

o    excess interest (to the extent available) to maintain the targeted overcollateralization level for the related class of certificates; and

o    the amount, if any, remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses
-----------------

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

o    the master servicing fee, the special servicing fee and additional servicing compensation due to the master servicer;

o    the pro rata portion of the trustee fee due to the trustee;

o    amounts reimbursed to the master servicer and the trustee in respect of advances previously made by them and other amounts for which the master servicer and servicer are entitled to be reimbursed;

o    all prepayment charges (which are distributable only to the Class PV and
     Class PF Certificates);

o    all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed; and

o    with respect to loan group 2 and loan group 3, any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

Any amounts netted from the amount available for distribution to the certificateholders will reduce the amount distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan (other than any mortgage loan that is being specially serviced by the special servicer) equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.50% per annum (referred to as the servicing fee rate).

Special Servicing Fee:

The special servicer will be paid a monthly fee (referred to as the special servicing fee) with respect to each mortgage loan specially serviced by it equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the servicing fee rate).

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges
(excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity's accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer and the special servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF INTEREST

Loan Group 1
------------

In general, on any distribution date, loan group 1 interest funds will be distributed in the following order:

o    concurrently to each class of Class 1-AF Certificates, current interest and interest carry forward amounts, pro rata based on their respective entitlements;

o    sequentially, to the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class
     MF-5, Class MF-6, Class MF-7, Class MF-8 and Class BF Certificates, in that order, current interest for each class; and

o    as part of the fixed rate loan group excess cashflow.

Loan Group 2 and Loan Group 3
-----------------------------

In general, on any distribution date, loan group 2 and loan group 3 interest funds will be distributed in the following order:

o    from the interest funds from loan group 2 and loan group 3, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

o    from loan group 2 interest funds, to the Class 2-AV Certificates, current interest and interest carry forward amount;

o    from loan group 3 interest funds, concurrently, to each class of Class 3-AV
     Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

o    from remaining loan group 2 and loan group 3 interest funds, to each class of Class AV Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class AV Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class AV Certificates;

o    from any remaining loan group 2 and loan group 3 interest funds, sequentially, to the Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class
     MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV Certificates, in that order, current interest for each class; and

o    from any remaining loan group 2 and loan group 3 interest funds, as part of the excess cashflow.

PRIORITY OF PAYMENTS; DISTRIBUTIONS OF PRINCIPAL

General
-------

The manner of distributing principal among the classes of certificates in any certificate group will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the related stepdown date, or on or after that date, and depending on whether a trigger event is in effect for that certificate group.

Effect of the Stepdown Date if a Trigger Event is not in Effect
---------------------------------------------------------------

On any distribution date on or after the related stepdown date (and so long as no trigger event for the applicable certificate group is in effect), instead of allocating all amounts distributable as principal on the certificates to the related senior classes of certificates for the loan group until those senior classes are paid in full, a portion of those amounts distributable as principal will be allocated to the related subordinate certificates.

The amount allocated to each class of certificates in a certificate group on or after the related stepdown date and so long as no trigger event is in effect for that certificate group will be based on the targeted level of overcollateralization and subordination for each class of certificates in that certificate group.

Trigger Events:

A "trigger event" refers to certain specified levels of losses and/or delinquencies on the mortgage loans. Prior to the applicable stepdown date or if a trigger event is in effect with respect to a loan group on or after the applicable stepdown date, all amounts distributable as principal with respect to that loan group on a distribution date will be allocated first to the related senior certificates, until the related senior certificates are paid in full, before any distributions of principal are made on the related subordinate certificates.

The Stepdown Date:

The stepdown date for a certificate group will be the earlier of:

o    the date on which the aggregate certificate principal balance of the Class
     1-AF Certificates (in the case of the fixed rate certificates) or the Class
     AV Certificates (in the case of the adjustable rate certificates) is reduced to zero; and

o    the later of:

o    the July 2009 distribution date; and

o    the date on which the level of subordination for the Class 1-AF
     Certificates is 37.30% of the aggregate stated principal balance of the mortgage loans in loan group 1 (in the case of the fixed rate certificates)
     or the level of subordination for the Class AV Certificates is 40.00% of the aggregate stated principal balance of the mortgage loans in loan group
     2 and loan group 3 (in the case of the adjustable rate certificates).

Certificate or Loan Group Specific Events that Affect Allocations of Principal
------------------------------------------------------------------------------

Loan Group 1:

On any distribution date prior to the fixed rate stepdown date or on which a fixed rate trigger event is in effect, the loan group 1 principal distribution amount will be distributed in the following order:

o    to the classes of Class 1-AF Certificates in the priority described below, until the certificate principal balances thereof are reduced to zero;

o    sequentially, to the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class
     MF-5, Class MF-6, Class MF-7, Class MF-8 and Class BF Certificates, in that order, in each case until the certificate principal balance is reduced to zero; and

o    as part of the fixed rate loan group excess cashflow.

On any distribution date on or after the fixed rate stepdown date and so long as no fixed rate trigger event is in effect, the loan group 1 principal distribution amount will be distributed in the following order:

o    to the classes of Class 1-AF Certificates, up to the Class 1-AF principal distribution amount, in the priority described below, until the certificate principal balances thereof are reduced to zero;

o    sequentially, to the Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class
     MF-5, Class MF-6, Class MF-7, Class MF-8 and Class BF Certificates, in that order, the fixed rate subordinate class principal distribution amount for that class, in each case until the certificate principal balance thereof is reduced to zero; and

                                       10

o    as part of the fixed rate loan group excess cashflow.

Class 1-AF Certificates:

For each distribution date, amounts to be distributed to the Class 1-AF
Certificates in respect of principal will be distributed in the following order:

         (i) to the Class 1-AF-6 Certificates, the NAS principal distribution amount, until the certificate principal balance thereof is reduced to zero;

         (ii) sequentially, to the Class 1-AF-1, Class 1-AF-2, Class 1-AF-3,
Class 1-AF-4 and Class 1-AF-5 Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero;

         (iii) to the Class 1-AF-6 Certificates without regard to the NAS principal distribution amount, until the certificate principal balance thereof is reduced to zero.

Class 1-AF-6 Certificates; NAS Principal Distribution Amount:

The Class 1-AF-6 Certificates are entitled to receive the NAS principal distribution amount prior to payments of principal of the other classes of Class
1-AF Certificates. However, until the distribution date in July 2009, the NAS principal distribution amount is zero and it is expected that the AF-6
Certificates will not receive any distributions of principal. The NAS principal distribution amount is a specified percentage (that may exceed 100%) of the
Class 1-AF-6 pro rata share of the principal distributable to the Class 1-AF
Certificates. The specified percentage increases on the distribution date in
July 2011, July 2012 and July 2013, when it ultimately reaches 300%. On and after the distribution date in July 2009 and until the July 2012 distribution date, it is expected that the Class 1-AF-6 Certificates will receive a portion of principal payments that is smaller than its pro rata share of principal payments and on or after July 2013 distribution date, the Class 1-AF-6
Certificates will receive an amount greater than its pro rata share of principal payments.

Loan Group 2 and Loan Group 3:

On any distribution date prior to the adjustable rate stepdown date or on which an adjustable rate trigger event is in effect, the loan group 2 and loan group 3 principal distribution amount will be distributed in the following order:

o    concurrently,

     (1) from the loan group 2 principal distribution amount, in the following order of priority:

         (i)  to the Class 2-AV Certificates, until the certificate principal balance thereof is reduced to zero; and

         (ii) to the classes of Class 3-AV Certificates (after the distribution of the principal distribution amount from loan group 3 as
              described below), to be allocated among such classes of
              certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

     (2) from the loan group 3 principal distribution amount, in the following order of priority:

         (i)  to the classes of Class 3-AV Certificates to be allocated among such classes of certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero; and

         (ii) to the Class 2-AV Certificates (after the distribution of the principal distribution amount from loan group 2 as described above), until the certificate principal balance thereof is reduced to zero; and

o    from the remaining principal distribution amount from loan group 2 and loan group 3, sequentially,

     (1) sequentially, to the Class MV-1, Class MV-2, Class MV-3, Class MV-4,
         Class MV-5, Class MV-6, Class MV-7, Class MV-8 and Class BV
         Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero; and

     (2) as part of the adjustable rate loan group excess cashflow.

On any distribution date on or after the adjustable rate stepdown date and so long as no adjustable rate trigger event is in effect, the loan group 2 and loan group 3 principal distribution amount will be distributed in the following order:

                                       11

o    in an amount up to the Class AV principal distribution target amount, pro rata based on the related Class AV principal distribution allocation amount for the Class 2-AV and Class 3-AV Certificates, concurrently:

     (1) to the Class 2-AV Certificates, up to the Class 2-AV principal distribution amount, until the certificate principal balance thereof is reduced to zero; and

     (2) to the classes of Class 3-AV Certificates, up to the Class 3-AV principal distribution amount, to be allocated among such classes of certificates in the amounts and order of priority described below, until the certificate principal balances thereof are reduced to zero;

     provided, however, that if (a) the certificate principal balance of the
     Class 2-AV Certificates and/or (b) the aggregate certificate principal balance of the Class 3-AV Certificates is reduced to zero, then any remaining unpaid Class AV principal distribution target amount will be distributed to the remaining classes of senior certificates after distributions from clauses (1) and (2) above (and, in the case of the Class
     3-AV Certificates, in the amounts and order of priority described below), until the certificate principal balance(s) thereof is/are reduced to zero;

o    sequentially, to the Class MV-1, Class MV-2 and Class MV-3 Certificates, in
     that order, the combined Class MV-1, Class MV-2 and MV-3 principal distribution amount, until the certificate principal balances thereof are reduced to zero;

o    sequentially, to the Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class
     MV-8 and Class BV Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until the certificate principal balance thereof is reduced to zero; and

o    as part of the excess cashflow.

Class 3-AV Certificates:

For each distribution date, amounts to be distributed to the Class 3-AV
Certificates in respect of principal will be distributed sequentially to the
Class 3-AV-1, Class 3-AV-2, Class 3-AV-3 and Class 3-AV-4 Certificates, in that order, in each case until the certificate principal balance thereof is reduced to zero.

EXCESS CASHFLOW

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

Generally, excess cashflow from loan group 1 will be allocated to the Class 1-AF
Certificates and the fixed rate subordinate certificates and excess cashflow from loan group 2 and loan group 3 will be allocated to the Class AV
Certificates and the adjustable rate subordinate certificates. However, if there is excess cashflow remaining after these distributions on the related classes of certificates, a portion of the excess cashflow may be allocated to an unrelated class of certificates.

Loan Group 1
------------

On any distribution date, the loan group 1 excess cashflow (if any) (referred to as fixed rate excess cashflow) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, loan group 1 credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o    to each class of Class 1-AF Certificates and fixed rate subordinate certificates, in the same priority as described above with respect to payments of principal, the amount necessary to meet the target overcollateralization level with respect to loan group 1 (referred to as the fixed rate overcollateralization target amount);

o    concurrently, to each class of Class 1-AF Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o    to the fixed rate subordinate certificates sequentially, in order of their distribution priorities, in each case, first, any interest carry forward amount and second, any unpaid realized loss amount for each such class, in that order;

o    to each class of Class 1-AF Certificates and fixed rate subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for the Class 1-AF Certificates and fixed rate subordinate certificates;

                                       12

o    to each class of Class AV Certificates and adjustable rate subordinate certificates, in the same priority as described above with respect to payments of principal, the amount necessary to restore the target overcollateralization level with respect to loan group 2 and loan group 3
     (referred to as the adjustable rate overcollateralization target amount), to the extent not paid from adjustable rate excess cashflow or amounts allocated to the issuing entity in respect of the interest rate swap contract;

o    concurrently, to each class of Class AV Certificates, any unpaid realized loss amount for each class, to the extent not paid from adjustable rate excess cashflow or amounts allocated to the issuing entity in respect of the interest rate swap contract, pro rata based on their respective entitlements;

o    to the adjustable rate subordinate certificates sequentially, in order of their distribution priorities, any unpaid realized loss amount for each such class, to the extent not paid from adjustable rate excess cashflow or amounts allocated to the issuing entity in respect of the interest rate swap contract;

o    to the carryover reserve fund, the required carryover reserve fund deposit;
     and

o    to the Class CF and Class A-R Certificates, as specified in the pooling and servicing agreement.

Loan Group 2 and Loan Group 3
-----------------------------

On any distribution date, the loan group 2 and loan group 3 excess cashflow (if any) (referred to as adjustable rate excess cashflow) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, loan group 2 and loan group 3 credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

o    to each class of Class AV Certificates and adjustable rate subordinate certificates, in the same priority as described above with respect to payments of principal, the amount necessary to meet the adjustable rate overcollateralization target amount;

o    concurrently, to each class of Class AV Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

o    to the adjustable rate subordinate certificates sequentially, in order of their distribution priorities, in each case, first, any interest carry forward amount and second, any unpaid realized loss amount for each such class, in that order;

o    to each class of Class AV Certificates and adjustable rate subordinate certificates, pro rata, to the extent needed to pay any unpaid net rate carryover for the Class AV Certificates and adjustable rate subordinate certificates;

o    if the fixed rate overcollateralization target amount has been previously met, to each class of Class 1-AF Certificates and fixed rate subordinate certificates, in the same priority as described above with respect to payments of principal, the amount necessary to restore the fixed rate overcollateralization target amount to the extent not paid from fixed rate excess cashflow;

o    concurrently, to each class of Class 1-AF Certificates, any unpaid realized loss amount for each such class, to the extent not paid from adjustable rate excess cashflow, pro rata based on their respective entitlements;

o    to the fixed rate subordinate certificates sequentially, in order of their distribution priorities, any unpaid realized loss amount for each such class to the extent not paid from fixed rate excess cashflow;

o    to the carryover reserve fund, the required carryover reserve fund deposit;

o    to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

o    to the Class CV and Class A-R Certificates, as specified in the pooling and servicing agreement.

CREDIT ENHANCEMENT

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

                                       13

Overcollateralization
---------------------

"Overcollateralization" refers to the amount by which the aggregate stated
principal balance of the mortgage loans in a loan group and any remaining related pre-funded amount, exceeds the aggregate certificate principal balance of the related classes of certificates.

On the closing date, it is expected that:

o    the sum of the aggregate stated principal balance of the group 1 mortgage loans and any amounts on deposit in the pre-funding account in respect of loan group 1 will exceed the initial aggregate certificate principal balance of the Class 1-AF Certificates and the fixed rate subordinate certificates by approximately $3,956,000; and

o    the sum of the aggregate stated principal balance of the group 2 and group
     3 mortgage loans and any amounts on deposit in the pre-funding account in respect of loan group 2 and loan group 3 will exceed the initial aggregate certificate principal balance of the Class AV Certificates and the adjustable rate subordinate certificates by approximately $10,272,000.

In the case of loan group 1, the amount of overcollateralization is less than the initial level of overcollateralization required by the pooling and servicing agreement. In the case of loan group 2 and loan group 3, the amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement.

Excess interest on the mortgage loans in a loan group will be used to reduce the total certificate principal balance of the related certificates, until the required level of overcollateralization has been achieved (in the case of loan group 1) or, if the required level of overcollateralization has been achieved, to restore the required level of overcollateralization.

On any distribution date, the amount of overcollateralization (if any) for each loan group will be available to absorb the losses from liquidated mortgage loans that would otherwise be allocated to the related certificates, if those losses are not otherwise covered by excess cashflow (if any) from the related mortgage loans. The required levels of overcollateralization may change over time.

Excess Interest
---------------

The mortgage loans in each loan group are expected to generate more interest than is needed to pay interest on the related certificates because the weighted average interest rate of those mortgage loans is expected to be higher than the weighted average pass-through rate on the related certificates, plus the weighted average expense fee rate, and in the case of loan group 2 and loan group 3, the effective rate at which any net swap payments may be payable to the swap counterparty. The "expense fee rate" is the sum of the servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as "excess interest" and will be distributed as part of the excess cashflow for the related loan group(s) as described under
"--Excess Cashflow" above.

Subordination
-------------

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The Class 1-AF Certificates will have a distribution priority over the fixed rate subordinate certificates. The Class AV Certificates will have a distribution priority over the adjustable rate subordinate certificates. With respect to the fixed rate subordinate certificates, the Class MF Certificates with a lower numerical designation will have a distribution priority over Class
MF Certificates with a higher numerical designation, and all the Class MF
Certificates will have a distribution priority over the Class BF Certificates.
With respect to the adjustable rate subordinate certificates, the Class MV
Certificates with a lower numerical designation will have a distribution priority over Class MV Certificates with a higher numerical designation and all the Class MV Certificates will have a distribution priority over the Class BV
Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates related to the loan group, beginning with the related subordinate certificates with the lowest distribution priority.

Excess cashflow from a loan group will be available to maintain or restore the overcollateralization for the other loan group and, to pay unpaid realized loss amounts to the certificates related to the other loan

                                       14

group. However, realized losses on the mortgage loans in a loan group will be allocated solely to the classes of certificates related to that loan group.

ALLOCATION OF LOSSES

After the credit enhancement provided by excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the related senior certificates.
Realized losses of a particular loan group are allocated to the related subordinate certificates, beginning with the related subordinate certificates with the lowest distribution priority, until the certificate principal balance of that subordinate class has been reduced to zero. If the aggregate certificate principal balance of the related subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under "Description of the Certificates--Applied Realized Loss Amounts."

THE SWAP CONTRACT

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.460% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the number of days in the related calculation period (calculated on the basis of a
360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 2 and loan group 3 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization for those certificates. The remaining portion of any net payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute, a replacement mortgage loan for any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master

                                       15

servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any foreclosed real estate owned by the issuing entity declines to or below 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the master servicer exercises the optional termination right it will result in the early retirement of the certificates.
The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund and the pre-funding account) will consist of two or more REMICs: one or more underlying
REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates
(other than the Class A-R Certificates) will represent beneficial ownership of
"regular interests" in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and, in the case of the swap certificates, the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

LEGAL INVESTMENT CONSIDERATIONS

The Class 1-AF and Class AV Certificates and the Class MF-1, Class MF-2, Class
MF-3, Class MV-1, Class MV-2 and Class MV-3 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
Act of 1984.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement
Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue
Code of 1986, as amended, or by an entity investing the assets of a benefit plan, so long as certain conditions are met. Investors acquiring swap certificates with assets of such a plan while the swap contract is still in effect also will be required to satisfy the requirements of an investor-based class exemption.

                                       16

                        SERVICING OF THE MORTGAGE LOANS

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

         The Master Servicer will be paid a monthly fee (the "MASTER SERVICING
FEE") from collections with respect to each Mortgage Loan other than a Specially
Serviced Mortgage Loan (as well as from any liquidation proceeds or Subsequent
Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The "SERVICING FEE RATE" for each Mortgage
Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "-- Adjustment to
Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans." The
Special Servicer will be paid a monthly fee (the "SPECIAL SERVICING FEE") from collections with respect to each Specially Serviced Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate.

         The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal
Prepayments received during that portion of a Prepayment Period from the related
Due Date to the end of the Prepayment Period ("PREPAYMENT INTEREST EXCESS"), all
late payment fees, assumption fees and other similar charges (excluding prepayment charges), in each case with respect to the Mortgage Loans other than the Specially Serviced Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The
Master Servicer is obligated to pay certain ongoing expenses associated with the
Mortgage Loans and incurred by the Trustee in connection with its responsibilities under the Pooling and Servicing Agreement. The Special Servicer
is also entitled to receive, as additional servicing compensation, Prepayment
Interest Excess, all late payment fees, assumption fees and other similar charges (excluding prepayment charges), in each case with respect to the
Specially Serviced Mortgage Loans, and all investment income earned on amounts on deposit in the Special Servicing Account.

ADJUSTMENT TO MASTER SERVICING FEE IN CONNECTION WITH CERTAIN PREPAID MORTGAGE
LOANS

         When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates ("DUE DATES"), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal Prepayments which are received during that portion of the Prepayment Period from the related Due Date in the Prepayment Period to the end of the Prepayment Period reduce the
Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled
Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received from that portion of the Prepayment Period from the beginning of the Prepayment
Period to related Due Date in that Prepayment Period reduce the Scheduled
Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a "PREPAYMENT INTEREST SHORTFALL") could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master
Servicer for the month (calculated as if the Master Servicing Fee were payable to the Master Servicer with respect to all of the Mortgage Loans rather than only those Mortgage Loans that are not Specially Serviced Mortgage Loans) will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master
Servicer in the Certificate Account for distribution to holders of the
Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as "COMPENSATING INTEREST" and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

CERTAIN MODIFICATIONS AND REFINANCINGS

         Countrywide Home Loans will be permitted under the Pooling and
Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests such a reduction, the
Master Servicer will be permitted to agree to the rate reduction provided that
(i) Countrywide Home Loans purchases the Mortgage Loan from the Trust Fund immediately following the modification and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated
Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time

                                       17

of those modifications, does not exceed an amount equal to 5% of the aggregate
Certificate Principal Balance of the related Certificates. Any purchase of a
Mortgage Loan subject to a modification will be for a price equal to 100% of the
Stated Principal Balance of that Mortgage Loan, plus accrued and unpaid interest on the Mortgage Loan up to the next Due Date at the applicable Net Mortgage
Rate, net of any unreimbursed Advances of principal and interest on the Mortgage
Loan made by the Master Servicer. Countrywide Home Loans will remit the purchase price to the Master Servicer for deposit into the Certificate Account within one
Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the
Mortgage Loans and borrowers request modifications as an alternative to refinancings. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any modification or purchase.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

         The Certificates will be issued pursuant to the Pooling and Servicing
Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and
Servicing Agreement. When particular provisions or terms used in the Pooling and
Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the
Certificates.

         The CWABS, Inc., Asset-Backed Certificates, Series 2006-9 (the
"CERTIFICATES") will consist of: Class 1-AF-1, Class 1-AF-2, Class 1-AF-3, Class
1-AF-4, Class 1-AF-5, Class 1-AF-6, Class MF-1, Class MF-2, Class MF-3, Class
MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8, Class BF, Class 2-AV,
Class 3-AV-1, Class 3-AV-2, Class 3-AV-3, Class 3-AV-4, Class MV-1, Class MV-2,
Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class MV-8, Class
BV, Class A-R, Class PF, Class PV, Class CF and Class CV Certificates.

         When describing the Certificates in this free writing prospectus we use the following terms:

           DESIGNATION                                        CLASS OF CERTIFICATES
------------------------------      ------------------------------------------------------------------------

CLASS 1-AF CERTIFICATES:            Class 1-AF-1, Class 1-AF-2, Class 1-AF-3, Class 1-AF-4, Class 1-AF-5 and
                                    Class 1-AF-6 Certificates

FIXED RATE SUBORDINATE              Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6,
  CERTIFICATES:                     Class MF-7, Class MF-8 and Class BF Certificates

CLASS 3-AV CERTIFICATES:            Class 3-AV-1, Class 3-AV-2, Class 3-AV-3 and Class 3-AV-4 Certificates

CLASS AV CERTIFICATES:              Class 2-AV and Class 3-AV Certificates

ADJUSTABLE RATE SUBORDINATE         Class MV-1, Class MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6,
  CERTIFICATES:                     Class MV-7, Class MV-8 and Class BV Certificates

SENIOR CERTIFICATES:                Class 1-AF, Class AV and Class A-R Certificates

SUBORDINATE CERTIFICATES:           Fixed Rate Subordinate Certificates and Adjustable Rate Subordinate
                                    Certificates

FIXED RATE CERTIFICATES:            Class 1-AF and Fixed Rate Subordinate Certificates

ADJUSTABLE RATE CERTIFICATES OR     Class AV Certificates and Adjustable Rate Subordinate Certificates
SWAP CERTIFICATES:

OFFERED CERTIFICATES:               Class 1-AF, Class MF-1, Class MF-2, Class MF-3, Class MF-4, Class MF-5,
                                    Class MF-6, Class AV, Class MV-1, Class MV-2, Class MV-3, Class MV-4,
                                    Class MV-5, Class MV-6 and Class A-R Certificates

                                       18

The Certificates are generally referred to as the following types:

                                   CLASS                                            TYPE
-----------------------------------------------------------------------   ---------------------------

Class 1-AF-1, Class 1-AF-2, Class 1-AF-3, Class 1-AF-4 and Class 1-AF-5
  Certificates:                                                           Senior/Fixed Rate

Class 1-AF-6 Certificates:                                                Senior/Fixed Rate/NAS

Class 2-AV, Class 3-AV-1, Class 3-AV-2, Class 3-AV-3 and Class 3-AV-4
  Certificates:                                                           Senior/Adjustable Rate

Fixed Rate Subordinate Certificates:                                      Subordinate/Fixed Rate

Adjustable Rate Subordinate Certificates:                                 Subordinate/Adjustable Rate

Class A-R Certificates:                                                   Senior/REMIC Residual

Class PF and Class PV Certificates:                                       Prepayment Charges

Class CF and Class CV Certificates:                                       Residual

         Generally:

         o    distributions of principal and interest on the Class 1-AF
              Certificates and the Fixed Rate Subordinate Certificates will be based on amounts available for distribution in respect of the
              Mortgage Loans in Loan Group 1;

         o    distributions of principal and interest on the Class 2-AV
              Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

         o    distributions of principal and interest on the Class 3-AV
              Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 3;

         o    distributions of principal and interest on the Adjustable Rate
              Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2 and
              Loan Group 3;

         o    distributions on the Class PF and Class CF Certificates, to the
              extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the
              Mortgage Loans in Loan Group 1;

         o    distributions on the Class PV and Class CV Certificates, to the
              extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the
              Mortgage Loans in Loan Group 2 and Loan Group 3; and

         o    distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage
              Loans in Loan Group 1, Loan Group 2 and Loan Group 3.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

         The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the "BOOK-ENTRY CERTIFICATES"). The Class A-R
Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry
Certificates ("CERTIFICATE OWNERS") may elect to hold their Book-Entry
Certificates through the Depository Trust Company ("DTC") in the United States,
or Clearstream, Luxembourg or the Euroclear System ("EUROCLEAR"), in Europe, if
they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate
Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the

                                       19

nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under
"Description of the Securities--Book-Entry Registration of the Securities" in
the prospectus, no person acquiring a beneficial ownership interest in a
Book-Entry Certificate (each, a "BENEFICIAL OWNER") will be entitled to receive a physical certificate representing the person's beneficial ownership interest in the Book-Entry Certificate (a "DEFINITIVE CERTIFICATE"). Unless and until
Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations
("PARTICIPANTS") and DTC. See "Description of the Securities--Book-Entry
Registration of the Securities" in the prospectus.

GLOSSARY OF TERMS

         The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

         General Definitions.

         "ADJUSTED NET MORTGAGE RATE" with respect to each Mortgage Loan means the Mortgage Rate less the related Expense Fee Rate.

         "BUSINESS DAY" is any day other than:

                  (1)      a Saturday or Sunday or

                  (2) a day on which banking institutions in the state of New
         York or California are required or authorized by law to be closed.

         "CERTIFICATE PRINCIPAL BALANCE" means for any class of Certificates
(other than the Class CF and Class CV Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

                  (1) all amounts previously distributed to holders of
         Certificates of that class as scheduled and unscheduled payments of principal; and

                  (2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate
Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related
Loan Group, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior
Certificates related to a Loan Group or Loan Groups in respect of Applied
Realized Loss Amounts will be distributed to those classes on a pro rata basis according to the respective Unpaid Realized Loss Amounts for those classes.

         After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss
Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of
Certificates, the Subsequent Recoveries will be included in the applicable
Principal Remittance Amount and distributed in the priority set forth below under "--Distributions--Distributions of Principal." Therefore these Subsequent
Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent

                                       20

Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the
Distribution Date on which the increase occurs.

         "DISTRIBUTION DATE" means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in
July 2006.

         "DUE PERIOD" means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

         "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent
Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage
Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage
Loan.

         "FINAL RECOVERY DETERMINATION" means a determination by the Master
Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

         "INSURANCE PROCEEDS" means all proceeds of any insurance policy received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer's normal servicing procedures), other than proceeds that represent reimbursement of the
Master Servicer's costs and expenses incurred in connection with presenting claims under the related insurance policy.

         "LIQUIDATION PROCEEDS" means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan
(whether through trustee's sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final
Recovery Determination with respect to any Mortgaged Property acquired by the
Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

         "PERCENTAGE INTEREST" with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

         "RECORD DATE" means:

                  (1) in the case of the Adjustable Rate Certificates, the
         Business Day immediately preceding the Distribution Date, unless the
         Adjustable-Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

                  (2) in the case of the Fixed Rate Certificates and the Class
         A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date.

         "SUBSEQUENT RECOVERIES" means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of "Insurance Proceeds" and "Liquidation Proceeds"
received in respect of the Mortgage Loan after a Final Recovery Determination
(other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

         Definitions related to Interest Calculations and Distributions.

         "ACCRUAL PERIOD" for any Distribution Date and the Adjustable Rate
Certificates, means the period from and including the preceding Distribution
Date (or from and including the Closing Date in the case of the first

                                       21

Distribution Date) to and including the day prior to the current Distribution
Date, and for the Fixed Rate Certificates, means the calendar month immediately preceding the month in which the Distribution Date occurs.

         "CURRENT INTEREST" with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the
Pass-Through Rate for the applicable Accrual Period on the Certificate Principal
Balance of the class immediately prior to the Distribution Date.

         "EXPENSE FEE RATE" with respect to each Mortgage Loan is equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to any
Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

         "INTEREST CARRY FORWARD AMOUNT," with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

                  (a) Current Interest for such class with respect to prior
         Distribution Dates over

                  (b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

         "INTEREST DETERMINATION DATE" means for the Adjustable Rate
Certificates, the second LIBOR Business Day preceding the commencement of each
Accrual Period.

         "INTEREST FUNDS" means for any Loan Group and any Distribution Date,
(1) the Interest Remittance Amount for that Loan Group and the Distribution
Date, less (2) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (3) in the case of Loan Group 2 and Loan Group 3, the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group.

         "INTEREST REMITTANCE AMOUNT" means with respect to each Loan Group and any Distribution Date:

                  (a) the sum, without duplication, of:

                           (1) all scheduled interest collected during the
                  related Due Period (other than Credit Comeback Excess Amounts
                  (if any)), less the related Master Servicing Fees and Special
                  Servicing Fees,

                           (2) all interest on prepayments, other than
                  Prepayment Interest Excess,

                           (3) all Advances relating to interest,

                           (4) all Compensating Interest,

                           (5) all Liquidation Proceeds collected during the
                  related Due Period (to the extent that the Liquidation
                  Proceeds relate to interest), and

                           (6) the allocable portion of any Seller Shortfall
                  Interest Requirement, less

                  (b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

         "NET RATE CAP" for each Distribution Date means:

         (i) with respect to each class of Class 1-AF Certificates and each class of Fixed Rate Subordinate Certificates, the weighted average Adjusted Net
Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the

                                       22

first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due
Period), and

         (ii) with respect to the Class 2-AV Certificates, the weighted average
Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap
Termination Payment payable to the Swap Counterparty for such Distribution Date
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
and (y) a fraction, the numerator of which is the Interest Funds for Loan Group
2 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 2 and Loan Group 3 for such Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period
(after giving effect to principal prepayments received during the Prepayment
Period that ends during such Due Period) plus any amounts on deposit in the
Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due
Period,

         (iii) with respect to each class of Class 3-AV Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group
3 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related
Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap
Payment payable to the Swap Counterparty with respect to such Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and
(2) any Swap Termination Payment payable to the Swap Counterparty for such
Distribution Date (other than a Swap Termination Payment due to a Swap
Counterparty Trigger Event) and (y) a fraction, the numerator of which is the
Interest Funds for Loan Group 3 for such Distribution Date, and the denominator of which is the Interest Funds for Loan Group 2 and Loan Group 3 for such
Distribution Date, and the denominator of which is (b) the sum of the aggregate
Stated Principal Balance of the Mortgage Loans in Loan Group 3 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during such Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 3 as of the first day of that Due Period, and

         (iv) with respect to each class of Adjustable Rate Subordinate
Certificates, the weighted average of the Net Rate Caps for the Class 2-AV and
Class 3-AV Certificates (weighted by an amount equal to the positive difference
(if any) of the sum of the aggregate Stated Principal Balance of the Mortgage
Loans in the related Loan Group and the amount on deposit in the Pre-Funding
Account in respect of that Loan Group over the outstanding aggregate Certificate
Principal Balance of the Class 2-AV and Class 3-AV Certificates, respectively).

         "NET RATE CARRYOVER" for a class of interest-bearing certificates on any Distribution Date means the excess of:

                  (1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable
         Net Rate Cap, over

                  (2) the amount of interest the class accrued on the
         Distribution Date based on the applicable Net Rate Cap,

         plus the unpaid portion of this excess from prior Distribution Dates
(and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

         "PASS-THROUGH MARGIN" for each class of Adjustable Rate Certificates means the following:

                                       23

                                                             (1)            (2)
                                                            ------        ------
       Class 2-AV........................................   0.130%        0.260%
       Class 3-AV-1......................................   0.040%        0.080%
       Class 3-AV-2......................................   0.110%        0.220%
       Class 3-AV-3......................................   0.150%        0.300%
       Class 3-AV-4......................................   0.240%        0.480%
       Class MV-1........................................   0.260%        0.390%
       Class MV-2........................................   0.310%        0.465%
       Class MV-3........................................   0.350%        0.525%
       Class MV-4........................................   0.390%        0.585%
       Class MV-5........................................   0.420%        0.630%
       Class MV-6........................................   0.500%        0.750%
       Class MV-7........................................   0.950%        1.425%
       Class MV-8........................................   1.050%        1.575%
       Class BV..........................................   1.950%        2.925%

----------
(1) For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

         "PASS-THROUGH RATE" with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

                  (1) One-Month LIBOR for the Accrual Period (calculated as
         described below under "-- Calculation of One-Month LIBOR") plus the
         Pass-Through Margin for the class and Accrual Period, and

                  (2) the applicable Net Rate Cap for the related Distribution
         Date.

         "PASS-THROUGH RATE" with respect to each Accrual Period and the Fixed
Rate Certificates means a per annum rate equal to the lesser of:

                  (1) the per annum fixed rate for the class and the Accrual
         Period set forth in the table below and

                  (2) the applicable Net Rate Cap for the related Distribution
         Date.

                                                             (1)            (2)
                                                            ------        ------
       Class 1-AF-1......................................   6.011%        6.011%
       Class 1-AF-2......................................   5.840%        5.840%
       Class 1-AF-3......................................   5.859%        5.859%
       Class 1-AF-4......................................   6.144%        6.144%
       Class 1-AF-5......................................   6.270%        6.770%
       Class 1-AF-6......................................   5.989%        5.989%
       Class MF-1........................................   6.344%        6.344%
       Class MF-2........................................   6.443%        6.443%
       Class MF-3........................................   6.492%        6.492%
       Class MF-4........................................   6.542%        6.542%
       Class MF-5........................................   6.641%        6.641%
       Class MF-6........................................   6.691%        6.691%
       Class MF-7........................................   6.850%        6.850%
       Class MF-8........................................   6.850%        6.850%
       Class BF..........................................   6.850%        6.850%

----------

                                       24

(1) For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

         "SELLER SHORTFALL INTEREST REQUIREMENT" with respect to the Master
Servicer Advance Date in each of July 2006, August 2006 and September 2006 means the sum of:

                  (a) the product of (1) the excess of the aggregate Stated
         Principal Balance for the Distribution Date of all the Mortgage Loans
         in the Mortgage Pool (including the Subsequent Mortgage Loans, if any)
         owned by the issuing entity at the beginning of the related Due Period, over the aggregate Stated Principal Balance for the Distribution Date of the Mortgage Loans (including the Subsequent Mortgage Loans, if any)
         that have a scheduled payment of interest due in the related Due
         Period, and (2) a fraction, the numerator of which is the weighted average Net Mortgage Rate of all the Mortgage Loans in the Mortgage
         Pool (including the Subsequent Mortgage Loans, if any) (weighted on the basis of the Stated Principal Balances thereof for the Distribution
         Date) and the denominator of which is 12; and

                  (b) the product of (1) the amount on deposit in the
         Pre-Funding Account at the beginning of the related Due Period, and (2)
         a fraction, the numerator of which is the weighted average Net Mortgage
         Rate of the Mortgage Loans (including Subsequent Mortgage Loans, if any) owned by the issuing entity at the beginning of the related Due
         Period (weighted on the basis of the Stated Principal Balances thereof for the Distribution Date) and the denominator of which is 12.

         "TRUSTEE FEE RATE" means a rate equal to 0.009% per annum.

         Definitions related to Principal Calculations and Distributions.

         "ADJUSTABLE RATE CUMULATIVE LOSS TRIGGER EVENT" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date, an Adjustable
Rate Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of
Realized Losses on the Mortgage Loans in Loan Group 2 and Loan Group 3 from the
Cut-off Date for each Mortgage Loan in Loan Group 2 and Loan Group 3 to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to Loan Group 2 and Loan Group 3 received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial
Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 2 and
Loan Group 3 and the original Pre-Funded Amount in respect of Loan Group 2 and
Loan Group 3, as set forth below:

Distribution Date                               Percentage
-----------------                               ----------

July 2008 -- June 2009......................... 1.35% with respect to July 2008, plus an additional 1/12th of 1.70% for each month
                                                thereafter through June 2009
July 2009 -- June 2010......................... 3.05% with respect to July 2009, plus an additional 1/12th of 1.75% for each month
                                                thereafter through June 2010
July 2010 -- June 2011......................... 4.80% with respect to July 2010, plus an additional 1/12th of 1.45% for each month
                                                thereafter through June 2011
July 2011 -- June 2012......................... 6.25% with respect to July 2011, plus an additional 1/12th of 0.80% for each month
                                                thereafter through June 2012
July 2012 -- June 2013......................... 7.05% with respect to July 2012, plus an additional 1/12th of 0.10% for each month
                                                thereafter through June 2013
July 2013 and thereafter......................  7.15%

                                       25

         "ADJUSTABLE RATE DELINQUENCY TRIGGER EVENT" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date exists if the
Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans in Loan
Group 2 and Loan Group 3 equals or exceeds the product of (x) the Adjustable
Rate Senior Enhancement Percentage for the Distribution Date and (y) the
applicable percentage listed below for the most senior class of outstanding
Class AV Certificates and Adjustable Rate Subordinate Certificates:

                           Class                Percentage
                  ----------------------        ----------
                  AV....................          40.000%
                  MV-1..................          48.930%
                  MV-2..................          61.303%
                  MV-3..................          72.072%
                  MV-4..................          85.106%
                  MV-5..................         103.226%
                  MV-6..................         129.032%
                  MV-7..................         168.421%
                  MV-8..................         235.294%
                  BV....................         333.333%

         "ADJUSTABLE RATE OVERCOLLATERALIZATION REDUCTION AMOUNT" for any
Distribution Date is an amount equal to the lesser of (i) the Adjustable Rate
Excess Overcollateralization Amount for the Distribution Date and (ii) the
Principal Remittance Amount for Loan Group 2 and Loan Group 3 for the
Distribution Date.

         "ADJUSTABLE RATE EXCESS OVERCOLLATERALIZATION AMOUNT" for any
Distribution Date, is the excess, if any, of the Adjustable Rate
Overcollateralized Amount for the Distribution Date over the Adjustable Rate
Overcollateralization Target Amount for the Distribution Date.

         "ADJUSTABLE RATE OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage
Loans in Loan Group 2 and Loan Group 3 and the original Pre-Funded Amount in respect of Loan Group 2 and Loan Group 3.

         "ADJUSTABLE RATE OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution Date means the amount, if any, by which the Adjustable Rate
Overcollateralization Target Amount exceeds the Adjustable Rate
Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) for Loan Group 2
and Loan Group 3 on the Distribution Date).

         "ADJUSTABLE RATE OVERCOLLATERALIZATION TARGET AMOUNT" with respect to any Distribution Date means (a) prior to the Adjustable Rate Stepdown Date, an amount equal to 2.40% of the sum of the aggregate Initial Cut-off Date Principal
Balance of the Initial Mortgage Loans in Loan Group 2 and Loan Group 3 and the
original Pre-Funded Amount in respect of Loan Group 2 and Loan Group 3 and (b)
on or after the Adjustable Rate Stepdown Date, the greater of (i) an amount equal to 4.80% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the current Distribution Date and (ii) the
Adjustable Rate OC Floor; provided, however, that if an Adjustable Rate Trigger
Event is in effect on any Distribution Date, the Adjustable Rate
Overcollateralization Target Amount will be the Adjustable Rate
Overcollateralization Target Amount as in effect for the prior Distribution
Date.

         "ADJUSTABLE RATE OVERCOLLATERALIZED AMOUNT" for any Distribution Date
means the amount, if any, by which (x) the sum of the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
Distribution Date and any amount on deposit in the Pre-Funding Account in respect of Loan Group 2 and Loan Group 3 on the Distribution Date exceeds (y)
the sum of the aggregate Certificate Principal Balance of the Class AV
Certificates and the Adjustable Rate Subordinate Certificates as of the
Distribution Date (after giving effect to distribution of the Principal
Remittance Amount for Loan Group 2 and Loan Group 3 to be made on the
Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the
Pre-Funding Account in respect of Loan Group 2 and Loan Group 3).

                                       26

         "ADJUSTABLE RATE SENIOR ENHANCEMENT PERCENTAGE" with respect to any
Distribution Date on or after the Adjustable Rate Stepdown Date means a fraction
(expressed as a percentage):

                  (1) the numerator of which is the excess of:

                           (a) the aggregate Stated Principal Balance of the
                  Mortgage Loans in Loan Group 2 and Loan Group 3 for the
                  preceding Distribution Date over

                           (b) (i) before the Certificate Principal Balances of
                  the Class AV Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class AV
                  Certificates, or (ii) after the Certificate Principal Balances of the Class AV Certificates have been reduced to zero, the
                  Certificate Principal Balance of the most senior class of
                  Adjustable Rate Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

                  (2) the denominator of which is the aggregate Stated Principal
         Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
         preceding Distribution Date.

         "ADJUSTABLE RATE STEPDOWN DATE" is the earlier to occur of:

                  (a) the Distribution Date on which the aggregate Certificate
         Principal Balance of the Class AV Certificates is reduced to zero, and

                  (b) the later to occur of (x) the Distribution Date in July
         2009 and (y) the first Distribution Date on which the aggregate
         Certificate Principal Balance of the Class AV Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 60.00% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
         Distribution Date.

         "ADJUSTABLE RATE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for
each class of Adjustable Rate Subordinate Certificates (other than the Class
MV-1, Class MV-2 and Class MV-3 Certificates) and Distribution Date means the excess of:

                  (1) the sum of:

                           (a) the aggregate Certificate Principal Balance of
                  the Class AV Certificates (after taking into account
                  distribution of the Class 2-AV Principal Distribution Amount and Class 3-AV Principal Distribution Amount for the
                  Distribution Date),

                           (b) the aggregate Certificate Principal Balance of
                  the Class MV-1, Class MV-2 and Class MV-3 Certificates (after taking into account distribution of the Combined Class MV-1,
                  MV-2 and MV-3 Principal Distribution Amount for the
                  Distribution Date),

                           (c) the aggregate Certificate Principal Balance of
                  any classes of Subordinate Certificates (other than the Class
                  MV-1, Class MV-2 and Class MV-3 Certificates) that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution
                  Amount(s) for the senior class(es) of Certificates for the
                  Distribution Date), and

                           (d) the Certificate Principal Balance of the subject
                  class of Adjustable Rate Subordinate Certificates immediately prior to the Distribution Date over

                  (2) the lesser of (a) the product of (x) 100% minus the
         Stepdown Target Subordination Percentage for the subject class of
         Certificates and (y) the aggregate Stated Principal Balance of the
         Mortgage Loans in Loan Group 2 and Loan Group 3 for the Distribution
         Date and (b) the aggregate Stated Principal Balance of the Mortgage
         Loans in Loan Group 2 and Loan Group 3 for the Distribution Date minus the Adjustable Rate OC Floor;

                                       27

provided, however, that if a class of Adjustable Rate Subordinate Certificates is the only class of Adjustable Rate Subordinate Certificates outstanding on the
Distribution Date, that class will be entitled to receive the entire remaining
Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the
Certificate Principal Balance thereof is reduced to zero.

         "ADJUSTABLE RATE TRIGGER EVENT" with respect to any Distribution Date on or after the Adjustable Rate Stepdown Date means either an Adjustable Rate
Delinquency Trigger Event with respect to that Distribution Date or an
Adjustable Rate Cumulative Loss Trigger Event with respect to that Distribution
Date.

         "CLASS 1-AF PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
means the excess of:

                  (1) the aggregate Certificate Principal Balance of the Class
         1-AF Certificates immediately prior to the Distribution Date, over

                  (2) the lesser of (i) 62.70% of the aggregate Stated Principal
         Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date
         and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date minus the Fixed Rate OC
         Floor.

         "CLASS AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date means the excess of:

                  (1) the aggregate Certificate Principal Balance of the Class
         AV Certificates immediately prior to the Distribution Date, over

                  (2) the lesser of (i) 60.00% of the aggregate Stated Principal
         Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
         Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
         Distribution Date minus the Adjustable Rate OC Floor.

         "CLASS AV PRINCIPAL DISTRIBUTION ALLOCATION AMOUNT" for any
Distribution Date means (a) in the case of the Class 2-AV Certificates, the
Class 2-AV Principal Distribution Amount and (b) in the case of the Class 3-AV
Certificates, the Class 3-AV Principal Distribution Amount.

         "CLASS 2-AV PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
means the product of (x) the Class AV Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Class 2-AV Principal Distribution
Target Amount and the denominator of which is the sum of the Class 2-AV
Principal Distribution Target Amount and the Class 3-AV Principal Distribution
Target Amount.

         "CLASS 2-AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date means the excess of:

                  (1) the Certificate Principal Balance of the Class 2-AV
         Certificates immediately prior to the Distribution Date, over

                  (2) the lesser of (i) 60.00% of the aggregate Stated Principal
         Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date
         and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial
         Mortgage Loans in Loan Group 2 and the original Pre-Funded Amount in respect of Loan Group 2.

                                       28

         "CLASS 3-AV PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date
means the product of (x) the Class AV Principal Distribution Target Amount and
(y) a fraction, the numerator of which is the Class 3-AV Principal Distribution
Target Amount and the denominator of which is the sum of the Class 2-AV
Principal Distribution Target Amount and the Class 3-AV Principal Distribution
Target Amount.

         "CLASS 3-AV PRINCIPAL DISTRIBUTION TARGET AMOUNT" for any Distribution
Date means the excess of:

                  (1) the aggregate Certificate Principal Balance of the Class
         3-AV Certificates immediately prior to the Distribution Date, over

                  (2) the lesser of (i) 60.00% of the aggregate Stated Principal
         Balance of the Mortgage Loans in Loan Group 3 for the Distribution Date
         and (ii) the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3 for the Distribution Date minus 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial
         Mortgage Loans in Loan Group 3 and the original Pre-Funded Amount in respect of Loan Group 3.

         "COMBINED CLASS MV-1, MV-2 AND MV-3 PRINCIPAL DISTRIBUTION AMOUNT" for
each Distribution Date means the excess of:

                  (1) the sum of:

                           (a) the aggregate Certificate Principal Balance of
                  the Class AV Certificates (after taking into account
                  distribution of the Class 2-AV Principal Distribution Amount and Class 3-AV Principal Distribution Amount for the
                  Distribution Date), and

                           (b) the aggregate Certificate Principal Balance of
                  the Class MV-1, Class MV-2 and Class MV-3 Certificates
                  immediately prior to the Distribution Date over

                  (2) the lesser of (a) 77.80% of the aggregate Stated Principal
         Balance of the Mortgage Loans in Loan Group 2 and Loan Group 3 for the
         Distribution Date and (b) the aggregate Stated Principal Balance of the
         Mortgage Loans in Loan Group 2 and Loan Group 3 for the Distribution
         Date minus the Adjustable Rate OC Floor;

provided, however, that if the Class MV-1, Class MV-2 and/or Class MV-3
Certificates are the only classes of Subordinate Certificates outstanding on the
Distribution Date, those classes will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 2 and Loan Group 3 until the Certificate Principal Balances thereof are reduced to zero.

         "EXTRA PRINCIPAL DISTRIBUTION AMOUNT" with respect to any Distribution
Date and (A) Loan Group 1 means the lesser of (1) the Fixed Rate
Overcollateralization Deficiency Amount and (2) the sum of the Fixed Rate Loan
Group Excess Cashflow and Fixed Rate Credit Comeback Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus and (B) Loan Group 2 and Loan Group 3, is the lesser of (1) the Adjustable Rate
Overcollateralization Deficiency Amount and (2) the Adjustable Rate Loan Group
Excess Cashflow and Adjustable Rate Credit Comeback Excess Cashflow available for payment thereof in the priority set forth in this free writing prospectus.

         "FIXED RATE CUMULATIVE LOSS TRIGGER EVENT" with respect to any
Distribution Date on or after the Fixed Rate Stepdown Date, a Fixed Rate
Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of
Realized Losses on the Mortgage Loans in Loan Group 1 from the Cut-off Date for each Mortgage Loan in Loan Group 1 to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries related to Loan Group 1 received through the last day of that Due Period)
exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage
Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan
Group 1, as set forth below:

                                       29

Distribution Date                               Percentage
-----------------                               ----------

July 2008 -- June 2009......................... 0.75% with respect to July 2008, plus an additional 1/12th of 1.00% for each month
                                                thereafter through June 2009
July 2009 -- June 2010......................... 1.75% with respect to July 2009, plus an additional 1/12th of 1.25% for each month
                                                thereafter through June 2010
July 2010 -- June 2011......................... 3.00% with respect to July 2010, plus an additional 1/12th of 1.00% for each month
                                                thereafter through June 2011
July 2011 -- June 2012......................... 4.00% with respect to July 2011, plus an additional 1/12th of 0.75% for each month
                                                thereafter through June 2012
July 2012 -- June 2013......................... 4.75% with respect to July 2012, plus an additional 1/12th of 0.20% for each month
                                                thereafter through June 2013
July 2013 and thereafter......................  4.95%

         "FIXED RATE DELINQUENCY TRIGGER EVENT" with respect to any Distribution
Date on or after the Fixed Rate Stepdown Date exists if the Rolling Sixty-Day
Delinquency Rate for the outstanding Mortgage Loans in Loan Group 1 equals or exceeds the product of (x) the Fixed Rate Senior Enhancement Percentage for the
Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding Class 1-AF Certificates and Fixed Rate Subordinate
Certificates:

                              Class                Percentage
                     ----------------------        -----------
                     1-AF..................          43.000%
                     MF-1..................          51.572%
                     MF-2..................          62.898%
                     MF-3..................          72.248%
                     MF-4..................          83.536%
                     MF-5..................          99.006%
                     MF-6..................         117.934%
                     MF-7..................         145.809%
                     MF-8..................         178.211%
                     BF....................         229.129%

         "FIXED RATE OVERCOLLATERALIZATION REDUCTION AMOUNT" for any
Distribution Date is an amount equal to the lesser of (i) the Fixed Rate Excess
Overcollateralization Amount for the Distribution Date and (ii) the Principal
Remittance Amount for Loan Group 1 for the Distribution Date.

         "FIXED RATE EXCESS OVERCOLLATERALIZATION AMOUNT" for any Distribution
Date, is the excess, if any, of the Fixed Rate Overcollateralized Amount for the
Distribution Date over the Fixed Rate Overcollateralization Target Amount for the Distribution Date.

         "FIXED RATE OC FLOOR" means an amount equal to 0.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans
in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1.

         "FIXED RATE OVERCOLLATERALIZATION DEFICIENCY AMOUNT" with respect to any Distribution Date means the amount, if any, by which the Fixed Rate
Overcollateralization Target Amount exceeds the Fixed Rate Overcollateralized
Amount on the Distribution Date (after giving effect to distribution of the
Principal Distribution Amount (other than the portion thereof consisting of the
Extra Principal Distribution Amount) for Loan Group 1 on the Distribution Date).

                                       30

         "FIXED RATE OVERCOLLATERALIZATION TARGET AMOUNT" means with respect to any Distribution Date (a) prior to the Fixed Rate Stepdown Date, an amount equal to 3.50% of the sum of the aggregate Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1 and (b) on or after the Fixed Rate Stepdown Date, the greater of (i) an amount equal to 7.00% of the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group 1 for the current Distribution Date and (ii) the Fixed Rate OC Floor; provided, however, that if a Fixed Rate
Trigger Event is in effect on any Distribution Date, the Fixed Rate
Overcollateralization Target Amount will be the Fixed Rate Overcollateralization
Target Amount as in effect for the prior Distribution Date.

         "FIXED RATE OVERCOLLATERALIZED AMOUNT" for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal
Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date and any
amount on deposit in the Pre-Funding Account in respect of Loan Group 1 on the
Distribution Date exceeds (y) the aggregate Certificate Principal Balance of the
Class 1-AF Certificates and the Fixed Rate Subordinate Certificates as of the
Distribution Date (after giving effect to distribution of the Principal
Remittance Amount from Loan Group 1 to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding
Period, any amounts to be released from the Pre-Funding Account in respect of
Loan Group 1).

         "FIXED RATE SENIOR ENHANCEMENT PERCENTAGE" with respect to any
Distribution Date on or after the Fixed Rate Stepdown Date means a fraction
(expressed as a percentage):

                  (1) the numerator of which is the excess of:

                           (a) the aggregate Stated Principal Balance of the
                  Mortgage Loans in Loan Group 1 for the preceding Distribution
                  Date over

                           (b) (i) before the Certificate Principal Balances of
                  the Class 1-AF Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class 1-AF
                  Certificates, or (ii) after the Certificate Principal Balances of the Class 1-AF Certificates have been reduced to zero, the
                  Certificate Principal Balance of the most senior class of
                  Fixed Rate Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

                  (2) the denominator of which is the aggregate Stated Principal
         Balance of the Mortgage Loans in Loan Group 1 for the preceding
         Distribution Date.

         "FIXED RATE STEPDOWN DATE" is the earlier to occur of:

                  (a) the Distribution Date on which the aggregate Certificate
         Principal Balance of the Class 1-AF Certificates is reduced to zero,
         and

                  (b) the later to occur of (x) the Distribution Date in July
         2009 and (y) the first Distribution Date on which the aggregate
         Certificate Principal Balance of the Class 1-AF Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 62.70% of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 for the Distribution Date.

         "FIXED RATE SUBORDINATE CLASS PRINCIPAL DISTRIBUTION AMOUNT" for each class of Fixed Rate Subordinate Certificates and Distribution Date means the excess of:

                  (1) the sum of:

                           (a) the aggregate Certificate Principal Balance of
                  the Class 1-AF Certificates (after taking into account
                  distribution of the Class 1-AF Principal Distribution Amount for the Distribution Date),

                           (b) the aggregate Certificate Principal Balance of
                  any class(es) of Fixed Rate Subordinate Certificates that are senior to the subject class (in each case, after taking into account

                                       31

                  distribution of the Fixed Rate Subordinate Class Principal
                  Distribution Amount(s) for the senior class(es) of
                  Certificates of Subordinate Certificates for the Distribution
                  Date), and

                           (c) the Certificate Principal Balance of the subject
                  class of Fixed Rate Subordinate Certificates immediately prior to the subject Distribution Date over

                  (2) the lesser of (a) the product of (x) 100% minus the
         Stepdown Target Subordination Percentage for the subject class of
         Certificates and (y) the aggregate Stated Principal Balance of the
         Mortgage Loans in Loan Group 1 for the Distribution Date and (b) the
         aggregate Stated Principal Balance of the Mortgage Loans in Loan Group
         1 for the Distribution Date minus the Fixed Rate OC Floor;

provided, however, that if a class of Fixed Rate Subordinate Certificates is the only class of Fixed Rate Subordinate Certificates outstanding on the
Distribution Date, that class will be entitled to receive the entire remaining
Principal Distribution Amount for Loan Group 1 until the Certificate Principal
Balance thereof is reduced to zero.

         "FIXED RATE TRIGGER EVENT" with respect to any Distribution Date on or after the Fixed Rate Stepdown Date means either a Fixed Rate Delinquency Trigger
Event with respect to that Distribution Date or a Fixed Rate Cumulative Loss
Trigger Event with respect to that Distribution Date.

         "GROUP 2 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution
Date is the Adjustable Rate Overcollateralization Reduction Amount for such
Distribution Date multiplied by a fraction, the numerator of which is the
Principal Remittance Amount for Loan Group 2 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group
2 and Loan Group 3 for such Distribution Date.

         "GROUP 3 OVERCOLLATERALIZATION REDUCTION AMOUNT" for any Distribution
Date is the Adjustable Rate Overcollateralization Reduction Amount for such
Distribution Date multiplied by a fraction, the numerator of which is the
Principal Remittance Amount for Loan Group 3 for such Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group
2 and Loan Group 3 for such Distribution Date.

         "INITIAL TARGET SUBORDINATION PERCENTAGE" and "STEPDOWN TARGET
SUBORDINATION PERCENTAGE" for any class of Subordinate Certificates means the respective percentages indicated in the following table:

                                                  Initial Target             Stepdown Target
                                                  Subordination              Subordination
                                                    Percentage                 Percentage
                                                  --------------             ---------------

          Class MF-1.......................            15.55%                     31.10%
          Class MF-2.......................            12.75%                     25.50%
          Class MF-3.......................            11.10%                     22.20%
          Class MF-4.......................             9.60%                     19.20%
          Class MF-5.......................             8.10%                     16.20%
          Class MF-6.......................             6.80%                     13.60%
          Class MF-7.......................             5.50%                     11.00%
          Class MF-8.......................             4.50%                      9.00%
          Class BF.........................             3.50%                      7.00%
          Class MV-1.......................            16.35%                     32.70%
          Class MV-2.......................            13.05%                     26.10%
          Class MV-3.......................            11.10%                     22.20%
          Class MV-4.......................             9.40%                     18.80%
          Class MV-5.......................             7.75%                     15.50%
          Class MV-6.......................             6.20%                     12.40%
          Class MV-7.......................             4.75%                      9.50%
          Class MV-8.......................             3.40%                      6.80%
          Class BV.........................             2.40%                      4.80%

                                       32

         The Initial Target Subordination Percentages will not be used, and the
Stepdown Target Subordination Percentages for the Class MV-1, Class MV-2 and
Class MV-3 Certificates will not be used, to calculate distributions on the
Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination
Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial related Overcollateralization
Target Amount and the denominator of which is equal to the sum of the aggregate
Initial Cut-off Date Principal Balance of the Initial Mortgage Loans in the
related Loan Group and the original Pre-Funded Amount in respect of the related
Loan Group.

         "NAS PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date means the product of:

                  (1) a fraction, the numerator of which is the Certificate
         Principal Balance of the Class 1-AF-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Class
         1-AF Certificates, in each case immediately prior to the Distribution
         Date,

                  (2) any amounts to be distributed to the Class 1-AF
         Certificates on the Distribution Date pursuant to clause (1)(A) or
         (2)(A) under "--Distributions of Principal Distribution Amount for Loan
         Group 1" below and

                  (3) the applicable percentage for the Distribution Date set forth in the following table:

                                  Distribution Date                 Percentage
                                  -----------------                 ----------
                                July 2006 -- June 2009                   0%
                                July 2009 -- June 2011                  45%
                                July 2011 -- June 2012                  80%
                                July 2012 -- June 2013                 100%
                                July 2013 and thereafter               300%

         "PRINCIPAL DISTRIBUTION AMOUNT" with respect to each Distribution Date and a Loan Group means the sum of:

                  (1) the Principal Remittance Amount for the Loan Group for the
         Distribution Date (in the case of Loan Group 2 and Loan Group 3, less any portion of such amount used to cover any payment due to the Swap
         Counterparty with respect to such Distribution Date),

                  (2) the Extra Principal Distribution Amount for the Loan Group
         for the Distribution Date, and

                  (3) with respect to the Distribution Date immediately
         following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any
         investment income therefrom) allocable to the Loan Group.

                  minus

                  (4) (a) the Fixed Rate Overcollateralization Reduction Amount
         for the Distribution Date, in the case of Loan Group 1, (b) the Group 2
         Overcollateralization Reduction Amount for the Distribution Date, in
         the case of Loan Group 2 and (c) the Group 3 Overcollateralization
         Reduction Amount for the Distribution Date, in the case of Loan Group
         3.

         "PRINCIPAL REMITTANCE AMOUNT" with respect to each Loan Group and any
Distribution Date means:

                  (a) the sum, without duplication, of:

                                       33

                           (1) the scheduled principal collected during the
                  related Due Period or advanced with respect to the
                  Distribution Date,

                           (2) prepayments collected in the related Prepayment
                  Period,

                           (3) the Stated Principal Balance of each Mortgage
                  Loan that was repurchased by a Seller or purchased by the
                  Master Servicer,

                           (4) the amount, if any, by which the aggregate unpaid
                  principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

                           (5) all Liquidation Proceeds (to the extent that the
                  Liquidation Proceeds relate to principal) and Subsequent
                  Recoveries collected during the related Due Period, less

                  (b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

         "REALIZED LOSS" means with respect to any defaulted Mortgage Loan, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the
Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated.

         "ROLLING SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution
Date on or after the related Stepdown Date and any Loan Group, means the average of the Sixty-Day Delinquency Rates for the Loan Group and the Distribution Date
and the two immediately preceding Distribution Dates.

         "SIXTY-DAY DELINQUENCY RATE" with respect to any Distribution Date on or after the related Stepdown Date and any Loan Group, means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated
Principal Balance for the Distribution Date of all Mortgage Loans in the Loan
Group 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage
Loans in the Loan Group.

         "TRIGGER EVENT" means an Adjustable Rate Trigger Event or a Fixed Rate
Trigger Event, as the case may be.

         "UNPAID REALIZED LOSS AMOUNT" means for any class of Certificates, (x)
the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

DEPOSITS TO THE CERTIFICATE ACCOUNT

         The Master Servicer will establish and initially maintain a certificate account (the "CERTIFICATE ACCOUNT") for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the
Certificate Account at Countrywide Bank, N.A., which is an affiliate of the
Master Servicer. On a daily basis within two Business Days after receipt, the
Master Servicer will deposit or cause to be deposited into the Certificate
Account the following payments and collections received by it in respect to the
Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off
Date):

                                       34

                  (1) all payments on account of principal, including Principal
         Prepayments, on the Mortgage Loans,

                  (2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the
         Mortgage Loans, net of the related Master Servicing Fees and Special
         Servicing Fees on the Mortgage Loans and net of Prepayment Interest
         Excess,

                  (3) all Insurance Proceeds, Liquidation Proceeds and
         Subsequent Recoveries,

                  (4) all payments made by the Master Servicer in respect of
         Compensating Interest,

                  (5) all payments made by a Seller in connection with the
         repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the
         Pooling and Servicing Agreement,

                  (6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent in accordance with the Pooling and Servicing Agreement,

                  (7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

                  (8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate
         Account,

                  (9) any amounts required to be deposited by the Master
         Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

                  (10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

                  (11) all Advances.

         On the Business Day prior to the Master Servicer Advance Date in each of July 2006, August 2006 and September 2006, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate
Account, the Seller Shortfall Interest Requirement (if any) for the Master
Servicer Advance Date. Prior to their deposit in the Collection Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer.
For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing
And Amount Of Distributions On The Securities" in the prospectus.

WITHDRAWALS FROM THE CERTIFICATE ACCOUNT

         The Master Servicer may from time to time withdraw funds from the
Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

                  (1) to pay to the Master Servicer the Master Servicing Fees on
         the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under "Servicing of the Mortgage Loans --
         Adjustment to Master Servicing Fee in Connection With Certain Prepaid
         Mortgage Loans") and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the
         Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

                                       35

                  (2) to reimburse the Master Servicer and the Trustee for
         Advances, which right of reimbursement with respect to any Mortgage
         Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds
         or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

                  (3) to reimburse the Master Servicer and the Trustee for any
         Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related
         Mortgage Loan(s), and their respective portions of the nonrecoverable advance),

                  (4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

                  (5) to pay to the Master Servicer any unpaid Master Servicing
         Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies ("SERVICING ADVANCES"), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or
         Liquidation Proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

                  (6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and
         Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased
         Mortgage Loan,

                  (7) after the transfer from the Certificate Account for
         deposit to the Distribution Account of the Interest Remittance Amount
         and the Principal Remittance Amount on the related Distribution Account
         Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

                  (8) to withdraw any amount deposited in the Certificate
         Account and not required to be deposited therein, and

                  (9) to clear and terminate the Certificate Account upon
         termination of the Pooling and Servicing Agreement.

         In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the "DISTRIBUTION ACCOUNT DEPOSIT
DATE"), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate
Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

         The Master Servicer is required to maintain separate accounting, on a
Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6)
above.

                                       36

DEPOSITS TO THE DISTRIBUTION ACCOUNT

         The Trustee will establish and maintain a distribution account (the
"DISTRIBUTION ACCOUNT") on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

                  (1) the aggregate amount remitted by the Master Servicer to the Trustee,

                  (2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the
         Distribution Account, and

                  (3) the amount, if any, remaining in the Pre-Funding Account
         (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

WITHDRAWALS FROM THE DISTRIBUTION ACCOUNT

         The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account as described below under "-- Distributions" and may from time to time make withdrawals from the Distribution Account:

                  (1) to pay the Trustee Fee to the Trustee,

                  (2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

                  (3) to withdraw any amount deposited in the Distribution
         Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error), and

                  (4) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under "--Withdrawals from the Certificate Account",

                  (5) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (4) under
         "--Withdrawals from the Certificate Account", and

                  (6) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

         There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

         Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the
Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

         The Certificate Account, the Distribution Account and the Pre-Funding
Account. All funds in the Certificate Account, the Distribution Account and the
Pre-Funding Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

                                       37

     o   the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein; and

     o   the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein.

         The amount of any losses incurred in the Certificate Account or the
Distribution Account in respect of the investments will be deposited by the
Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account out of Countrywide Home Loans' own
funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account or the Pre-Funding
Account and made in accordance with the Pooling and Servicing Agreement.

         Carryover Reserve Fund and Credit Comeback Excess Account. Funds in the
Carryover Reserve Fund and in the Credit Comeback Excess Account in respect of
Fixed Rate Credit Comeback Excess Cashflow may be invested in Permitted
Investments at the written direction of the majority holder of the Class CF
Certificates. Funds in the Credit Comeback Excess Account in respect of
Adjustable Rate Credit Comeback Excess Cashflow may be invested in Permitted
Investments at the written direction of the majority holder of the Class CV
Certificates.

         If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the
Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their
Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the
Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or
Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the
Carryover Reserve Fund or Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

         Swap Account.  Funds in the Swap Account will not be invested.

THE SWAP ACCOUNT

         The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the "SWAP ACCOUNT") on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each
Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 2 and Loan Group 3 for that Distribution Date
(and, if necessary, any portion of the Principal Remittance Amount for Loan
Group 2 and Loan Group 3 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap
Contract, each as described below under "-- The Swap Contract". With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under "-- The Swap Contract".

                                       38

FEES AND EXPENSES

         The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                         AMOUNT                        GENERAL PURPOSE
------------------------       -------------------------------------------   ---------------
FEES

Master Servicing Fee /         One-twelfth of the Stated Principal Balance   Compensation
Master Servicer                of each Mortgage Loan (other than a
                               Specially Serviced Mortgage Loan)
                               multiplied by the Servicing Fee Rate (3)

Special Servicing Fee /        One-twelfth of the Stated Principal Balance   Compensation
Special Servicer               of each Specially Serviced Mortgage Loan
                               multiplied by the Servicing Fee Rate (3)

Additional Servicing           o   Prepayment Interest Excess (4)            Compensation
Compensation / Master
Servicer and Special           o   All late payment fees, assumption         Compensation
Servicer                           fees and other similar charges (excluding
                                   prepayment charges)

                               o   All investment income earned on           Compensation
                                   amounts on deposit in the Certificate
                                   Account and Distribution Account (in the
                                   case of the Master Servicer) or the
                                   Special Servicing Account (in the case of
                                   the Special Servicer).

                               o   Excess Proceeds (5)                       Compensation

Trustee Fee (the               One-twelfth of the Trustee Fee Rate           Compensation
"TRUSTEE Fee") /               multiplied by the sum of (i) the aggregate
Trustee                        Stated Principal Balance of the outstanding
                               Mortgage Loans and (ii) any amounts remaining in
                               the Pre-Funding

  TYPE / RECIPIENT (1)                         SOURCE (2)                              FREQUENCY
------------------------       -------------------------------------------          ---------------

FEES

Master Servicing Fee /          Collections with respect to each Mortgage Loan           Monthly
Master Servicer                 and any Liquidation Proceeds or Subsequent
                                Recoveries

Special Servicing Fee /         Collections with respect to each Specially               Monthly
Special Servicer                Serviced Mortgage Loan and any Liquidation
                                Proceeds or Subsequent Recoveries

Additional Servicing            Interest collections with respect to each           Time to time
Compensation / Master           Mortgage Loan other than a Specially Serviced
Servicer and Special            Mortgage Loan (in the case of the Master
Servicer                        Servicer) or each Specially Serviced Mortgage
                                Loan (in the case of the Special Servicer)

                                Payments made by obligors with respect to the       Time to time
                                Mortgage Loans other than the Specially
                                Serviced Mortgage Loans (in the case of the
                                Master Servicer) or the Specially Serviced
                                Mortgage Loans (in the case of the Special
                                Servicer)

                                Investment income related to the Certificate             Monthly
                                Account and Distribution Account (in the case
                                of the Master Servicer) or the Special
                                Servicing Account (in the case of the Special
                                Servicer)

                                Liquidation Proceeds and Subsequent Recoveries      Time to time
                                with respect to each Mortgage Loan other than
                                a Specially Serviced Mortgage Loan (in the
                                case of the Master Servicer) or each Specially
                                Serviced Mortgage Loan (in the case of the
                                Special Servicer)

Trustee Fee (the
"TRUSTEE Fee") /
Trustee                         Interest Remittance Amount                               Monthly

                                       39

  TYPE / RECIPIENT (1)                         AMOUNT                        GENERAL PURPOSE
------------------------       -------------------------------------------   ---------------
FEES

                                Account (excluding any investment earnings
                                thereon). (6)

EXPENSES

Net Swap Payments / Swap       Net Swap Payments (7)                            Expense
Counterparty

Swap Termination Payment /     The Swap Termination Payment to which the        Expense
Swap Counterparty              Swap Counterparty may be entitled in the
                               event of an early termination of the Swap
                               Contract

Insurance premiums /           Insurance premium(s) for Mortgage Loan(s)        Expense
Mortgage Insurer               covered by lender-paid mortgage insurance
                               policies

Insurance expenses / Master   Expenses incurred by the Master Servicer       Reimbursement of
Servicer and Special          and Special Servicer                              Expenses
Servicer

Servicing Advances / Master    To the extent of funds available, the         Reimbursement of
Servicer and Special           amount of any Servicing Advances.                Expenses
Servicer

Indemnification expenses /     Amounts for which the Sellers, the Master     Indemnification
the Sellers, the Master        Servicer, the Special Servicer, the NIM
Servicer, the Special          Insurer and Depositor are entitled to
Servicer, the NIM Insurer      indemnification (10)
and the Depositor

  TYPE / RECIPIENT (1)                         SOURCE (2)                              FREQUENCY
------------------------       -------------------------------------------          ---------------

FEES
EXPENSES

Net Swap Payments / Swap       Interest Funds for Loan Group 2 and Loan Group 3        Monthly
Counterparty                   and, to the extent that Interest Funds are
                               not sufficient, the Principal Remittance
                               Amount for Loan Group 2 and Loan Group 3

Swap Termination Payment /     Interest Funds for Loan Group 2 and Loan Group 3      Time to time
Swap Counterparty              and, to the extent that Interest Funds are
                               not sufficient, the Principal Remittance
                               Amount for Loan Group 2 and Loan Group 3 (8)

Insurance premiums /           Interest collections on the related Mortgage             Monthly
Mortgage Insurer               Loan(s)

Insurance expenses / Master    To the extent the expenses are covered by an           Time to time
Servicer and Special           insurance policy with respect to the Mortgage
Servicer                       Loan

Servicing Advances / Master    With respect to each Mortgage Loan, late               Time to time
Servicer and Special           recoveries of the payments of the costs and
Servicer                       expenses, Liquidation Proceeds, Subsequent
                               Recoveries, purchase proceeds or repurchase
                               proceeds for that Mortgage Loan (9)

Indemnification expenses /     Amounts on deposit on the Certificate Account            Monthly
the Sellers, the Master        on any Distribution Account Deposit Date,
Servicer, the Special          following the transfer to the Distribution
Servicer, the NIM Insurer      Account
and the Depositor

----------
(1)      If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer.

(2)      Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the
         Certificates.

                                       40

(3)      The Servicing Fee Rate for each Mortgage Loan will equal 0.50% per annum. The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full, as described in this free writing prospectus under "Servicing of the
         Mortgage Loans -- Adjustment to Master Servicing Fee in Connection With
         Certain Prepaid Mortgage Loans."

(4)      Prepayment Interest Excess is described above under "Servicing of the
         Mortgage Loans -- Servicing Compensation and Payment of Expenses."

(5)      Excess Proceeds is described above under "-- Glossary of Terms --
         General Definitions."

(6)      The Trustee Fee Rate will equal 0.009% per annum.

(7)      The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described above under "Description of the Certificates -- The Swap Contract."

(8)      Any Swap Termination Payment due to a Swap Counterparty Trigger Event
         will only be payable from adjustable rate excess cashflow as described below under "Description of the Certificates -- Overcollateralization
         Provisions."

(9)      Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses,
         Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(10)     Each of the Sellers, the Master Servicer, the NIM Insurer and the
         Depositor are entitled to indemnification of certain expenses.

                                       41

DISTRIBUTIONS

         General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

         Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of
$1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate
Trust Office of the Trustee. On each Distribution Date, a holder of a
Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

         On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them (i) in the case of prepayment charges from the Mortgage Loans in Loan Group 1, to the Class PF
Certificates, and (ii) in the case of prepayment charges from the Mortgage Loans in Loan Group 2 and Loan Group 3, to the Class PV Certificates.

         Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual
Period, and in the case of the Senior Certificates, any Interest Carry Forward
Amount. For each class of Subordinate Certificates, any Interest Carry Forward
Amount will be payable only from excess cashflow (if any) as and to the extent described under "-- Overcollateralization Provisions."

         All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate
Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

         The Pass-Through Rates for the Adjustable Rate Certificates are
variable rates that may change from Distribution Date to Distribution Date.
Additionally, the Pass-Through Rate for each of the Adjustable Rate Certificates is subject to increase after the Optional Termination Date. On each Distribution
Date, the Pass-Through Rate for each class of interest-bearing Certificates will be subject to the applicable Net Rate Cap. See the related definitions in "--
Glossary of Terms -- Definitions related to Interest Calculations and
Distributions" for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

         If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing Certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under "-- Overcollateralization Provisions", and, in the case of the Swap Certificates, from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

         Distributions of Interest Funds For Loan Group 1. On each Distribution
Date, the Interest Funds for that Distribution Date with respect to Loan Group 1 are required to be distributed in the following order of priority, until those
Interest Funds have been fully distributed:

                  (1) concurrently to the classes of Class 1-AF Certificates, the Current Interest and Interest Carry Forward Amount for those classes, pro rata, based on their respective entitlements,

                  (2) sequentially, to the Class MF-1, Class MF-2, Class MF-3,
         Class MF-4, Class MF-5, Class MF-6, Class MF-7, Class MF-8 and Class BF
         Certificates, in that order, the Current Interest for that class, and

                                       42

                  (3) any remainder as part of the Fixed Rate Loan Group Excess
         Cashflow to be allocated as described under "-- Overcollateralization
         Provisions" below.

         Distributions of Interest Funds for Loan Group 2 and Loan Group 3. On
each Distribution Date, the Interest Funds for that Distribution Date with respect to Loan Group 2 and Loan Group 3 are required to be distributed in the following order of priority, until those Interest Funds have been fully distributed:

                  (1) from the Interest Funds for Loan Group 2 and Loan Group 3, pro rata based on the Interest Funds for each such Loan Group, to the
         Swap Account, the amount of any Net Swap Payment and any Swap
         Termination Payment (other than a Swap Termination Payment due to a
         Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

                  (2) concurrently:

                           (a) from the Interest Funds for Loan Group 2, to the
                  Class 2-AV Certificates, the Current Interest and Interest
                  Carry Forward Amount for that class,

                           (b) from the Interest Funds for Loan Group 3,
                  concurrently to each class of Class 3-AV Certificates, the
                  Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

                  (3) from the remaining Interest Funds for Loan Group 2 and
         Loan Group 3, concurrently to each class of Class AV Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 2(a) and 2(b) above, pro rata based on the
         Certificate Principal Balances thereof, to the extent needed to pay any
         Current Interest and Interest Carry Forward Amount for each such class.
         Interest Funds remaining after such allocation to pay any Current
         Interest and Interest Carry Forward Amount based on the Certificate
         Principal Balances of the Certificates will be distributed to each class of Class AV Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest
         Carry Forward Amount,

                  (4) from the remaining Interest Funds for Loan Group 2 and
         Loan Group 3, sequentially:

                           (a) sequentially, to the Class MV-1, Class MV-2,
                  Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7,
                  Class MV-8 and Class BV Certificates, in that order, the
                  Current Interest for that class, and

                           (b) any remainder as part of the Adjustable Rate Loan
                  Group Excess Cashflow to be allocated as described under
                  "--Overcollateralization Provisions" below.

         Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution
Date occurs on or after the related Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date for a Loan
Group or if a Trigger Event for that Loan Group is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the related Subordinate
Certificates.

         On any Distribution Date on or after the Stepdown Date for a Loan Group and so long as no Trigger Event for that Loan Group is in effect, instead of allocating all amounts distributable as principal on the Certificates to the related Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the related Subordinate Certificates. The amount allocated to each class of
Certificates on or after the related Stepdown Date and so long as no related
Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the related Stepdown Date, if a related Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the related Stepdown Date. The amount to be distributed as principal on each
Distribution Date are

                                       43

described in more detail under "-- Glossary of Terms -- Definitions related to
Principal Calculations and Distributions" in this free writing prospectus.

         Distributions of Principal Distribution Amount for Loan Group 1. On
each Distribution Date, the Principal Distribution Amount for Loan Group 1 is
required to be distributed as follows until the Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

                  (1) For each Distribution Date prior to the Fixed Rate
         Stepdown Date or on which a Fixed Rate Trigger Event is in effect, sequentially:

                           (A) to the classes of Class 1-AF Certificates, in the
                  amounts and order of priority set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

                           (B) sequentially, to the Class MF-1, Class MF-2,
                  Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7,
                  Class MF-8 and Class BF Certificates, in that order, in each case until the Certificate Principal Balance thereof is
                  reduced to zero, and

                           (C) any remainder as part of the Fixed Rate Loan
                  Group Excess Cashflow to be allocated as described under
                  "--Overcollateralization Provisions" below.

                  (2) For each Distribution Date on or after the Fixed Rate
         Stepdown Date and so long as a Fixed Rate Trigger Event is not in effect, sequentially:

                           (A) in an amount up to the Class 1-AF Principal
                  Distribution Amount, to the classes of Class 1-AF Certificates in the amounts and order of priority set forth in clause (3)
                  below, until the Certificate Principal Balances thereof are reduced to zero,

                           (B) sequentially, to the Class MF-1, Class MF-2,
                  Class MF-3, Class MF-4, Class MF-5, Class MF-6, Class MF-7,
                  Class MF-8 and Class BF Certificates, in that order, the Fixed
                  Rate Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero, and

                           (C) any remainder as part of the Fixed Rate Loan
                  Group Excess Cashflow to be allocated as described under
                  "--Overcollateralization Provisions" below.

                  (3) On each Distribution Date on which any principal amounts are to be distributed to the Classes of Class 1-AF Certificates, those amounts will be distributed to the Class 1-AF Certificates in the following order of priority:

                           (A) the NAS Principal Distribution Amount to the
                  Class 1-AF-6 Certificates, until the Certificate Principal
                  Balance thereof is reduced to zero,

                           (B) sequentially, to the Class 1-AF-1, Class 1-AF-2,
                  Class 1-AF-3, Class 1-AF-4 and Class 1-AF-5 Certificates, in
                  that order, in each case until the Certificate Principal
                  Balance thereof is reduced to zero, and

                           (C) to the Class 1-AF-6 Certificates, without regard
                  to the NAS Principal Distribution Amount, until the
                  Certificate Principal Balance thereof is reduced to zero.

         Distributions of Principal Distribution Amount for Loan Group 2 and
Loan Group 3. On each Distribution Date, the Principal Distribution Amount for
Loan Group 2 and Loan Group 3 is required to be distributed as follows until the
Principal Distribution Amount has been fully distributed (with the Principal
Distribution Amount exclusive

                                       44

of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

                  (1) For each Distribution Date prior to the Adjustable Rate
           Stepdown Date or on which an Adjustable Rate Trigger Event is in effect, sequentially:

                         (A) concurrently:

                               (i) from the Principal Distribution Amount for
                         Loan Group 2, sequentially:

                                      (a) to the Class 2-AV Certificates, until
                               the Certificate Principal Balance thereof is
                               reduced to zero, and

                                      (b) to the classes of Class 3-AV
                               Certificates (after the distribution of the
                               Principal Distribution Amount from Loan Group 3
                               as provided in clause (1)(A)(ii)(a) below), in
                               the amounts and order of priority set forth in
                               clause (3) below, until the Certificate Principal
                               Balances thereof are reduced to zero,

                               (ii) from the Principal Distribution Amount for
                         Loan Group 3, sequentially:

                                      (a) to the classes of Class 3-AV
                               Certificates, in the amounts and order of
                               priority set forth in clause (3) below, until the
                               Certificate Principal Balances thereof are
                               reduced to zero, and

                                      (b) to the Class 2-AV Certificates (after
                               the distribution of the Principal Distribution
                               Amount from Loan Group 2 as provided in clause
                               (1)(A)(i)(a) above), until the Certificate
                               Principal Balance thereof is reduced to zero,

                         (B) from the remaining Principal Distribution Amounts
           for Loan Group 2 and Loan Group 3, sequentially:

                               (i) sequentially, to the Class MV-1, Class MV-2,
                         Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class
                         MV-7, Class MV-8 and Class BV Certificates, in that
                         order, in each case until the Certificate Principal
                         Balance thereof is reduced to zero, and

                               (ii) any remainder as part of the Adjustable Rate
                         Loan Group Excess Cashflow to be allocated as described
                         under "--Overcollateralization Provisions" below.

                  (2) For each Distribution Date on or after the Adjustable Rate
           Stepdown Date and so long as an Adjustable Rate Trigger Event is not in effect, from the Principal Distribution Amounts for Loan Group 2 and Loan Group 3, sequentially:

                         (A) in an amount up to the Class AV Principal
                  Distribution Target Amount, pro rata based on the related
                  Class AV Principal Distribution Allocation Amount for the
                  Class 2-AV and Class 3-AV Certificates, concurrently:

                               (i) to the Class 2-AV Certificates, in an amount
                         up to the Class 2-AV Principal Distribution Amount,
                         until the Certificate Principal Balance thereof is
                         reduced to zero, and

                               (ii) to the classes of Class 3-AV Certificates,
                         in an amount up to the Class 3-AV Principal
                         Distribution Amount, allocated in the amounts and order
                         of priority set forth in clause (3) below, until the
                         Certificate Principal Balances thereof are reduced to
                         zero,

                         provided, however, that if (a) the Certificate
                  Principal Balance of the Class 2-AV Certificates and/or (b)
                  the aggregate Certificate Principal Balance of the Class 3-AV
                  Certificates is

                                       45

                  reduced to zero, then any remaining unpaid Class AV Principal
                  Distribution Target Amount will be distributed pro rata (based on the Certificate Principal Balance of the Class 2-AV
                  Certificates and/or the aggregate Certificate Principal
                  Balance of the Class 3-AV Certificates) to the remaining
                  classes of Senior Certificates after distributions from
                  clauses (i) and (ii) above (and, in the case of the Class 3-AV
                  Certificates, in the amounts and order of priority described in clause (3) below), until the Certificate Principal
                  Balance(s) thereof is/are reduced to zero,

                         (B) sequentially, to the Class MV-1, Class MV-2 and
                  Class MV-3 Certificates, in that order, the Combined Class
                  MV-1, MV-2 and MV-3 Principal Distribution Amount, until the
                  Certificate Principal Balances thereof are reduced to zero;

                         (C) sequentially, to the Class MV-4, Class MV-5, Class
                  MV-6, Class MV-7, Class MV-8 and Class BV Certificates, in
                  that order, the Subordinate Class Principal Distribution
                  Amount for that class, in each case until the Certificate
                  Principal Balance thereof is reduced to zero, and

                         (D) any remainder as part of the Adjustable Rate Loan
                  Group Excess Cashflow to be allocated as described under
                  "--Overcollateralization Provisions" below.

                  (3) On each Distribution Date on which any principal amounts are to be distributed to the Class 3-AV Certificates, those amounts will be distributed, sequentially, to the Class 3-AV-1, Class 3-AV-2,
         Class 3-AV-3 and Class 3-AV-4 Certificates, in that order, until the
         Certificate Principal Balance thereof is reduced to zero.

         Residual Certificates. The Class A-R Certificates do not bear interest.
The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R, Class PF and Class PV Certificates.
The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first
Distribution Date, on each Distribution Date, the holders of the Class A-R
Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as
described above) and payments to the Swap Counterparty (each as described above)
and the Class CF and Class CV Certificates (as provided in the Pooling and
Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

OVERCOLLATERALIZATION PROVISIONS

         On the Closing Date, it is expected that:

     o   the sum of the aggregate Stated Principal Balance of the Initial
         Mortgage Loans in Loan Group 1 and the original Pre-Funded Amount in respect of Loan Group 1 will exceed the initial aggregate Certificate
         Principal Balance of the Class 1-AF Certificates and the Fixed Rate
         Subordinate Certificates by approximately $3,956,000, which is approximately 2.30% of the sum of the aggregate Stated Principal
         Balance of the Initial Mortgage Loans in Loan Group 1 and the original
         Pre-Funded Amount in respect of Loan Group 1; and

     o   the sum of the aggregate Stated Principal Balance of the Initial
         Mortgage Loans in Loan Group 2 and Loan Group 3 and the original
         Pre-Funded Amount in respect of Loan Group 2 and Loan Group 3 will exceed the initial aggregate Certificate Principal Balance of the Class
         AV Certificates and the Adjustable Rate Subordinate Certificates by
         approximately $10,272,000, which is approximately 2.40% of the sum of the aggregate Stated Principal Balance of the Initial Mortgage Loans in
         Loan Group 2 and Loan Group 3 and the original Pre-Funded Amount in respect of Loan Group 2 and Loan Group 3.

         In the case of Loan Group 1, the amount of overcollateralization is less than the initial level of overcollateralization required by the Pooling and
Servicing Agreement. In the case of Loan Group 2 and Loan

                                       46

Group 3, the amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for each group of Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through
Rates on the related classes of Certificates. As a result, interest collections on the Mortgage Loans are expected to be generated in excess of the amount of interest payable to the holders of the related Certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity's expenses related to that Loan Group (including, in the case of Loan Group 2 and
Loan Group 3, any Net Swap Payments that may be payable to the Swap
Counterparty) will be used to reduce the total Certificate Principal Balance of the related Certificates, until the required level of overcollateralization has been achieved (in the case of Loan Group 1) or maintained or restored (in the case of Loan Group 2 and Loan Group 3). The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the related class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid
Realized Loss Amounts in the amount and the priority described below.

         Fixed Rate Loan Group Excess Cashflow.

         The "FIXED RATE LOAN GROUP EXCESS CASHFLOW" with respect to any
Distribution Date is the sum of (i) the amounts remaining as set forth in clause
(3) in "-- Distributions -- Distributions of Interest -- Distributions of
Interest Funds for Loan Group 1" for the Distribution Date and clause (1)(C) or
(2)(C), as applicable, in "-- Distributions -- Distributions of Principal
Distribution Amount for Loan Group 1" for the Distribution Date and (ii) the
Fixed Rate Overcollateralization Reduction Amount for the Distribution Date, if
any.

         With respect to any Distribution Date, any Fixed Rate Loan Group Excess
Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account in respect of Loan Group 1 that are available for the Distribution Date ("FIXED RATE CREDIT COMEBACK EXCESS
CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Fixed Rate Credit
Comeback Excess Cashflow, if applicable and second to the extent of the remaining Fixed Rate Loan Group Excess Cashflow:

                  1.  to the holders of the class or classes of Class 1-AF
                      Certificates and Fixed Rate Subordinate Certificates then
                      entitled to receive distributions in respect of principal, in an amount equal to the Extra Principal Distribution
                      Amount for Loan Group 1, payable to those holders as part
                      of the Principal Distribution Amount as described under
                      "--Distributions--Distributions of Principal Distribution
                      Amount for Loan Group 1" above; provided, however, that
                      Fixed Rate Credit Comeback Excess Cashflow (if any) will
                      only be distributed pursuant to this clause, if the Fixed
                      Rate Overcollateralization Target Amount has at any
                      previous time been met;

                  2.  concurrently, to the holders of the classes of Class 1-AF
                      Certificates, pro rata based on the Unpaid Realized Loss
                      Amounts for those classes, in an amount equal to the
                      Unpaid Realized Loss Amount for each such class;

                  3.  sequentially, to the holders of the Class MF-1, Class
                      MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6,
                      Class MF-7, Class MF-8 and Class BF Certificates, in that
                      order, in each case, first in an amount equal to any
                      Interest Carry Forward Amount for that class, and second,
                      in an amount equal to the Unpaid Realized Loss Amount for
                      that class;

                  4.  to each class of Class 1-AF Certificates and Fixed Rate
                      Subordinate Certificates, pro rata based on the
                      Certificate Principal Balances thereof, to the extent
                      needed to pay any unpaid Net Rate Carryover for each such
                      class; and then any Fixed Rate Loan Group Excess Cashflow
                      remaining after the allocation to pay Net Rate Carryover
                      based on the Certificate Principal Balances of those
                      Certificates will be distributed to each class of Class
                      1-AF Certificates and Fixed Rate Subordinate Certificates
                      with respect to which there remains any unpaid Net Rate
                      Carryover, pro rata, based on the amount of the unpaid Net
                      Rate Carryover;

                                       47

                  5.  to the holders of the class or classes of Class AV
                      Certificates and Adjustable Rate Subordinate Certificates
                      then entitled to receive distributions in respect of
                      principal, payable to those holders as part of the
                      Principal Distribution Amount as described under
                      "--Distributions--Distributions of Principal Distribution
                      Amount for Loan Group 2 and Loan Group 3" above, in an
                      amount equal to the Extra Principal Distribution Amount
                      for Loan Group 2 and Loan Group 3 not covered by the
                      Adjustable Rate Loan Group Excess Cashflow, Adjustable
                      Rate Credit Comeback Excess Cashflow and Net Swap
                      Payments;

                  6.  concurrently, to the holders of each class of Class AV
                      Certificates, pro rata based on the Unpaid Realized Loss
                      Amounts for those classes remaining undistributed after
                      application of the Adjustable Rate Loan Group Excess
                      Cashflow and Net Swap Payments, in each case in an amount
                      equal to the Unpaid Realized Loss Amount for the class
                      remaining undistributed after application of the
                      Adjustable Rate Loan Group Excess Cashflow, Adjustable
                      Rate Credit Comeback Excess Cashflow and Net Swap
                      Payments;

                  7.  sequentially, to the holders of the Class MV-1, Class
                      MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6,
                      Class MV-7, Class MV-8 and Class BV Certificates, in that
                      order, in each case in an amount equal to the Unpaid
                      Realized Loss Amount for that class remaining
                      undistributed after application of the Adjustable Rate
                      Loan Group Excess Cashflow, Adjustable Rate Credit
                      Comeback Excess Cashflow and Net Swap Payments;

                  8.  to the Carryover Reserve Fund, in an amount equal to the
                      Required Carryover Reserve Fund Deposit (after giving
                      effect to other deposits and withdrawals therefrom on the
                      Distribution Date); and

                  9.  to fund distributions to the holders of the Class CF and
                      Class A-R Certificates, in each case in the amounts
                      specified in the Pooling and Servicing Agreement.

         Following the distributions pursuant to clauses 1 through 4 of the preceding paragraph but prior to the distributions pursuant to clauses 5 through
9 of the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap
Contract".

         Adjustable Rate Loan Group Excess Cashflow.

         The "ADJUSTABLE RATE LOAN GROUP EXCESS CASHFLOW" with respect to any
Distribution Date is the sum of (i) the amounts remaining as set forth in clause
(4)(b) in "--Distributions -- Distributions of Interest -- Distributions of
Interest Funds for Loan Group 2 and Loan Group 3" and clause (1)(B)(ii) or
(2)(D), as applicable, in "-- Distributions -- Distributions of Principal
Distribution Amount for Loan Group 2 and Loan Group 3" and (ii) the Adjustable
Rate Overcollateralization Reduction Amount for that Distribution Date, if any.

         With respect to any Distribution Date, any Adjustable Rate Loan Group
Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account in respect of Loan Group 2 and Loan Group
3 that are available for the Distribution Date ("ADJUSTABLE RATE CREDIT COMEBACK
EXCESS CASHFLOW"), will be paid to the classes of Certificates in the following order of priority, in each case first to the extent of the remaining Adjustable
Rate Credit Comeback Excess Cashflow, if applicable and second to the extent of the remaining Adjustable Rate Loan Group Excess Cashflow:

                  1.  to the holders of the class or classes of Class AV
                      Certificates and Adjustable Rate Subordinate Certificates
                      then entitled to receive distributions in respect of
                      principal, in an aggregate amount equal to the Extra
                      Principal Distribution Amount for Loan Group 2 and Loan
                      Group 3, payable to those holders as part of the related
                      Principal Distribution Amount as described under
                      "--Distributions--Distributions of Principal Distribution
                      Amount for Loan Group 2 and Loan Group 3" above;

                                       48

                  2.  concurrently, to the holders of each class of Class AV
                      Certificates, pro rata based on the Unpaid Realized Loss
                      Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

                  3.  sequentially, to the holders of the Class MV-1, Class
                      MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6,
                      Class MV-7, Class MV-8 and Class BV Certificates, in that
                      order, in each case, first in an amount equal to any
                      Unpaid Realized Loss Amount for that class, and second, in an amount equal to the Interest Carry Forward Amount for
                      that class;

                  4.  to each class of Class AV Certificates and Adjustable Rate
                      Subordinate Certificates, pro rata based on the
                      Certificate Principal Balances thereof, to the extent
                      needed to pay any Net Rate Carryover for each such class;
                      provided that any Adjustable Rate Loan Group Excess
                      Cashflow remaining after the allocation to pay Net Rate
                      Carryover based on the Certificate Principal Balances of
                      those Certificates will be distributed to each class of
                      Class AV Certificates and Adjustable Rate Subordinate
                      Certificates with respect to which there remains any
                      unpaid Net Rate Carryover (after the distribution based on
                      Certificate Principal Balances), pro rata, based on the
                      amount of the unpaid Net Rate Carryover;

                  5.  if the Fixed Rate Overcollateralization Target Amount has
                      at any previous time been met, to the holders of the class or classes of Class 1-AF Certificates and Fixed Rate
                      Subordinate Certificates then entitled to receive
                      distributions in respect of principal, payable to those
                      holders as part of the Principal Distribution Amount as
                      described under "--Distributions--Distributions of
                      Principal Distribution Amount for Loan Group 1" above, in
                      an amount equal to the Extra Principal Distribution Amount for Loan Group 1 not covered by the Fixed Rate Loan Group
                      Excess Cashflow or Fixed Rate Credit Comeback Excess
                      Cashflow;

                  6.  concurrently, to the holders of each class of Class 1-AF
                      Certificates, pro rata based on the Unpaid Realized Loss
                      Amounts for those classes remaining undistributed after
                      application of the Fixed Rate Loan Group Excess Cashflow
                      and Fixed Rate Credit Comeback Excess Cashflow, in each
                      case in an amount equal to the Unpaid Realized Loss Amount for the class remaining undistributed after application of the Fixed Rate Loan Group Excess Cashflow and Fixed Rate
                      Credit Comeback Excess Cashflow;

                  7.  sequentially, to the holders of the Class MF-1, Class
                      MF-2, Class MF-3, Class MF-4, Class MF-5, Class MF-6,
                      Class MF-7, Class MF-8 and Class BF Certificates, in that
                      order, in each case in an amount equal to the Unpaid
                      Realized Loss Amount for that class remaining
                      undistributed after application of the Fixed Rate Loan
                      Group Excess Cashflow and Fixed Rate Credit Comeback
                      Excess Cashflow;

                  8.  to the Carryover Reserve Fund, in an amount equal to the
                      Required Carryover Reserve Fund Deposit (after giving
                      effect to other deposits and withdrawals therefrom on the
                      Distribution Date);

                  9.  to the Swap Account, in an amount equal to any Swap
                      Termination Payment due to the Swap Counterparty as a
                      result of a Swap Counterparty Trigger Event; and

                  10. to fund distributions to the holders of the Class CV and
                      Class A-R Certificates, in each case in the amounts
                      specified in the Pooling and Servicing Agreement.

         Following the distributions pursuant to clauses 1 through 4 of the preceding paragraph but prior to the distributions pursuant to clauses 5 through
10 of the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under " -- The Swap
Contract".

                                       49

THE SWAP CONTRACT

         Countrywide Home Loans has entered into an interest rate swap transaction with Bear Stearns Financial Products, Inc. (the "SWAP
COUNTERPARTY"), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the "SWAP CONTRACT"). Pursuant to the Swap Contract,
the terms of an ISDA Master Agreement were incorporated into the confirmation of the Swap Contract, as if the ISDA Master Agreement had been executed by
Countrywide Home Loans and the Swap Counterparty on the date that the Swap
Contract was executed. The Swap Contract is subject to certain ISDA definitions.
On the Closing Date, pursuant to a "SWAP CONTRACT ASSIGNMENT AGREEMENT,"
Countrywide Home Loans will assign its rights under the Swap Contract to The
Bank of New York, as swap contract administrator (in such capacity, the "SWAP
CONTRACT ADMINISTRATOR"), and Countrywide Home Loans, the Swap Contract
Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the "SWAP CONTRACT ADMINISTRATION
AGREEMENT") pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

         With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Contract Administrator to the
Swap Counterparty under the Swap Contract will equal the product of:

         (i) a fixed rate of 5.460% per annum,

         (ii) the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

         (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

         With respect to any Distribution Date on or prior to the Swap Contract
Termination Date, the amount payable by the Swap Counterparty to the Swap
Contract Administrator under the Swap Contract will equal the product of:

         (i) One-Month LIBOR (as determined by the Swap Counterparty),

         (ii) the lesser of (a) the Swap Contract Notional Balance for the
Distribution Date and (b) the aggregate Certificate Principal Balance of the
Swap Certificates immediately prior to such Distribution Date, and

         (iii) the actual number of days in the related calculation period, divided by 360.

         With respect to any Distribution Date, the Swap Contract Administrator
or the Swap Counterparty, as the case may be, will only be required to make a
"NET SWAP PAYMENT" to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding such Distribution Date, while any Net Swap
Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on such Distribution Date.

         In the event that a Net Swap Payment and/or a Swap Termination Payment
(other than a Swap Termination Payment due to a Swap Counterparty Trigger Event)
is payable to the Swap Counterparty with respect to any Distribution Date, the
Trustee will deduct from Interest Funds for Loan Group 2 and Loan Group 3 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (1) under "-- Distributions -- Distributions of Interest Funds for Loan
Group 2 and Loan Group 3" above (and to the extent that Interest Funds for Loan
Group 2 and Loan Group 3 are insufficient, the Trustee will deduct from the
Principal Remittance Amount for Loan Group 2 and Loan Group 3, pro rata on the basis of the respective Principal Remittance Amounts, any

                                       50

additional amounts necessary to make such Net Swap Payment and/or Swap
Termination Payment due to the Swap Counterparty) and deposit the amount of such
Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

         In the event that a Swap Termination Payment due to a Swap Counterparty
Trigger Event is payable to the Swap Counterparty with respect to any
Distribution Date, the Trustee will deduct from Adjustable Rate Loan Group
Excess Cashflow the amount of such Swap Termination Payment as described under clause (9) under "-- Overcollateralization Provisions -- Adjustable Rate Loan
Group Excess Cashflow" above and remit such amount to the Swap Account maintained on behalf of the swap trust.

         In the event that a Net Swap Payment is payable from the Swap
Counterparty with respect to any Distribution Date, the Swap Contract
Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current
Interest and Interest Carry Forward Amounts with respect to the Swap
Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for
Loan Group 2 and Loan Group 3 and the Adjustable Rate Loan Group Excess Cashflow
for the Distribution Date, as well as (d) any remaining Adjustable Rate
Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 2 and Loan Group 3 and the Adjustable Rate
Loan Group Excess Cashflow for the Distribution Date. Any portion of any Net
Swap Payment not remitted by the Swap Contract Administrator to the Trustee
(acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

         In the event that the Swap Contract is terminated, Countrywide Home
Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap
Contract. In the event that a Swap Termination Payment was payable by the Swap
Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that
Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap
Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap
Termination Payment due to the Swap Counterparty under the original Swap
Contract (the "ADJUSTED REPLACEMENT UPFRONT AMOUNT") will be included in the
Interest Funds for Loan Group 2 and Loan Group 3 on that Distribution Date, to be allocated between Loan Group 2 and Loan Group 3 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement
Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap
Termination Payment was due to the Swap Counterparty under the original Swap
Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap
Counterparty, that upfront amount or Swap Termination Payment payable by the
Swap Counterparty, as the case may be, will be retained by the Swap Contract
Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination
Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap
Termination Payment paid by a Swap Counterparty, will be distributed to
Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

         Following the distributions of Adjustable Rate Loan Group Excess
Cashflow and Adjustable Rate Credit Comeback Excess Cashflow pursuant to clauses
1 through 4 under " -- Overcollateralization Provisions -- Adjustable Rate Loan
Group Excess Cashflow" and following the distributions of Fixed Rate Loan Group
Excess Cashflow and Fixed Rate Credit Comeback Excess Cashflow pursuant to clauses 1 through 4 under " -- Overcollateralization Provisions -- Fixed Rate
Loan Group Excess Cashflow", the Trustee, acting on behalf of the

                                       51

swap trust, shall distribute all amounts on deposit in the Swap Account in the following amounts and order of priority:

                  (1) to the Swap Contract Administrator for payment to the Swap
         Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to such Distribution Date;

                  (2) to the Swap Contract Administrator for payment to the Swap
         Counterparty, any Swap Termination Payment (other than a Swap
         Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to such Distribution Date;

                  (3) concurrently to the holders of each class of Class AV
         Certificates, any remaining Current Interest and Interest Carry Forward
         Amount, pro rata based on their respective entitlements;

                  (4) sequentially, to the holders of the Class MV-1, Class
         MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class
         MV-8 and Class BV Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry
         Forward Amount for the class;

                  (5) to the holders of the class or classes of Class AV
         Certificates and Adjustable Rate Subordinate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Adjustable Rate Overcollateralization Deficiency
         Amount remaining unpaid following the distribution of Adjustable Rate
         Loan Group Excess Cashflow as described above under " --
         Overcollateralization Provisions" payable to such holders of each such class in the same manner in which the Extra Principal Distribution
         Amount in respect of Loan Group 2 and Loan Group 3 would be distributed to such classes as described under " -- Overcollateralization
         Provisions -- Adjustable Rate Loan Group Excess Cashflow" above;

                  (6) to the holders of each class of Class AV Certificates and
         Adjustable Rate Subordinate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

                  (7) concurrently, to the holders of each class of Class AV
         Certificates, pro rata based on the remaining Unpaid Realized Loss
         Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

                  (8) sequentially, to the holders of the Class MV-1, Class
         MV-2, Class MV-3, Class MV-4, Class MV-5, Class MV-6, Class MV-7, Class
         MV-8 and Class BV Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class.

         Following the distributions of Adjustable Rate Loan Group Excess
Cashflow and Adjustable Rate Credit Comeback Excess Cashflow pursuant to clauses
5 through 10 under " -- Overcollateralization Provisions -- Adjustable Rate Loan
Group Excess Cashflow" and following the distributions of Fixed Rate Loan Group
Excess Cashflow and Fixed Rate Credit Comeback Excess Cashflow pursuant to clauses 5 through 9 under "-- Overcollateralization Provisions -- Fixed Rate
Loan Group Excess Cashflow", the Trustee, acting on behalf of the swap trust, shall distribute any remaining amount on deposit in the Swap Account to the Swap
Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty
Trigger Event payable to the Swap Counterparty with respect to such Distribution
Date.

         The "SWAP CONTRACT NOTIONAL BALANCE" for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the latest calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the "SWAP CONTRACT TERMINATION DATE" for the Swap Contract.

        MONTH OF      SWAP CONTRACT        MONTH OF      SWAP CONTRACT        MONTH OF      SWAP CONTRACT
      DISTRIBUTION       NOTIONAL        DISTRIBUTION       NOTIONAL        DISTRIBUTION       NOTIONAL
          DATE         BALANCE ($)           DATE         BALANCE ($)           DATE         BALANCE ($)
      ------------    -------------      ------------    -------------      ------------    --------------

                                       52

    July 2006......     330,754,879      March 2008.....    217,700,188       November 2009..    101,775,509
    August 2006....     327,907,165      April 2008.....    210,886,531       December 2009..     98,666,653
    September 2006.     324,682,782      May 2008.......    204,308,697       January 2010...     95,631,612
    October 2006...     321,085,209      June 2008......    197,959,084       February 2010..     92,715,726
    November 2006..     317,119,320      July 2008......    187,643,917       March 2010.....     89,911,344
    December 2006..     312,791,397      August 2008....    178,087,432       April 2010.....     87,215,008
    January 2007...     308,106,898      September 2008.    169,090,842       May 2010.......     84,623,376
    February 2007..     303,200,962      October 2008...    160,621,479       June 2010......     82,124,413
    March 2007.....     297,973,492      November 2008..    152,648,658       July 2010......     79,680,614
    April 2007.....     292,621,304      December 2008..    145,143,548       August 2010....     77,248,310
    May 2007.......     286,923,281      January 2009...    140,504,539       September 2010.     74,908,441
    June 2007......     280,894,670      February 2009..    136,038,906       October 2010...     72,658,143
    July 2007......     274,552,365      March 2009.....    131,740,970       November 2010..     70,494,646
    August 2007....     268,033,207      April 2009.....    127,605,243       December 2010..     68,412,009
    September 2007.     261,261,920      May 2009.......    123,626,432       January 2011...     66,401,316
    October 2007...     254,257,913      June 2009......    119,695,047       February 2011..     64,460,222
    November 2007..     247,041,541      July 2009......    115,802,605       March 2011.....     62,586,375
    December 2007..     239,634,048      August 2009....    112,083,753       April 2011.....     60,777,668
    January 2008...     232,066,715      September 2009.    108,509,589       May 2011.......     59,031,931
    February 2008..     224,757,538      October 2009...    105,075,111       June 2011......     57,346,476

         A "SWAP TERMINATION PAYMENT" is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract.

         The Swap Contract will be subject to early termination upon an event of default or an early termination event under the Swap Contract. Events of default under the Swap Contract include, among other things, the following:

         o    failure to make a payment due under the Swap Contract, three business days after notice of such failure is received,

         o    certain insolvency or bankruptcy events, and

         o    a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract.

         Early termination events under the Swap Contract include, among other things:

         o    illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if
              applicable) to perform its obligations under the Swap Contract or guaranty, as applicable),

         o    a tax event (which generally relates to either party to the Swap
              Contract receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

         o    a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger),

         o    an amendment to the Pooling and Servicing Agreement that would materially adversely affect the Swap Counterparty is made without the prior written consent of the Swap Counterparty, and

         o    an Applied Realized Loss Amount is applied to reduce the
              Certificate Principal Balance of any class of Class 1-AF or Class
              AV Certificates.

                                       53

         In addition to the termination events specified above, it will be a termination event under the Swap Contract in the event that (A) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A1" by Moody's or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) or (ii) the unsecured, short-term debt obligations of the Swap
Counterparty are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), (B) no short-term rating is available from
Moody's and the unsecured, long-term senior debt obligations of the Swap
Counterparty are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade), or (C) either (i) the unsecured, short-term debt obligations of the Swap Counterparty are rated below "A-1" by S&P or (ii) if the
Swap Counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the Swap Counterparty are rated below "A+"
by S&P (such an event a, "COLLATERALIZATION EVENT"), and the Swap Counterparty
does not, within 30 days, (a) cause another entity to replace the Swap
Counterparty that meets or exceeds the Swap Counterparty Ratings Requirement and that is approved by the Swap Contract Administrator on terms substantially similar to the Swap Contract; (b) obtain a guaranty of, or a contingent agreement of another person that satisfies the Swap Counterparty Ratings
Requirement, to honor the Swap Counterparty's obligations under the Swap
Contract, provided that such other person is approved by the Swap Contract
Administrator; (c) post collateral satisfactory to the applicable Rating
Agencies; or (d) establish any other arrangement satisfactory to the applicable
Rating Agency which will be sufficient to restore the immediately prior ratings of the Swap Certificates.

         "SWAP COUNTERPARTY RATINGS REQUIREMENT" means (a) either (i) the unsecured, short-term debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, long-term senior debt obligations of the substitute counterparty (or its credit support provider) are rated at least "A+" by S&P, and (b) either (i)
the unsecured, long-term senior debt obligations of such substitute counterparty
(or its credit support provider) are rated at least "A1" by Moody's (and if rated "A1" by Moody's, such rating is not on watch for possible downgrade) and the unsecured, short-term debt obligations of such substitute counterparty (or its credit support provider) are rated at least "P-1" by Moody's (and if rated
"P-1" by Moody's, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty (or its credit support provider) does not have a short-term debt rating from Moody's, the unsecured, long-term senior debt obligations of such substitute counterparty (or its credit support provider) are rated at least
"Aa3" by Moody's (and if rated "Aa3" by Moody's, such rating is not on watch for possible downgrade).

         It will also be a termination event under the Swap Contract in the event that the Swap Counterparty fails to satisfy the following ratings criteria: (A) the unsecured, long-term senior debt obligations of the Swap
Counterparty are rated at least "BBB-" by S&P, and (B) either (i) the unsecured, long-term senior debt obligations of the Swap Counterparty are rated at least
"A2" by Moody's (including if such rating is on watch for possible downgrade)
and the unsecured, short-term debt obligations of the Swap Counterparty are rated at least "P-1" by Moody's (including if such rating is on watch for possible downgrade) or (ii) if the Swap Counterparty does not have a short-term rating from Moody's, the unsecured, long-term senior debt obligations of the
Swap Counterparty are rated at least "A1" by Moody's (including if such rating is on watch for possible downgrade); and the Swap Counterparty does not, within
10 days, after the occurrence of such a downgrade or withdrawal by S&P or
Moody's, as applicable, take the action described in either clause (a), (b) or
(d) of the second preceding paragraph.

         The rating levels and obligations following a ratings downgrade referred to in this section are determined by the Rating Agencies and may be changed by the Rating Agencies prior to the execution of the Swap Contract. As such, this summary is subject to, and qualified in its entirety by reference to, the provisions of the Swap Contract.

         Finally, an additional termination event under the Swap Contract will exist if the Swap Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities
Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or
(b)(2) of Regulation AB with respect to certain reporting obligations of the
Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Swap Contract, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange
Act and Regulation AB with respect to certain reporting obligations of the
Depositor and the issuing entity, (ii) satisfies any

                                       54

rating requirement set forth in the Swap Contract, and (iii) is approved by the
Depositor (which approval shall not be unreasonably withheld and which approval is not needed if such assignment is to a subsidiary of The Bear Stearns
Companies, Inc., provided the Depositor is given notice) and any rating agency, if applicable.

         "SWAP COUNTERPARTY TRIGGER EVENT" means an event of default under the
Swap Contract with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the Swap Contract (other than illegality, a tax event or a tax event upon merger of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party or with respect to a termination resulting from a ratings downgrade of the Swap Counterparty (as described above).

         Bear Stearns Financial Products Inc. or BSFP, will be the swap contract provider. BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this free writing prospectus, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service.

         The significance percentage for the Swap Contract is less than 10%. The
"SIGNIFICANCE PERCENTAGE" for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate
Certificate Principal Balance of the Swap Certificates. The "SIGNIFICANCE
ESTIMATE" of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

         The Certificates do not represent an obligation of the Swap
Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract
Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the
Swap Contract Administration Agreement.

         The Swap Contract, the Swap Contract Assignment Agreement and the Swap
Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

CALCULATION OF ONE-MONTH LIBOR

         On the second LIBOR Business Day preceding the commencement of each
Accrual Period for the Adjustable Rate Certificates (each such date, an
"INTEREST DETERMINATION DATE"), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits ("ONE-MONTH LIBOR") for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg
Terminal for that Interest Determination Date. If such rate is not quoted on the
Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the
Trustee), One-Month LIBOR for the applicable Accrual Period will be the
Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month
LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period.
The "REFERENCE BANK RATE" with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of
0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate
Certificate Principal Balance of all Adjustable Rate Certificates for the
Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York
City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal
Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, "LIBOR BUSINESS DAY" means a day on which banks are open for dealing in foreign currency and exchange in London and

                                       55

New York City; and "REFERENCE BANKS" means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international
Eurocurrency market:

                  (1)      with an established place of business in London,

                  (2)      which have been designated as such by the Trustee and

                  (3)      which are not controlling, controlled by, or under
                           common control with, the Depositor, Countrywide
                           Servicing or any successor Master Servicer.

         The establishment of One-Month LIBOR on each Interest Determination
Date by the Trustee and the Trustee's calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

CARRYOVER RESERVE FUND

         The Pooling and Servicing Agreement will require the Trustee to establish an account (the "CARRYOVER RESERVE FUND"), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover
Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

         On each Distribution Date, to the extent that Fixed Rate Loan Group
Excess Cashflow is available as described under "-- Overcollateralization
Provisions -- Fixed Rate Loan Group Excess Cashflow" above or Adjustable Rate
Loan Group Excess Cashflow is available as described under "--
Overcollateralization Provisions -- Adjustable Rate Loan Group Excess Cashflow"
above, the Trustee will deposit in the Carryover Reserve Fund the amount needed to pay any Net Rate Carryover as described under "-- Overcollateralization
Provisions" above.

         On each Distribution Date, to the extent that Fixed Rate Loan Group
Excess Cashflow is available as described under "-- Overcollateralization
Provisions -- Fixed Rate Loan Group Excess Cashflow" above or Adjustable Rate
Loan Group Excess Cashflow is available as described under "--
Overcollateralization Provisions -- Adjustable Rate Loan Group Excess Cashflow"
above, the Trustee will deposit in the Carryover Reserve Fund an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the "REQUIRED
CARRYOVER RESERVE FUND DEPOSIT").

CREDIT COMEBACK EXCESS ACCOUNT

         The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the "CREDIT COMEBACK EXCESS ACCOUNT"), which is held in trust by the Trustee on behalf of the holders of the Certificates. The
Credit Comeback Excess Account will not be an asset of any REMIC.

         On each Distribution Date, the Trustee will deposit in the Credit
Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all Credit Comeback Excess
Amounts received in respect Loan Group 1, on the one hand, and Loan Group 2 and
Loan Group 3, on the other hand, during the related Due Period will be distributed to the Fixed Rate Certificates and the Adjustable Rate Certificates,
respectively, to restore overcollateralization and to cover any Unpaid Realized
Loss Amounts as described under "--Overcollateralization Provisions -- Fixed
Rate Loan Group Excess Cashflow" and "-- Overcollateralization Provisions --
Adjustable Rate Credit Comeback Excess Cashflow." Any Credit Comeback Excess
Amounts in respect of Loan Group 1 remaining after the application of the Fixed
Rate Credit Comeback Excess Cashflow as described under "--Overcollateralization
Provisions -- Fixed Rate Loan Group Excess Cashflow" will be distributed to the
Class CF Certificates and will not be available thereafter, and any Credit
Comeback Excess Amounts in respect of Loan Group 2 and Loan Group 3 remaining after the application of the Adjustable Rate Credit Comeback Excess Cashflow as
described under "--Overcollateralization Provisions -- Adjustable Rate Loan
Group Excess Cashflow" will be distributed to the Class CV Certificates and will not be available thereafter.

                                       56

APPLIED REALIZED LOSS AMOUNTS

         If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class 1-AF and Fixed Rate Subordinate Certificates exceeds the sum of the aggregate Stated
Principal Balance of the Mortgage Loans in Loan Group 1 and the amount on deposit in the Pre-Funding Account in respect of Loan Group 1, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the
Class BF, Class MF-8, Class MF-7, Class MF-6, Class MF-5, Class MF-4, Class
MF-3, Class MF-2 and Class MF-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero, and then to reduce the Certificate Principal Balance of each class of Class 1-AF
Certificates, on a pro rata basis according to their respective Certificate
Principal Balances, until the Certificate Principal Balances of such classes have been reduced to zero.

         If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the Class AV
Certificates and Adjustable Rate Subordinate Certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 and
Loan Group 3 and the amount on deposit in the Pre-Funding Account in respect of
Loan Group 2 and Loan Group 3, the amount of the excess will be applied first to reduce the Certificate Principal Balances of the Class BV, Class MV-8, Class
MV-7, Class MV-6, Class MV-5, Class MV-4, Class MV-3, Class MV-2 and Class MV-1
Certificates, in that order, in each case until the Certificate Principal
Balance of the class has been reduced to zero. After the Certificate Principal
Balances of the Adjustable Rate Subordinate Certificates have been reduced to zero, (i) if the Certificate Principal Balance of the Class 2-AV Certificates
exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan
Group 2, the amount of such excess will be applied to reduce the Certificate
Principal Balance of the Class 2-AV Certificates, until the Certificate
Principal Balance thereof has been reduced to zero, and (ii) if the aggregate
Certificate Principal Balance of the Class 3-AV Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 3, the
amount of such excess will be applied to reduce the Certificate Principal
Balance of each class of Class 3-AV Certificates, pro rata, until the
Certificate Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph or the immediately preceding paragraph is referred to as an "APPLIED REALIZED LOSS AMOUNT."

         If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance
of the class as described in the definition of "Certificate Principal Balance"
described in this free writing prospectus under "-- Glossary of Terms --
Definitions Related to Distribution Dates and Collections."

                                       57

                                                                         ANNEX A

                        THE STATISTICAL CALCULATION POOL

          The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan
Group 2, Loan Group 3 and Loan Group 2 and Loan Group 3 as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled "Percent of Aggregate Principal Balance
Outstanding" are stated by that portion of the Statistical Calculation Date Pool
Principal Balance representing Loan Group 1, Loan Group 2, Loan Group 3 or Loan
Group 2 and Loan Group 3 as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit
Bureau Risk Score set forth below has been calculated without regard to any
Mortgage Loan for which the Credit Bureau Risk Score is unknown.

                             GROUP 1 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      CREDIT    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING     BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM         RISK      VALUE
MORTGAGE LOAN PROGRAM              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ---------   --------

15-Year Fixed.................        6     $  1,498,512        1.30%     $249,752     7.580%     179.61       654        79.9%
30-Year Fixed.................      209       44,274,678       38.42       211,841     7.782      359.81       597        74.0
30-Year Fixed - Credit
   Comeback...................       32        7,915,471        6.87       247,358     8.163      359.58       593        75.3
40-Year Fixed.................       94       29,329,485       25.45       312,016     7.830      479.41       617        76.7
40-Year Fixed - Credit
   Comeback...................       30        9,454,590        8.20       315,153     7.928      479.45       605        75.1
30-Year Fixed - 60-month
   Interest Only..............       71       22,772,012       19.76       320,733     7.257      359.58       645        80.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      442     $115,244,748      100.00%
                                    ===     ============      ======

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE      CREDIT     AVERAGE
                                    OF        PRINCIPAL      RINCIPAL     CURRENT      GROSS    REMAINING     BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM        RISK      VALUE
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)      SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ---------   --------

Fixed 180.....................        6     $  1,498,512        1.30%     $249,752     7.580%     179.61       654        79.9%
Fixed 360.....................      312       74,962,161       65.05       240,263     7.663      359.72       611        76.0
Fixed 480.....................      124       38,784,075       33.65       312,775     7.854      479.42       614        76.3
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      442     $115,244,748      100.00%
                                    ===     ============      ======

                                      A-1

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                             WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE      AGGREGATE     AVERAGE    AVERAGE     AVERAGE      CREDIT    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING     BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM        RISK       VALUE
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   ---------   --------

 $50,000.01 - $75,000.00......        7     $    429,124        0.37%     $ 61,303     9.538%     331.65       609        81.1%
 $75,000.01 - $100,000.00.....       20        1,793,925        1.56        89,696     9.187      358.38       591        82.1
$100,000.01 - $150,000.00.....       73        9,254,060        8.03       126,768     8.390      369.52       597        78.5
$150,000.01 - $200,000.00.....       71       12,328,050       10.70       173,635     8.115      384.18       599        76.5
$200,000.01 - $250,000.00.....       63       14,150,861       12.28       224,617     7.859      389.40       598        75.1
$250,000.01 - $300,000.00.....       52       14,150,700       12.28       272,129     7.755      395.05       592        73.4
$300,000.01 - $350,000.00.....       54       17,505,208       15.19       324,171     7.851      404.42       611        74.2
$350,000.01 - $400,000.00.....       43       16,191,868       14.05       376,555     7.580      423.49       614        76.9
$400,000.01 - $450,000.00.....       20        8,458,888        7.34       422,944     7.273      407.02       625        77.3
$450,000.01 - $500,000.00.....       18        8,583,419        7.45       476,857     6.990      406.87       647        78.7
$500,000.01 - $550,000.00.....        8        4,214,850        3.66       526,856     7.241      419.72       662        78.1
$550,000.01 - $600,000.00.....        7        4,048,949        3.51       578,421     6.982      367.06       662        78.3
$600,000.01 - $650,000.00.....        2        1,255,846        1.09       627,923     8.183      420.63       606        61.6
$650,000.01 - $700,000.00.....        2        1,334,000        1.16       667,000     6.930      359.49       627        81.1
$700,000.01 - $750,000.00.....        1          750,000        0.65       750,000     7.670      360.00       626        68.2
$750,000.01 - $800,000.00.....        1          795,000        0.69       795,000     6.800      480.00       663        83.7
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      442     $115,244,748      100.00%
                                    ===     ============      ======

                                      A-2

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        2     $    290,877        0.25%    $145,438      7.807%     358.92       606       83.8%
Alaska........................        1          324,900        0.28      324,900      7.500      360.00       666       90.0
Arizona.......................       13        2,630,863        2.28      202,374      7.944      397.26       617       81.1
Arkansas......................        3          260,688        0.23       86,896     10.409      359.00       641       93.0
California....................      117       41,228,425       35.77      352,380      7.052      409.03       639       73.1
Colorado......................       10        1,922,967        1.67      192,297      8.756      397.31       597       80.8
Connecticut...................        3        1,044,558        0.91      348,186      7.198      256.00       680       75.8
Delaware......................        3          559,672        0.49      186,557      7.375      359.00       625       80.8
District of Columbia..........        2          484,954        0.42      242,477      6.719      425.78       632       73.3
Florida.......................       66       15,428,558       13.39      233,766      7.963      391.74       595       75.3
Georgia.......................        8        1,109,983        0.96      138,748      8.398      391.92       612       78.9
Hawaii........................        7        2,162,473        1.88      308,925      8.207      420.60       612       77.1
Idaho.........................        2          260,603        0.23      130,302      8.217      359.06       576       83.5
Illinois......................       22        4,923,326        4.27      223,788      8.919      381.30       578       81.7
Indiana.......................        3          349,236        0.30      116,412      9.121      325.13       591       84.4
Iowa..........................        1          132,950        0.12      132,950     10.750      359.00       597       95.0
Kansas........................        1          188,000        0.16      188,000      7.375      360.00       670       80.0
Kentucky......................        1          128,000        0.11      128,000      7.875      480.00       565       92.8
Louisiana.....................        2          228,558        0.20      114,279      9.274      435.97       552       86.7
Maine.........................        2          264,200        0.23      132,100      7.801      360.00       637       84.4
Maryland......................       11        3,150,206        2.73      286,382      8.046      424.00       593       67.4
Massachusetts.................       10        3,119,052        2.71      311,905      7.457      382.47       604       77.5
Michigan......................        3        1,424,019        1.24      474,673      8.155      387.01       610       85.1
Minnesota.....................        3          499,072        0.43      166,357      8.830      398.10       561       73.2
Mississippi...................        1          103,799        0.09      103,799      9.650      356.00       610       94.1
Missouri......................        8        1,437,541        1.25      179,693      7.539      325.49       605       83.9
Montana.......................        1          118,283        0.10      118,283      9.500      358.00       599       80.0
Nevada........................        8        2,488,735        2.16      311,092      7.899      452.70       623       76.1
New Hampshire.................        3          579,900        0.50      193,300      8.311      409.82       598       87.8
New Jersey....................        7        2,004,065        1.74      286,295      7.997      395.30       580       75.0
New Mexico....................        4          708,842        0.62      177,211      8.347      357.66       643       80.1
New York......................       22        6,963,159        6.04      316,507      7.946      401.47       590       73.3
North Carolina................        4          803,217        0.70      200,804      9.222      434.68       610       80.4
Oklahoma......................        4          616,596        0.54      154,149      9.083      383.87       566       85.5
Oregon........................        6        1,348,004        1.17      224,667      7.613      377.46       582       72.7
Pennsylvania..................       10        2,015,853        1.75      201,585      8.264      380.53       574       76.7
Rhode Island..................        1          183,500        0.16      183,500      7.250      360.00       519       60.2
South Carolina................        1          171,812        0.15      171,812      8.400      478.00       612       90.0
Tennessee.....................        8        1,094,696        0.95      136,837      8.452      383.86       627       87.1
Texas.........................       22        2,970,844        2.58      135,038      8.829      348.34       601       88.0
Utah..........................        1          531,000        0.46      531,000      6.990      360.00       713       90.0
Virginia......................       22        6,023,115        5.23      273,778      7.924      407.31       583       76.7
Washington....................       10        2,490,709        2.16      249,071      7.551      405.35       593       76.0
Wisconsin.....................        2          358,136        0.31      179,068      9.912      359.30       551       88.5
Wyoming.......................        1          116,800        0.10      116,800      9.050      360.00       619       79.5
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      442     $115,244,748      100.00%
                                    ===     ============      ======

                                      A-3

               LOAN-TO-VALUE RATIOS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       11     $  2,457,536        2.13%     $223,412     7.826%     379.92       580        40.3%
50.01 -  55.00................       14        3,297,142        2.86       235,510     7.501      398.52       572        52.8
55.01 -  60.00................       26        6,996,779        6.07       269,107     7.367      388.12       587        57.7
60.01 -  65.00................       37        9,431,034        8.18       254,893     7.255      386.81       594        63.4
65.01 -  70.00................       48       14,407,123       12.50       300,148     7.623      413.10       614        68.2
70.01 -  75.00................       40       10,977,740        9.53       274,444     7.290      407.57       605        73.1
75.01 -  80.00................      116       30,138,915       26.15       259,818     7.794      397.18       620        79.4
80.01 -  85.00................       42       11,539,578       10.01       274,752     7.494      404.87       623        83.8
85.01 -  90.00................       75       20,277,761       17.60       270,370     8.043      398.54       621        89.1
90.01 -  95.00................       25        4,617,601        4.01       184,704     9.098      361.97       629        94.5
95.01 - 100.00................        8        1,103,538        0.96       137,942     9.149      358.62       647       100.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      442     $115,244,748      100.00%
                                    ===     ============      ======

              CURRENT MORTGAGE RATES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

 5.501 -  6.000...............       14     $  5,107,659        4.43%     $364,833     5.975%     415.28       712        72.2%
 6.001 -  6.500...............       39       12,931,579       11.22       331,579     6.346      397.99       649        74.7
 6.501 -  7.000...............       61       18,107,335       15.71       296,842     6.801      385.56       639        73.3
 7.001 -  7.500...............       81       21,877,395       18.98       270,091     7.336      391.09       606        74.7
 7.501 -  8.000...............       91       24,273,527       21.06       266,742     7.790      400.74       597        75.9
 8.001 -  8.500...............       44       10,068,061        8.74       228,820     8.326      397.27       601        78.5
 8.501 -  9.000...............       33        7,593,735        6.59       230,113     8.749      390.63       600        80.4
 9.001 -  9.500...............       23        4,997,416        4.34       217,279     9.293      431.75       568        75.6
 9.501 - 10.000...............       24        4,040,148        3.51       168,339     9.822      401.82       572        83.8
10.001 - 10.500...............        8        1,477,695        1.28       184,712    10.361      359.24       589        73.1
10.501 - 11.000...............       12        2,413,727        2.09       201,144    10.745      418.84       562        87.5
11.001 - 11.500...............        4          894,572        0.78       223,643    11.244      447.27       537        81.9
11.501 - 12.000...............        6        1,229,181        1.07       204,864    11.757      410.80       555        85.9
12.001 - 12.500...............        1          148,738        0.13       148,738    12.250      479.00       529        85.0
12.501 - 13.000...............        1           83,980        0.07        83,980    12.925      359.00       626       100.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      442     $115,244,748      100.00%
                                    ===     ============      ======

                                      A-4

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......      355     $ 91,978,760      79.81%      $259,095     7.638%     398.56       613       76.0%
Planned Unit Development......       57       14,872,369      12.91        260,919     8.042      403.99       611       77.5
Low-Rise Condominium..........       16        3,729,655       3.24        233,103     7.755      359.84       631       79.3
Two Family Home...............        8        2,571,142       2.23        321,393     8.280      395.47       576       68.3
Three Family Home.............        3        1,035,050       0.90        345,017     7.729      406.95       610       73.9
Four Family Home..............        2          712,450       0.62        356,225     8.352      360.00       636       74.2
High-Rise Condominium.........        1          345,322       0.30        345,322    11.875      360.00       603       95.0
                                    ---     ------------     ------
   Total/Avg./Wtd. Avg........      442     $115,244,748     100.00%
                                    ===     ============     ======

                  LOAN PURPOSES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out..........      362     $ 97,446,998      84.56%      $269,191    7.606%      399.59       611       74.9%
Purchase......................       54       11,118,790       9.65        205,904    8.900       383.36       614       85.5
Refinance - Rate/Term.........       26        6,678,960       5.80        256,883    7.518       393.30       635       79.2
                                    ---     ------------     ------
   Total/Avg./Wtd. Avg........      442     $115,244,748     100.00%
                                    ===     ============     ======

                 OCCUPANCY TYPES FOR THE GROUP 1 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED   AVERAGE    WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................      425     $111,695,741      96.92%      $262,814    7.686%     398.75        613       76.1%
Investment Property...........       14        2,831,685       2.46        202,263    8.825      364.37        610       74.2
Second Home...................        3          717,322       0.62        239,107    9.607      360.00        631       92.1
                                    ---     ------------     ------
  Total/Avg./Wtd. Avg.........      442     $115,244,748     100.00%
                                    ===     ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-5

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
(MONTHS)                           LOANS    OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

121 - 180.....................        6     $  1,498,512       1.30%      $249,752    7.580%      179.61       654       79.9%
301 - 360.....................      311       74,737,247      64.85        240,313    7.665       359.36       611       76.1
Greater than 360..............      125       39,008,989      33.85        312,072    7.849       479.41       614       76.1
                                    ---     ------------     ------
   Total/Avg./Wtd. Avg........      442     $115,244,748     100.00%
                                    ===     ============     ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE      AGGREGATE    AVERAGE    AVERAGE      AVERAGE    CREDIT    AVERAGE
                                   OF        PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK      VALUE
LOAN DOCUMENTATION TYPE           LOANS     OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............      328     $ 83,427,350      72.39%      $254,352    7.533%      399.18      611        76.8%
Stated Income.................      114       31,817,398      27.61        279,100    8.232       393.67      617        74.4
                                    ---     ------------     ------
    Total/Avg./Wtd. Avg.......      442     $115,244,748     100.00%
                                    ===     ============     ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE      AGGREGATE    AVERAGE    AVERAGE     AVERAGE     CREDIT    AVERAGE
                                   OF        PRINCIPAL      PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU RISK      MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
SCORES                             LOANS    OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

781 - 800.....................        2     $  1,040,000        0.90%     $520,000     6.268%     360.00       791       73.3%
761 - 780.....................        3        1,038,000        0.90       346,000     6.201      480.00       772       78.0
741 - 760.....................        9        3,184,909        2.76       353,879     6.578      426.47       746       82.4
721 - 740.....................        6        2,022,981        1.76       337,163     6.911      329.91       732       80.1
701 - 720.....................        9        3,086,333        2.68       342,926     6.807      409.47       709       77.2
681 - 700.....................       10        2,585,477        2.24       258,548     6.945      393.37       690       81.0
661 - 680.....................       28        7,125,291        6.18       254,475     7.064      397.39       670       78.6
641 - 660.....................       41       11,483,748        9.96       280,091     7.451      389.59       651       81.1
621 - 640.....................       66       18,626,425       16.16       282,219     7.666      398.18       630       76.0
601 - 620.....................       59       15,598,896       13.54       264,388     7.743      394.42       610       78.2
581 - 600.....................       63       16,497,878       14.32       261,871     7.729      403.65       591       75.4
561 - 580.....................       46       10,207,077        8.86       221,893     7.960      389.28       570       73.7
541 - 560.....................       41        8,700,815        7.55       212,215     8.057      406.32       550       69.9
521 - 540.....................       32        7,871,405        6.83       245,981     8.779      391.10       529       74.6
501 - 520.....................       24        5,644,709        4.90       235,196     8.939      409.08       513       68.2
500 or Less...................        3          530,805        0.46       176,935    10.604      412.16       500       79.9
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      442     $115,244,748      100.00%
                                    ===     ============      ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-6

             CREDIT GRADE CATEGORIES FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A ............................      316     $ 85,104,726       73.85%     $269,319     7.585%     396.88       624       77.2%
A-............................       24        6,532,569        5.67       272,190     7.800      375.47       574       74.4
B ............................       45       12,590,487       10.92       279,789     7.923      411.37       590       73.1
C ............................       33        7,238,407        6.28       219,346     8.355      407.19       571       67.1
C-............................       22        3,491,313        3.03       158,696     8.761      384.18       594       83.4
D ............................        2          287,245        0.25       143,623    10.657      457.58       531       81.8
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      442     $115,244,748      100.00%
                                    ===     ============      ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
(MONTHS)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................       65     $ 14,631,221       12.70%     $225,096     8.549%     395.56       597       77.9%
12............................       28        9,544,056        8.28       340,859     7.998      411.03       596       70.3
24............................       20        5,185,598        4.50       259,280     9.137      410.55       577       81.4
30............................        1          283,832        0.25       283,832     7.900      478.00       614       61.7
36............................       90       20,386,599       17.69       226,518     7.863      396.98       602       77.4
60............................      238       65,213,441       56.59       274,006     7.346      395.01       625       75.9
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      442     $115,244,748      100.00%
                                    ===     ============      ======

              INTEREST ONLY PERIODS FOR THE GROUP 1 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
(MONTHS)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................      371     $ 92,472,736       80.24%     $249,253     7.841%     407.04       605       75.2%
60............................       71       22,772,012       19.76       320,733     7.257      359.58       645       80.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      442     $115,244,748      100.00%
                                    ===     ============      ======

                                      A-7

                             GROUP 2 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
MORTGAGE LOAN PROGRAM             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........        4     $    783,547        0.78%     $195,887     7.231%     358.38       551       80.9%
2/28 6-month LIBOR............      222       36,884,252       36.88       166,145     8.286      359.23       590       82.1
2/38 6-month LIBOR............       71       14,166,940       14.17       199,534     7.997      479.47       572       78.1
2/28 6-month LIBOR -
   24-month Interest Only.....        5        1,338,892        1.34       267,778     8.700      357.13       605       84.4
2/28 6-month LIBOR -
   60-month Interest Only.....       77       17,090,511       17.09       221,955     7.533      359.31       621       82.7
3/27 6-month LIBOR............       19        2,640,861        2.64       138,993     8.327      358.86       593       78.9
3/37 6-month LIBOR............        1          216,200        0.22       216,200     9.250      480.00       563       84.8
3/27 6-month LIBOR -
   60-month Interest Only             6        1,392,500        1.39       232,083     6.710      359.50       634       77.7
5/25 6-month LIBOR............        1           99,923        0.10        99,923     7.250      359.00       626       64.1
5/35 6-month LIBOR                    2          396,894        0.40       198,447     8.235      479.00       605       89.2
15-Year Fixed.................        6          543,931        0.54        90,655     8.128      179.15       584       69.1
15-Year Fixed - Credit
   Comeback...................        2          323,200        0.32       161,600     8.195      180.00       572       80.0
30-Year Fixed.................       83       11,931,250       11.93       143,750     8.124      359.09       591       76.4
30-Year Fixed - Credit
   Comeback...................       22        4,268,554        4.27       194,025     8.256      358.61       583       73.6
40-Year Fixed                        14        3,790,723        3.79       270,766     8.046      479.48       567       68.8
40-Year Fixed - Credit
  Comeback                            2          594,144        0.59       297,072     8.307      479.00       583       81.4
30-Year Fixed - 60-month
   Interest Only..............       15        3,538,300        3.54       235,887     7.299      359.27       611       73.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      552     $100,000,621      100.00%
                                    ===     ============      ======

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
ORIGINAL TERM (MONTHS)            LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360.......................      334     $ 60,230,485       60.23%     $180,331     8.031%     359.18       600       82.0%
ARM 480.......................       74       14,780,034       14.78       199,730     8.021      479.47       573       78.5
Fixed 180.....................        8          867,131        0.87       108,391     8.153      179.47       580       73.1
Fixed 360.....................      120       19,738,104       19.74       164,484     8.005      359.02       593       75.2
Fixed 480.....................       16        4,384,867        4.38       274,054     8.081      479.41       569       70.5
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      552     $100,000,621      100.00%
                                    ===     ============      ======

                                      A-8

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
PRINCIPAL BALANCES                LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$25,000.01 - $50,000.00.......       3      $    149,803       0.15%      $ 49,934     9.683%     357.33       611       78.5%
$50,000.01 - $75,000.00.......      21         1,369,813       1.37         65,229     9.337      355.28       598       84.7
$75,000.01 - $100,000.00......      64         5,719,128       5.72         89,361     8.513      352.55       596       83.1
$100,000.01 - $150,000.00.....     144        18,063,848      18.06        125,443     8.240      375.43       595       80.9
$150,000.01 - $200,000.00.....     128        22,023,654      22.02        172,060     8.071      375.65       588       79.1
$200,000.01 - $250,000.00.....      80        17,538,439      17.54        219,230     8.143      383.21       595       79.9
$250,000.01 - $300,000.00.....      57        15,543,838      15.54        272,699     7.802      391.33       593       78.6
$300,000.01 - $350,000.00.....      32        10,312,221      10.31        322,257     7.832      393.18       594       79.2
$350,000.01 - $400,000.00.....      15         5,720,135       5.72        381,342     7.248      376.13       595       77.6
$400,000.01 - $450,000.00.....       6         2,510,653       2.51        418,442     7.171      398.45       590       73.4
$450,000.01 - $500,000.00.....       1           484,500       0.48        484,500     9.125      356.00       588       85.0
$550,000.01 - $600,000.00.....       1           564,588       0.56        564,588     8.000      479.00       608       76.5
                                   ---      ------------     ------
   Total/Avg./Wtd. Avg........     552      $100,000,621     100.00%
                                   ===      ============     ======

                                       A-9

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        6     $    735,635        0.74%     $122,606     8.152%     410.07       611       84.6%
Alaska........................        2          422,095        0.42       211,048     7.082      439.90       609       83.3
Arizona.......................       39        7,578,538        7.58       194,321     8.085      379.79       593       78.8
Arkansas......................        4          440,795        0.44       110,199     9.302      358.62       633       97.9
California....................       54       14,274,166       14.27       264,336     7.383      398.35       588       72.6
Colorado......................       13        2,321,089        2.32       178,545     8.022      386.61       611       82.6
Connecticut...................        5        1,517,231        1.52       303,446     8.347      399.68       580       80.9
Delaware......................        1          239,400        0.24       239,400     6.950      360.00       563       75.0
District of Columbia..........        2          282,000        0.28       141,000     9.854      360.00       596       79.6
Florida.......................      101       17,826,601       17.83       176,501     8.039      379.87       593       80.6
Georgia.......................       23        2,887,988        2.89       125,565     8.572      368.64       592       84.9
Hawaii........................        3        1,059,072        1.06       353,024     7.472      359.26       568       61.9
Idaho.........................        2          323,304        0.32       161,652     9.538      429.66       558       89.1
Illinois......................       26        4,587,025        4.59       176,424     8.473      371.25       597       81.4
Indiana.......................        3          265,588        0.27        88,529     9.480      359.24       598       92.6
Iowa..........................        8          855,057        0.86       106,882     8.527      359.52       612       87.6
Kansas........................        4          424,869        0.42       106,217     9.535      359.83       588       85.0
Kentucky......................        5          605,155        0.61       121,031     8.574      384.69       585       86.2
Louisiana.....................        1          292,299        0.29       292,299     7.875      359.00       604       90.0
Maine.........................        3          525,699        0.53       175,233     7.206      359.29       574       67.3
Maryland......................       23        4,629,567        4.63       201,286     8.015      397.24       597       79.9
Massachusetts.................       14        2,907,404        2.91       207,672     8.140      385.91       574       70.4
Michigan......................       13        1,413,210        1.41       108,708     8.273      359.11       616       82.9
Minnesota.....................       10        1,532,029        1.53       153,203     7.863      358.61       600       81.9
Mississippi...................        1           86,000        0.09        86,000     7.750      360.00       601       66.2
Missouri......................       13        1,628,972        1.63       125,306     8.677      374.85       579       85.4
Montana.......................        2          262,217        0.26       131,109     7.444      431.80       574       83.0
Nebraska......................        1           63,669        0.06        63,669     9.500      359.00       681       91.0
Nevada........................        9        2,164,559        2.16       240,507     7.592      376.31       613       86.1
New Hampshire.................        2          360,200        0.36       180,100     8.810      431.63       589       86.9
New Jersey....................       10        2,040,744        2.04       204,074     8.153      398.51       578       80.7
New Mexico....................        2          230,183        0.23       115,091     9.684      424.15       579       65.8
New York......................       19        4,940,483        4.94       260,025     8.164      386.35       586       75.8
North Carolina................        7          854,998        0.85       122,143     9.098      359.55       599       85.0
Ohio..........................        2          163,435        0.16        81,717     8.553      359.36       618       83.0
Oklahoma......................        1          279,000        0.28       279,000     8.250      359.00       640       93.0
Oregon........................        8        1,657,113        1.66       207,139     7.578      389.64       597       76.7
Pennsylvania..................       11        1,630,881        1.63       148,262     8.051      385.96       603       86.7
Rhode Island..................        3          531,152        0.53       177,051     7.522      382.48       549       65.8
South Carolina................        5          967,498        0.97       193,500     7.909      358.98       616       81.7
Tennessee.....................        3          516,822        0.52       172,274     9.022      357.51       627       93.6
Texas.........................       38        4,311,058        4.31       113,449     8.500      340.34       592       84.3
Utah..........................        9        1,780,494        1.78       197,833     7.673      359.04       601       80.8
Vermont.......................        1          167,917        0.17       167,917     9.500      359.00       592       70.0
Virginia......................       20        4,015,806        4.02       200,790     7.809      370.09       582       81.0
Washington....................       11        2,037,629        2.04       185,239     7.672      393.17       609       81.6
West Virginia.................        4          658,713        0.66       164,678     7.564      358.37       610       85.9
Wisconsin.....................        4          565,861        0.57       141,465     9.025      388.84       612       83.5
Wyoming.......................        1          139,404        0.14       139,404     7.875      359.00       615       90.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      552     $100,000,621      100.00%
                                    ===     ============      ======

                                      A-10

               LOAN-TO-VALUE RATIOS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       10     $  1,469,411        1.47%    $146,941     7.418%     407.87       559        43.7%
50.01 -  55.00................        9        2,168,198        2.17      240,911     6.934      374.99       585        53.6
55.01 -  60.00................       10        2,204,471        2.20      220,447     7.017      381.36       551        57.8
60.01 -  65.00................       24        4,687,118        4.69      195,297     7.368      393.93       576        63.8
65.01 -  70.00................       41        8,006,269        8.01      195,275     7.827      396.93       576        68.8
70.01 -  75.00................       68       13,547,347       13.55      199,226     7.758      386.47       579        73.9
75.01 -  80.00................      149       26,287,323       26.29      176,425     7.956      375.77       595        79.2
80.01 -  85.00................       64       12,158,542       12.16      189,977     8.054      383.18       580        84.3
85.01 -  90.00................      118       20,930,806       20.93      177,380     8.270      374.90       614        89.5
90.01 -  95.00................       41        6,404,815        6.40      156,215     9.198      372.38       615        94.6
95.01 - 100.00................       18        2,136,320        2.14      118,684     9.365      366.33       636       100.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg.......       552     $100,000,621      100.00%
                                    ===     ============      ======

              CURRENT MORTGAGE RATES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                           PERCENT OF                WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE      AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RATES (%)                          LOANS    OUTSTANDING    OUTSTANDING    BALANCE      RATE     (MONTHS)      SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500.............            2     $    404,843        0.40%     $202,421     5.500%     389.35       528       67.5%
5.501 - 6.000.............           11        2,409,011        2.41       219,001     5.854      364.23       618       76.3
6.001 - 6.500.............           25        6,341,900        6.34       253,676     6.326      368.96       607       73.8
6.501 - 7.000.............           55       10,978,764       10.98       199,614     6.888      378.18       589       71.7
7.001 - 7.500.............           70       13,387,461       13.39       191,249     7.363      383.28       609       77.1
7.501 - 8.000.............          109       20,790,732       20.79       190,741     7.829      387.36       592       78.8
8.001 - 8.500.............           79       13,989,024       13.99       177,076     8.305      384.29       592       82.2
8.501 - 9.000.............           93       14,873,703       14.87       159,932     8.773      381.18       591       82.4
9.001 - 9.500.............           53        9,565,217        9.57       180,476     9.264      376.06       575       83.4
9.501 - 10.000............           25        3,568,797        3.57       142,752     9.802      383.77       581       86.3
10.001 - 10.500...........           20        2,525,449        2.53       126,272    10.327      365.21       595       93.8
10.501 - 11.000...........            4          518,575        0.52       129,644    10.812      359.02       574       94.1
11.001 - 11.500...........            4          414,116        0.41       103,529    11.359      359.38       539       82.7
11.501 - 12.000...........            2          233,029        0.23       116,514    11.714      359.00       620       90.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg....          552     $100,000,621      100.00%
                                    ===     ============      ======

                                      A-11

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......      423     $ 73,564,354      73.56%      $173,911     8.009%     381.38       592       78.9%
Planned Unit Development......       80       16,647,819      16.65        208,098     7.887      379.03       597       81.6
Low-Rise Condominium..........       28        4,835,267       4.84        172,688     8.674      362.94       599       86.8
Two Family Home...............       14        3,439,600       3.44        245,686     8.157      382.95       587       74.5
Three Family Home.............        4        1,171,933       1.17        292,983     8.098      416.01       606       77.0
High-Rise Condominium.........        3          341,648       0.34        113,883     8.331      406.70       602       81.6
                                    ---     ------------     ------
   Total/Avg./Wtd. Avg........      552     $100,000,621     100.00%
                                    ===     ============     ======

                  LOAN PURPOSES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out..........      420     $ 79,506,462      79.51%      $189,301     7.944%     382.92       588       77.8%
Purchase......................       91       13,787,831      13.79        151,515     8.619      375.30       622       88.2
Refinance - Rate/Term.........       41        6,706,328       6.71        163,569     7.802      364.62       596       82.9
                                    ---     ------------     ------
   Total/Avg./Wtd. Avg........      552     $100,000,621     100.00%
                                    ===     ============     ======

                 OCCUPANCY TYPES FOR THE GROUP 2 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................      522     $ 94,479,043      94.48%     $180,994     7.987%     381.17       591       79.4%
Investment Property...........       22        4,059,590       4.06       184,527     8.690      376.04       633       83.7
Second Home...................        8        1,461,988       1.46       182,749     8.827      359.16       617       79.7
                                    ---     ------------     ------
   Total/Avg./Wtd. Avg........      552     $100,000,621     100.00%
                                    ===     ============     ======

----------
(1)  Based on representations by the Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-12

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

121 - 180.....................        8     $    867,131       0.87%      $108,391     8.153%     179.47       580       73.1%
301 - 360.....................      454       79,968,589      79.97        176,142     8.025      359.14       598       80.4
Greater than 360..............       90       19,164,901      19.16        212,943     8.035      479.45       572       76.7
                                    ---     ------------     ------
   Total/Avg./Wtd. Avg........      552     $100,000,621     100.00%
                                    ===     ============     ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)    SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............      425     $ 73,583,432      73.58%      $173,137     7.933%     377.62       589       79.8%
Stated Income.................      127       26,417,189      26.42        208,009     8.291      389.06       603       79.0
                                    ---     ------------     ------
   Total/Avg./Wtd. Avg........      552     $100,000,621     100.00%
                                    ===     ============     ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU           MORTGAGE     BALANCE        BALANCE     PRINCIPAL    MORTGAGE     TERM        RISK      VALUE
RISK SCORES                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

741 - 760.....................        1     $    115,131       0.12%      $115,131     8.530%     359.00       751        72.0%
721 - 740.....................        3          535,850       0.54        178,617     7.389      358.67       729        86.0
701 - 720.....................        1          114,811       0.11        114,811     7.000      358.00       706       100.0
681 - 700.....................       11        2,109,902       2.11        191,809     7.607      386.87       693        85.6
661 - 680.....................       23        4,723,382       4.72        205,364     7.434      362.63       669        81.5
641 - 660.....................       41        7,937,113       7.94        193,588     7.689      359.80       648        85.8
621 - 640.....................       56        8,952,807       8.95        159,872     8.182      372.54       630        82.7
601 - 620.....................      109       19,158,949      19.16        175,770     7.987      382.37       609        81.6
581 - 600.....................       95       17,303,419      17.30        182,141     8.103      375.82       590        80.7
561 - 580.....................       87       16,068,290      16.07        184,693     7.963      379.53       571        77.7
541 - 560.....................       65       11,175,941      11.18        171,938     8.457      396.26       550        76.5
521 - 540.....................       33        6,399,879       6.40        193,936     7.990      385.52       529        70.3
501 - 520.....................       26        5,267,704       5.27        202,604     8.259      414.03       511        72.6
500 or Less...................        1          137,443       0.14        137,443     9.125      478.00       500        78.6
                                    ---     ------------     ------
   Total/Avg./Wtd. Avg........      552     $100,000,621     100.00%
                                    ===     ============     ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-13

             CREDIT GRADE CATEGORIES FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A.............................      382     $ 70,101,622       70.10%     $183,512     7.998%     375.48       600       80.5%
A-............................       27        5,673,166        5.67       210,117     7.585      404.16       576       76.2
B.............................       36        7,114,281        7.11       197,619     7.972      389.17       566       75.8
C.............................       47        7,882,977        7.88       167,723     8.327      398.02       576       75.0
C-............................       57        8,706,272        8.71       152,742     8.318      385.54       586       82.0
D.............................        3          522,302        0.52       174,101     8.190      357.41       574       74.8
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      552     $100,000,621      100.00%
                                    ===     ============      ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
(MONTHS)                          LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................      171     $ 28,810,341       28.81%     $168,482     8.233%     375.01       596       80.9%
12............................       28        6,154,665        6.15       219,809     8.185      382.21       569       71.0
24............................      294       53,954,423       53.95       183,518     7.973      384.54       593       80.8
36............................       59       11,081,192       11.08       187,817     7.675      375.45       597       75.2
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      552     $100,000,621      100.00%
                                    ===     ============      ======

                 MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                 WEIGHTED
                                  AVERAGE                           PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED   WEIGHTED
                                 MONTHS TO   NUMBER    AGGREGATE    AGGREGATE    AVERAGE   AVERAGE    AVERAGE    AVERAGE    AVERAGE
RANGE OF MONTHS TO                 NEXT        OF      PRINCIPAL    PRINCIPAL    CURRENT    GROSS    REMAINING    CREDIT    LOAN-TO-
NEXT ADJUSTMENT                 ADJUSTMENT  MORTGAGE    BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       BUREAU     VALUE
DATE                               DATE      LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE   RATIO
------------------------------  ----------  --------  -----------  -----------  ---------  --------  ---------  ----------  --------

0 - 6.........................       4           4    $   783,547       1.04%    $195,887    7.231%    358.38       551       80.9%
19 - 24.......................      23         375     69,480,595      92.63      185,282    8.050     383.73       594       81.5
32 - 37.......................      35          26      4,249,561       5.67      163,445    7.844     365.23       605       78.8
38 or Greater.................      59           3        496,817       0.66      165,606    8.037     454.86       609       84.2
                                               ---    -----------     ------
   Total/Avg./Wtd. Avg. ......                 408    $75,010,519     100.00%
                                               ===    ===========     ======

                                      A-14

          GROSS MARGINS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                           WEIGHTED
                                                           PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF       PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF GROSS                   MORTGAGE     BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
MARGINS (%)                        LOANS    OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   -----------   -----------   ---------   --------   ---------   --------   --------

3.001 - 4.000.................        1     $    63,750        0.08%     $ 63,750     8.980%     360.00       598       85.0%
4.001 - 5.000.................       13       2,006,227        2.67       154,325     8.269      381.83       595       77.4
5.001 - 6.000.................       51      10,214,400       13.62       200,282     7.426      376.13       598       77.0
6.001 - 7.000.................      199      38,136,838       50.84       191,642     7.773      383.92       592       80.7
7.001 - 8.000.................      115      20,030,535       26.70       174,179     8.499      385.96       597       83.9
8.001 - 9.000.................       23       3,844,115        5.12       167,135     9.169      379.77       601       85.0
9.001 - 10.000................        6         714,654        0.95       119,109    10.286      359.65       607       97.5
                                    ---     -----------      ------
   Total/Avg./Wtd. Avg........      408     $75,010,519      100.00%
                                    ===     ===========      ======

----------
(1)  The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 6.732%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                           WEIGHTED
                                                           PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE     BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS    OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   -----------   -----------   ---------   --------   ---------   --------   ---------

12.001 - 12.500...............        3     $   653,843        0.87%     $217,948     5.786%     377.41       572        68.2%
12.501 - 13.000...............       13       2,784,761        3.71       214,212     5.976      363.53       623        74.5
13.001 - 13.500...............       22       5,313,739        7.08       241,534     6.596      369.39       594        76.9
13.501 - 14.000...............       45       8,684,674       11.58       192,993     7.058      378.93       595        76.3
14.001 - 14.500...............       48       9,555,182       12.74       199,066     7.512      392.09       617        80.5
14.501 - 15.000...............       75      14,402,189       19.20       192,029     7.929      391.12       590        80.1
15.001 - 15.500...............       62      10,560,634       14.08       170,333     8.362      381.98       595        83.0
15.501 - 16.000...............       72      11,702,489       15.60       162,535     8.801      388.28       590        83.6
16.001 - 16.500...............       40       7,412,774        9.88       185,319     9.247      377.33       573        85.1
16.501 - 17.000...............       12       1,857,920        2.48       154,827     9.754      379.42       592        91.4
17.001 - 17.500...............       15       1,998,910        2.66       133,261    10.335      359.40       602        96.2
17.501 - 18.000...............        1          83,404        0.11        83,404    10.750      357.00       591       100.0
                                    ---     -----------      ------
    Total/Avg./Wtd. Avg.......      408     $75,010,519      100.00%
                                    ===     ===========      ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 14.930%.

                                      A-15

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                           WEIGHTED
                                                           PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     LOAN-TO-
INITIAL PERIODIC RATE            MORTGAGE     BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS    OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   -----------   -----------   ---------   --------   ---------   --------   ---------

1.000.........................        4     $   783,547        1.04%     $195,887     7.231%     358.38       551       80.9%
1.500.........................      349      64,191,720       85.58       183,930     8.005      384.23       595       81.5
2.000.........................        8       1,169,274        1.56       146,159     8.504      357.81       585       81.4
3.000.........................       47       8,865,979       11.82       188,638     8.211      378.58       597       80.6
                                    ---     -----------      ------
   Total/Avg./Wtd. Avg........      408     $75,010,519      100.00%
                                    ===     ===========      ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.680%.

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                           WEIGHTED
                                                           PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE     BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS    OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   -----------   -----------   ---------   --------   ---------   --------   ---------

1.000.........................       51     $ 9,254,963      12.34%      $181,470     8.181%     372.46       594       80.3%
1.500.........................      357      65,755,557      87.66        184,189     8.008      384.35       595       81.5
                                    ---     -----------     ------
   Total/Avg./Wtd. Avg........      408     $75,010,519     100.00%
                                    ===     ===========     ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 2
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.438%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                           WEIGHTED
                                                           PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU     LOAN-TO-
RANGE OF MINIMUM                 MORTGAGE     BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE RATES (%)                 LOANS    OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   -----------   -----------   ---------   --------   ---------   --------   ---------

5.001 - 6.000.................       15     $ 3,192,788        4.26%     $212,853     6.040%     375.33       606       74.9%
6.001 - 7.000.................       58      12,532,530       16.71       216,078     6.747      373.20       597       76.4
7.001 - 8.000.................      119      23,129,726       30.84       194,367     7.662      392.72       600       79.3
8.001 - 9.000.................      143      24,099,268       32.13       168,526     8.558      384.25       594       83.3
9.001 - 10.000................       57       9,973,894       13.30       174,981     9.366      376.29       576       86.4
Greater than 10.000...........       16       2,082,314        2.78       130,145    10.351      359.31       602       96.4
                                    ---     -----------      ------
   Total/Avg./Wtd. Avg........      408     $75,010,519      100.00%
                                    ===     ===========      ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 7.999%.

                                      A-16

      NEXT ADJUSTMENT DATES FOR THE GROUP 2 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                           WEIGHTED
                                                           PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER     AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE     BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS    OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   -----------   -----------   ---------   --------   ---------   --------   --------

September 2006................        2     $   396,266       0.53%      $198,133     8.637%     357.00       583       83.2%
November 2006.................        1          82,281       0.11         82,281     6.875      359.00       587       90.0
December 2006.................        1         305,000       0.41        305,000     5.500      360.00       501       75.3
February 2008.................       10       1,751,217       2.33        175,122     8.569      356.00       596       86.3
March 2008....................       11       1,810,841       2.41        164,622     8.616      357.00       600       83.4
April 2008....................       18       3,307,526       4.41        183,751     8.233      386.74       617       85.0
May 2008......................      180      32,782,877      43.70        182,127     8.005      380.68       593       81.1
June 2008.....................      156      29,828,134      39.77        191,206     8.013      389.99       592       81.1
February 2009.................        3         382,582       0.51        127,527     9.245      356.00       598       75.6
March 2009....................        1          49,913       0.07         49,913     8.800      357.00       620       80.0
May 2009......................       11       2,037,166       2.72        185,197     7.621      359.00       610       79.1
June 2009.....................       11       1,779,900       2.37        161,809     7.772      374.58       599       79.0
May 2011......................        3         496,817       0.66        165,606     8.037      454.86       609       84.2
                                    ---     -----------     ------
   Total/Avg./Wtd. Avg........      408     $75,010,519     100.00%
                                    ===     ===========     ======

----------
(1)  The weighted average Next Adjustment Date for the Group 2 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is May 2008.

              INTEREST ONLY PERIODS FOR THE GROUP 2 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE    AVERAGE      CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT    GROSS      REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)    SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................      449     $ 76,640,418      76.64%      $170,691     8.184%     387.18       585       79.1%
24............................        5        1,338,892       1.34        267,778     8.700      357.13       605       84.4
60............................       98       22,021,311      22.02        224,707     7.443      359.32       620       80.9
                                    ---     ------------      -----
   Total/Avg./Wtd. Avg........      552     $100,000,621      100.0%
                                    ===     ============      =====

                                      A-17

                             GROUP 3 MORTGAGE LOANS

              MORTGAGE LOAN PROGRAMS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE LOAN PROGRAM              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........        6     $  1,975,996        1.06%     $329,333     8.415%     358.93       605       80.9%
2/28 6-month LIBOR............      294       58,420,349       31.46       198,709     8.838      358.83       601       79.9
2/38 6-month LIBOR............       69       18,756,024       10.10       271,826     8.590      479.19       608       79.7
2/28 6-month LIBOR -
   24-month Interest Only.....        5        1,788,100        0.96       357,620     7.924      357.38       641       83.1
2/28 6-month LIBOR -
   60-month Interest Only.....      135       38,188,369       20.56       282,877     7.963      359.17       644       81.5
3/27 6-month LIBOR............       25        4,200,094        2.26       168,004     8.814      357.86       591       79.9
3/37 6-month LIBOR............        1          197,949        0.11       197,949     8.350      479.00       647       82.8
3/27 6-month LIBOR -
   60-month Interest Only.....        5        1,024,599        0.55       204,920     8.043      359.08       642       78.2
5/25 6-month LIBOR............        2          441,916        0.24       220,958     7.352      359.68       525       56.2
15-Year Fixed.................       12       1,120,661         0.60        93,388     8.353      178.89       588       73.4
15-Year Fixed - Credit
   Comeback...................        1           50,000        0.03        50,000     8.875      180.00       637       23.8
20-Year Fixed.................        1           91,000        0.05        91,000     7.400      240.00       687      100.0
30-Year Fixed.................      170       29,958,376       16.13       176,226     7.612      359.01       617       77.4
30-Year Fixed - Credit
   Comeback...................       33        4,757,731        2.56       144,174     8.343      359.18       603       77.2
40-Year Fixed.................       36        9,226,027        4.97       256,279     7.480      478.94       626       71.8
40-Year Fixed - Credit
   Comeback...................        7        2,126,000        1.14       303,714     7.852      479.28       603       78.4
30-Year Fixed - 60-month
   Interest Only..............       37       13,392,234        7.21       361,952     7.259      359.07       641       79.2
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      839     $185,715,425      100.00%
                                    ===     ============      ======

        ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360.......................      472     $106,039,423       57.10%     $224,660     8.485%     358.90       617       80.4%
ARM 480.......................       70       18,953,973       10.21       270,771     8.588      479.18       609       79.7
Fixed 180.....................       13        1,170,661        0.63        90,051     8.375      178.94       590       71.3
Fixed 240.....................        1           91,000        0.05        91,000     7.400      240.00       687      100.0
Fixed 360.....................      240       48,108,341       25.90       200,451     7.586      359.04       622       77.8
Fixed 480.....................       43       11,352,027        6.11       264,001     7.549      479.00       621       73.1
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      839     $185,715,425      100.00%
                                    ===     ============      ======

                                      A-18

         MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$25,000.01 - $50,000.00.......       10     $    477,376        0.26%     $ 47,738    10.465%     333.80       601       62.9%
$50,000.01 - $75,000.00.......       45        2,939,955        1.58        65,332     9.703      359.22       605       78.1
$75,000.01 - $100,000.00......       70        6,033,008        3.25        86,186     8.875      348.35       597       78.5
$100,000.01 - $150,000.00.....      138       17,564,915        9.46       127,282     8.377      366.47       591       78.4
$150,000.01 - $200,000.00.....      181       31,546,902       16.99       174,292     8.293      369.50       606       77.2
$200,000.01 - $250,000.00.....      126       28,315,217       15.25       224,724     8.190      382.82       621       79.5
$250,000.01 - $300,000.00.....       95       25,978,037       13.99       273,453     8.188      382.98       617       78.8
$300,000.01 - $350,000.00.....       58       18,909,918       10.18       326,033     7.961      381.87       638       79.8
$350,000.01 - $400,000.00.....       41       15,301,777        8.24       373,214     8.325      382.52       613       80.4
$400,000.01 - $450,000.00.....       27       11,616,579        6.26       430,244     7.575      385.59       627       82.4
$450,000.01 - $500,000.00.....       13        6,258,776        3.37       481,444     8.463      378.21       627       79.4
$500,000.01 - $550,000.00.....       15        7,876,329        4.24       525,089     8.112      375.10       622       78.9
$550,000.01 - $600,000.00.....        9        5,188,111        2.79       576,457     7.905      399.78       626       78.4
$600,000.01 - $650,000.00.....        1          635,394        0.34       635,394     6.875      355.00       703       88.6
$650,000.01 - $700,000.00.....        5        3,299,032        1.78       659,806     8.311      382.82       628       85.0
$700,000.01 - $750,000.00.....        3        2,175,354        1.17       725,118     6.844      400.05       680       80.9
$750,000.01 - $800,000.00.....        2        1,598,745        0.86       799,372     7.962      359.00       670       80.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      839     $185,715,425      100.00%
                                    ===     ============      ======

                                      A-19

  STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
STATE                             LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................       13     $  1,690,135        0.91%     $130,010     8.409%     367.66       602        83.7%
Alaska........................        3          568,841        0.31       189,614     8.753      387.37       620        86.2
Arizona.......................       62       13,654,470        7.35       220,233     8.363      372.06       613        77.9
Arkansas......................        4          541,107        0.29       135,277     9.285      359.67       559        87.9
California....................      164       52,604,142       28.33       320,757     7.577      392.32       634        74.6
Colorado......................       11        2,059,826        1.11       187,257     8.376      376.56       635        82.3
Connecticut...................        5          821,299        0.44       164,260     8.842      411.90       560        78.6
Delaware......................        2          316,792        0.17       158,396     7.896      359.00       587        84.7
District of Columbia..........        1          270,000        0.15       270,000     7.000      480.00       532        77.1
Florida.......................      162       33,322,833       17.94       205,696     8.505      368.55       608        79.3
Georgia.......................       19        3,480,278        1.87       183,173     9.043      352.96       621        85.4
Hawaii........................        2          983,528        0.53       491,764     7.417      359.00       651        86.6
Idaho.........................        1          143,955        0.08       143,955     7.700      479.00       626        90.0
Illinois......................       23        6,783,504        3.65       294,935     8.964      388.86       620        82.2
Indiana.......................        5          601,711        0.32       120,342     9.681      358.46       617        93.8
Iowa..........................        2          123,493        0.07        61,746     9.649      479.60       671        78.4
Kansas........................        3          320,005        0.17       106,668     8.940      359.19       614        83.0
Kentucky......................        2          263,476        0.14       131,738     9.540      359.71       576        92.9
Louisiana.....................        5          568,937        0.31       113,787     8.480      359.26       605        85.8
Maine.........................        2          248,465        0.13       124,233     9.265      359.51       581        86.6
Maryland......................       20        4,663,161        2.51       233,158     8.132      369.64       591        77.3
Massachusetts.................       10        2,252,714        1.21       225,271     8.661      371.58       598        72.5
Michigan......................       10          899,667        0.48        89,967     8.915      368.37       586        83.7
Minnesota.....................       11        2,478,393        1.33       225,308     8.553      371.73       612        82.6
Mississippi...................        3          232,983        0.13        77,661     8.691      358.35       618        94.8
Missouri......................       21        2,628,120        1.42       125,149     8.980      350.81       591        86.9
Montana.......................        6          719,131        0.39       119,855     8.637      382.27       630        88.9
Nebraska......................        1          166,514        0.09       166,514     9.250      359.00       597        85.0
Nevada........................       25        6,641,166        3.58       265,647     7.623      371.17       627        77.6
New Hampshire.................        6        1,066,490        0.57       177,748     8.061      358.83       642        75.7
New Jersey....................        9        2,320,688        1.25       257,854     7.943      370.09       623        78.9
New Mexico....................        3          559,361        0.30       186,454     9.659      389.89       611        89.3
New York......................       15        5,648,199        3.04       376,547     8.371      387.69       618        79.8
North Carolina................       13        2,127,501        1.15       163,654     8.751      375.58       609        85.2
North Dakota..................        1           48,126        0.03        48,126     9.375      359.00       609        90.0
Ohio..........................       13        1,396,445        0.75       107,419     9.387      358.93       598        88.2
Oklahoma......................        5          616,909        0.33       123,382     9.749      359.49       589        89.4
Oregon........................       15        3,048,075        1.64       203,205     8.090      393.45       616        79.6
Pennsylvania..................       14        1,578,053        0.85       112,718     9.105      358.98       570        80.8
Rhode Island..................        1           82,383        0.04        82,383     7.750      358.00       553        53.2
South Carolina................       10        1,965,338        1.06       196,534     8.615      358.94       587        82.8
South Dakota..................        1           71,972        0.04        71,972    10.650      359.00       500        71.3
Tennessee.....................       16        1,979,201        1.07       123,700     9.161      353.56       609        88.6
Texas.........................       48        7,345,542        3.96       153,032     8.379      355.34       630        86.8
Utah..........................        5        1,230,494        0.66       246,099     8.613      385.52       598        85.3
Virginia......................       36        8,564,035        4.61       237,890     8.235      385.19       605        81.3
Washington....................       24        5,338,830        2.87       222,451     7.672      367.42       623        79.2
West Virginia.................        1           81,455        0.04        81,455     8.000      357.00       724       100.0
Wisconsin.....................        2          256,452        0.14       128,226     9.602      359.00       607        91.6
Wyoming.......................        3          341,229        0.18       113,743     9.679      359.00       600        88.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      839     $185,715,425      100.00%
                                    ===     ============      ======

                                      A-20

               LOAN-TO-VALUE RATIOS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATIOS (%)                        LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)    SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................       37     $  4,547,219        2.45%     $122,898     7.988%     366.35       597       39.2%
50.01 -  55.00................       17        3,759,734        2.02       221,161     7.422      384.22       578       52.8
55.01 -  60.00................       30        7,543,421        4.06       251,447     7.216      399.98       591       58.2
60.01 -  65.00................       41        9,933,004        5.35       242,268     7.797      391.15       601       63.0
65.01 -  70.00................       59       10,959,490        5.90       185,754     8.030      374.86       595       68.8
70.01 -  75.00................       55       11,184,505        6.02       203,355     8.199      378.00       581       73.9
75.01 -  80.00................      286       69,183,687       37.25       241,901     7.983      375.39       634       79.6
80.01 -  85.00................       68       16,041,098        8.64       235,899     7.971      377.25       611       84.0
85.01 -  90.00................      150       36,203,717       19.49       241,358     8.642      374.41       623       89.7
90.01 -  95.00................       52        9,524,755        5.13       183,168     9.352      370.90       611       94.4
95.01 - 100.00................       44        6,834,793        3.68       155,336     9.612      383.64       632       99.9
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      839     $185,715,425      100.00%
                                    ===     ============      ======

              CURRENT MORTGAGE RATES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 -   5.500...............        1     $    416,000        0.22%     $416,000     5.500%     359.00       694       80.0%
5.501 -   6.000...............       13        3,702,000        1.99       284,769     5.983      362.93       626       61.3
6.001 -   6.500...............       34        9,818,166        5.29       288,770     6.401      388.34       648       72.8
6.501 -   7.000...............       77       21,286,543       11.46       276,449     6.832      381.03       635       75.3
7.001 -   7.500...............      109       26,152,451       14.08       239,931     7.336      375.10       640       78.5
7.501 -   8.000...............      141       31,970,111       17.21       226,738     7.804      376.05       624       78.8
8.001 -   8.500...............      122       24,426,547       13.15       200,218     8.311      377.09       613       78.3
8.501 -   9.000...............      130       28,074,862       15.12       215,960     8.774      372.16       611       79.8
9.001 -   9.500...............       61       12,635,051        6.80       207,132     9.272      385.86       594       82.4
9.501 -  10.000...............       60       10,843,352        5.84       180,723     9.806      374.99       593       86.5
10.001 - 10.500...............       35        7,104,408        3.83       202,983    10.348      379.14       566       86.3
10.501 - 11.000...............       27        5,008,688        2.70       185,507    10.750      379.45       579       85.1
11.001 - 11.500...............       12        2,208,720        1.19       184,060    11.296      369.50       583       86.0
11.501 - 12.000...............       13        1,687,332        0.91       129,795    11.717      405.77       591       94.6
12.001 - 12.500...............        4          381,193        0.21        95,298    12.218      359.55       596       94.6
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      839     $185,715,425      100.00%
                                    ===     ============      ======

                                      A-21

          TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGED PROPERTY TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......      594     $123,547,750       66.53%     $207,993     8.164%     378.81       616       78.7%
Planned Unit Development......      154       39,988,348       21.53       259,665     8.197      372.70       616       80.3
Low-Rise Condominium..........       62       13,585,832        7.32       219,126     8.190      376.40       628       78.9
Two Family Home...............       17        4,585,008        2.47       269,706     8.792      381.92       625       82.0
Three Family Home.............        6        2,126,592        1.15       354,432     8.655      392.75       627       81.1
High-Rise Condominium.........        5        1,531,048        0.82       306,210     8.959      359.58       641       81.1
Four Family Home..............        1          350,846        0.19       350,846    10.050      359.00       609       90.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      839     $185,715,425      100.00%
                                    ===     ============      ======

                  LOAN PURPOSES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN PURPOSE                       LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out......          479     $103,611,038       55.79%     $216,307     8.007%     380.10       603       75.6%
Purchase..................          319       73,971,826       39.83       231,887     8.516      373.80       635       84.0
Refinance - Rate/Term.....           41        8,132,561        4.38       198,355     7.884      374.85       637       80.6
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg....          839     $185,715,425      100.00%
                                    ===     ============      ======

                 OCCUPANCY TYPES FOR THE GROUP 3 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
OCCUPANCY TYPE                     LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................      797     $176,770,492       95.18%     $221,795     8.168%     378.02       616       79.1%
Investment Property...........       33        7,297,862        3.93       221,147     8.923      365.55       650       81.4
Second Home...................        9        1,647,071        0.89       183,008     8.899      359.12       614       74.9
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      839     $185,715,425      100.00%
                                    ===     ============      ======

----------

(1)  Based on  representations  by the  Mortgagors at the time of origination of the related Mortgage Loans.

                                      A-22

        REMAINING TERMS TO STATED MATURITY FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

121 - 180.....................       13     $  1,170,661        0.63%     $ 90,051     8.375%     178.94       590        71.3%
181 - 300.....................        1           91,000        0.05        91,000     7.400      240.00       687       100.0
301 - 360.....................      712      154,147,764       83.00       216,500     8.204      358.94       618        79.6
Greater than 360..............      113       30,306,000       16.32       268,195     8.199      479.12       614        77.2
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      839     $185,715,425      100.00%
                                    ===     ============      ======

             LOAN DOCUMENTATION TYPES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............      512     $102,526,597       55.21%     $200,247     7.974%     376.03       606       79.4%
Stated Income.................      327       83,188,828       44.79       254,400     8.487      379.00       632       78.9
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      839     $185,715,425      100.00%
                                    ===     ============      ======

           CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RISK SCORES                        LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

781 - 800.....................        2     $    152,394        0.08%     $ 76,197     7.475%     355.57       788       90.2%
761 - 780.....................        5        1,054,239        0.57       210,848     6.920      402.86       772       78.7
741 - 760.....................       10        3,846,419        2.07       384,642     7.303      419.63       748       76.0
721 - 740.....................       10        2,519,557        1.36       251,956     7.857      370.79       729       82.2
701 - 720.....................       31        7,802,024        4.20       251,678     8.015      365.75       709       84.3
681 - 700.....................       35        9,452,374        5.09       270,068     7.209      370.79       688       81.1
661 - 680.....................       51       12,918,538        6.96       253,305     7.833      364.15       670       82.5
641 - 660.....................       99       25,473,745       13.72       257,311     7.895      373.71       649       79.8
621 - 640.....................      114       26,062,191       14.03       228,616     8.131      382.37       630       80.2
601 - 620.....................      121       24,887,619       13.40       205,683     8.141      379.60       610       80.4
581 - 600.....................      110       24,083,710       12.97       218,943     8.467      380.87       590       79.7
561 - 580.....................       94       18,146,670        9.77       193,050     8.459      367.37       571       78.3
541 - 560.....................       63       11,869,748        6.39       188,409     8.531      386.07       550       73.6
521 - 540.....................       55        9,924,385        5.34       180,443     9.257      380.78       531       77.1
501 - 520.....................       36        6,841,561        3.68       190,043     9.348      382.33       512       68.9
500 or Less...................        3          680,251        0.37       226,750     7.787      356.83       500       69.2
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      839     $185,715,425      100.00%
                                    ===     ============      ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 3 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-23

             CREDIT GRADE CATEGORIES FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A.............................      641     $145,531,495       78.36%     $227,038     8.133%     377.41       625       79.9%
A-............................       38       10,028,293        5.40       263,902     8.472      363.46       578       79.2
B.............................       50       10,068,060        5.42       201,361     8.133      392.68       582       72.8
C.............................       61       11,249,102        6.06       184,412     8.441      381.17       594       75.1
C-............................       48        8,722,832        4.70       181,726     8.837      370.12       604       81.0
D.............................        1          115,643        0.06       115,643     9.500      359.00       534       65.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      839     $185,715,425      100.00%
                                    ===     ============      ======

            PREPAYMENT PENALTY PERIODS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                     OF       PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY               MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
PERIODS MORTGAGE (MONTHS)          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................      149     $ 35,809,314       19.28%     $240,331     8.778%     372.13       613       80.8%
12............................       37       10,741,080        5.78       290,299     8.846      385.80       617       78.7
13............................        2          785,000        0.42       392,500     8.033      359.00       674       72.4
24............................      395       87,744,816       47.25       222,139     8.345      377.45       618       80.6
30............................        1          197,949        0.11       197,949     8.350      479.00       647       82.8
36............................       64       12,204,540        6.57       190,696     7.757      374.11       612       75.2
60............................      191       38,232,728       20.59       200,171     7.308      380.57       621       76.1
                                    ---     ------------      ------
    Total/Avg./Wtd. Avg.......      839     $185,715,425      100.00%
                                    ===     ============      ======

                 MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 3
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                               WEIGHTED
                                AVERAGE                           PERCENT OF              WEIGHTED  WEIGHTED    WEIGHTED   WEIGHTED
                               MONTHS TO   NUMBER     AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE    AVERAGE
RANGE OF MONTHS TO               NEXT        OF       PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING    CREDIT    LOAN-TO-
NEXT ADJUSTMENT               ADJUSTMENT  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE    TERM       BUREAU     VALUE
DATE                             DATE       LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE    (MONTHS)   RISK SCORE    RATIO
----------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  ----------  ---------

0 - 6.......................       5           6    $  1,975,996       1.58%    $329,333    8.415%     358.93       605       80.9%
19 - 24.....................      23         503     117,152,842      93.73      232,908    8.499      378.19       617       80.4
32 - 37.....................      34          31       5,422,642       4.34      174,924    8.651      362.51       603       79.7
38 or Greater...............      60           2         441,916       0.35      220,958    7.352      359.68       525       56.2
                                             ---    ------------     ------
   Total/Avg./Wtd. Avg......                 542    $124,993,396     100.00%
                                             ===    ============     ======

                                      A-24

          GROSS MARGINS FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RANGE OF GROSS MARGINS (%)         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

3.001 - 4.000.................        3     $    421,302        0.34%     $140,434     7.421%     411.85       620       72.9%
4.001 - 5.000.................       12        2,719,755        2.18       226,646     7.820      390.87       612       70.8
5.001 - 6.000.................       48       11,140,174        8.91       232,087     7.879      386.34       623       77.3
6.001 - 7.000.................      209       50,594,769       40.48       242,080     8.133      374.69       616       79.4
7.001 - 8.000.................      192       42,550,024       34.04       221,615     8.684      377.87       619       81.0
8.001 - 9.000.................       51       12,918,669       10.34       253,307     9.274      377.66       604       83.0
9.001 - 10.000................       15        3,037,146        2.43       202,476    10.382      364.07       592       87.1
10.001 - 11.000...............       11        1,558,786        1.25       141,708    11.120      359.17       611       94.6
11.001 - 12.000...............        1           52,771        0.04        52,771    12.250      358.00       586       95.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      542     $124,993,396      100.00%
                                    ===     ============      ======

----------
(1)  The weighted average Gross Margin for the Group 3 Adjustable Rate Mortgage
     Loans in the Statistical Calculation Pool as of the Cut-off Date was
     approximately 7.093%.

      MAXIMUM MORTGAGE RATES FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE    AVERAGE     AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
MORTGAGE RATES (%)                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

11.501 - 12.000...............        1     $    169,829        0.14%     $169,829     5.950%     359.00       567       62.5%
12.001 - 12.500...............        1          416,000        0.33       416,000     5.500      359.00       694       80.0
12.501 - 13.000...............        8        1,564,505        1.25       195,563     6.655      359.00       630       75.4
13.001 - 13.500...............       23        5,918,719        4.74       257,336     7.007      366.72       650       72.3
13.501 - 14.000...............       48       12,019,089        9.62       250,398     7.425      384.93       620       77.7
14.001 - 14.500...............       71       17,552,033       14.04       247,212     7.620      381.19       638       78.3
14.501 - 15.000...............       98       23,785,982       19.03       242,714     8.113      369.53       618       78.7
15.001 - 15.500...............       70       16,174,540       12.94       231,065     8.446      377.83       613       79.1
15.501 - 16.000...............       85       19,792,463       15.83       232,853     8.937      371.64       616       80.7
16.001 - 16.500...............       41        9,637,947        7.71       235,072     9.321      391.57       596       83.1
16.501 - 17.000...............       27        5,332,371        4.27       197,495     9.803      380.34       597       88.2
17.001 - 17.500...............       27        5,153,660        4.12       190,876    10.320      376.16       571       87.3
17.501 - 18.000...............       22        4,699,372        3.76       213,608    10.750      379.56       581       85.9
18.001 - 18.500...............        8        1,242,927        0.99       155,366    11.275      377.67       594       94.8
18.501 - 19.000...............        9        1,316,166        1.05       146,241    11.659      418.90       607       98.5
19.001 - 19.500...............        3          217,793        0.17        72,598    12.194      359.20       558       94.3
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      542     $124,993,396      100.00%
                                    ===     ============      ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 3 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 15.255%.

                                      A-25

    INITIAL PERIODIC RATE CAPS FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
INITIAL PERIODIC RATE CAP        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(%)                                LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................        7     $  2,101,546        1.68%     $300,221     8.547%     358.99       601       81.5%
1.500.........................      375       87,547,937       70.04       233,461     8.570      379.43       619       81.3
2.000.........................        3          530,406        0.42       176,802     8.207      357.75       609       60.0
3.000.........................      157       34,813,507       27.85       221,742     8.327      372.76       608       78.1
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      542     $124,993,396      100.00%
                                    ===     ============      ======

------------
(1)  The weighted average Initial Periodic Rate Cap for the Group 3 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 1.911%.

  SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................      153     $ 33,812,419       27.05%     $220,996     8.379%     371.81       605       78.4%
1.500.........................      389       91,180,977       72.95       234,398     8.545      379.11       619       81.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      542     $124,993,396      100.00%
                                    ===     ============      ======

------------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.365%.

      MINIMUM MORTGAGE RATES FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

4.001 - 5.000.................        5     $    988,427        0.79%     $197,685     7.252%     418.83       607       67.7%
5.001 - 6.000.................        8        1,855,162        1.48       231,895     6.688      397.07       627       75.7
6.001 - 7.000.................       41       10,050,172        8.04       245,126     7.137      370.58       621       74.6
7.001 - 8.000.................      158       40,554,776       32.45       256,676     7.696      375.47       634       79.3
8.001 - 9.000.................      176       40,149,015       32.12       228,119     8.587      374.92       617       78.7
9.001 - 10.000................       82       18,160,238       14.53       221,466     9.492      382.50       593       84.6
Greater than 10.000...........       72       13,235,607       10.59       183,828    10.725      380.68       579       88.5
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      542     $124,993,396      100.00%
                                    ===     ============      ======

------------
(1)  The weighted average Minimum Mortgage Rate for the Group 3 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     was approximately 8.401%.

                                      A-26

      NEXT ADJUSTMENT DATES FOR THE GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

August 2006...................        1     $    433,452        0.35%     $433,452     6.625%     356.00       500       72.5%
November 2006.................        2          386,848        0.31       193,424     9.237      359.00       596       88.8
December 2006.................        3        1,155,696        0.92       385,232     8.812      360.00       647       81.5
February 2008.................        6        1,861,258        1.49       310,210     8.417      356.00       581       76.1
March 2008....................       19        4,648,465        3.72       244,656     8.436      357.00       603       79.6
April 2008....................       76       16,298,822       13.04       214,458     8.634      372.73       607       79.5
May 2008......................      288       67,416,130       53.94       234,084     8.514      379.63       622       80.5
June 2008.....................      114       26,928,168       21.54       236,212     8.397      383.06       613       81.3
February 2009.................        5        1,184,137        0.95       236,827     8.405      356.00       620       84.5
March 2009....................        3          338,578        0.27       112,859    10.340      357.00       545       81.1
April 2009....................        9        1,443,878        1.16       160,431     8.570      374.83       587       76.9
May 2009......................       11        2,043,799        1.64       185,800     8.853      359.00       603       85.3
June 2009.....................        3          412,250        0.33       137,417     7.256      360.00       652       47.0
May 2011......................        1          141,916        0.11       141,916     8.625      359.00       537       53.2
June 2011.....................        1          300,000        0.24       300,000     6.750      360.00       520       57.7
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      542     $124,993,396      100.00%
                                    ===     ============      ======

------------
(1)  The weighted average Next Adjustment Date for the Group 3 Adjustable Rate
     Mortgage Loans in the Statistical Calculation Pool as of the Cut-off Date
     is May 2008.

              INTEREST ONLY PERIODS FOR THE GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................      657     $131,322,123       70.71%     $199,881     8.376%     384.93       607       78.5%
24............................        5        1,788,100        0.96       357,620     7.924      357.38       641       83.1
60............................      177       52,605,202       28.33       297,205     7.785      359.14       643       80.9
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      839     $185,715,425      100.00%
                                    ===     ============      ======

                                      A-27

                       GROUP 2 AND GROUP 3 MORTGAGE LOANS

        MORTGAGE LOAN PROGRAMS FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MORTGAGE LOAN PROGRAM              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

30-Year 6-month LIBOR.........        10    $  2,759,543        0.97%     $275,954     8.079%     358.77       590        80.9%
2/28 6-month LIBOR............       516      95,304,601       33.36       184,699     8.624      358.98       596        80.7
2/38 6-month LIBOR............       140      32,922,964       11.52       235,164     8.335      479.31       593        79.0
2/28 6-month LIBOR
   -24-month Interest Only....        10       3,126,992        1.09       312,699     8.257      357.28       626        83.7
2/28 6-month LIBOR -
   60-month Interest Only.....       212      55,278,879       19.35       260,749     7.830      359.21       637        81.9
3/27 6-month LIBOR............        44       6,840,955        2.39       155,476     8.626      358.24       592        79.5
3/37 6-month LIBOR............         2         414,149        0.14       207,074     8.820      479.52       603        83.9
3/27 6-month LIBOR -
   60-month Interest Only.....        11       2,417,099        0.85       219,736     7.275      359.32       638        77.9
5/25 6-month LIBOR............         3         541,839        0.19       180,613     7.333      359.55       544        57.7
5/35 6-month LIBOR............         2         396,894        0.14       198,447     8.235      479.00       605        89.2
15-Year Fixed.................        18       1,664,592        0.58        92,477     8.279      178.98       587        72.0
15-Year Fixed -Credit
   Comeback...................         3         373,200        0.13       124,400     8.286      180.00       581        72.5
20-Year Fixed.................         1          91,000        0.03        91,000     7.400      240.00       687       100.0
30-Year Fixed.................       253      41,889,626       14.66       165,572     7.758      359.03       610        77.1
30-Year Fixed - Credit
   Comeback...................        55       9,026,285        3.16       164,114     8.302      358.91       594        75.5
40-Year Fixed.................        50      13,016,750        4.56       260,335     7.645      479.09       609        70.9
40-Year Fixed - Credit
   Comeback...................         9       2,720,144        0.95       302,238     7.951      479.22       599        79.0
30-Year Fixed - 60-month
   Interest Only..............        52      16,930,534        5.93       325,587     7.267      359.11       635        77.9
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046      100.00%
                                   =====    ============      ======

  ORIGINAL TERMS TO STATED MATURITY FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
ORIGINAL TERM (MONTHS)             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

ARM 360.......................       806    $166,269,908       58.19%     $206,290     8.320%     359.00       611        81.0%
ARM 480.......................       144      33,734,007       11.81       234,264     8.340      479.31       593        79.2
Fixed 180.....................        21       2,037,792        0.71        97,038     8.280      179.16       586        72.1
Fixed 240.....................         1          91,000        0.03        91,000     7.400      240.00       687       100.0
Fixed 360.....................       360      67,846,445       23.75       188,462     7.708      359.04       614        77.1
Fixed 480.....................        59      15,736,894        5.51       266,727     7.698      479.12       607        72.3
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046      100.00%
                                   =====    ============      ======

                                      A-28

   MORTGAGE LOAN PRINCIPAL BALANCES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MORTGAGE LOAN           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
PRINCIPAL BALANCES                 LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

$25,000.01  - $50,000.00......        13    $    627,179        0.22%     $ 48,245    10.278%     339.42       604       66.6%
$50,000.01  - $75,000.00......        66       4,309,768        1.51        65,300     9.587      357.96       603       80.2
$75,000.01  - $100,000.00.....       134      11,752,136        4.11        87,703     8.699      350.40       596       80.8
$100,000.01 - $150,000.00.....       282      35,628,763       12.47       126,343     8.307      371.01       593       79.7
$150,000.01 - $200,000.00.....       309      53,570,556       18.75       173,367     8.202      372.03       599       78.0
$200,000.01 - $250,000.00.....       206      45,853,657       16.05       222,591     8.172      382.97       611       79.6
$250,000.01 - $300,000.00.....       152      41,521,875       14.53       273,170     8.043      386.11       608       78.7
$300,000.01 - $350,000.00.....        90      29,222,139       10.23       324,690     7.915      385.86       623       79.6
$350,000.01 - $400,000.00.....        56      21,021,912        7.36       375,391     8.032      380.79       608       79.6
$400,000.01 - $450,000.00.....        33      14,127,233        4.94       428,098     7.503      387.87       620       80.8
$450,000.01 - $500,000.00.....        14       6,743,276        2.36       481,663     8.510      376.62       624       79.8
$500,000.01 - $550,000.00.....        15       7,876,329        2.76       525,089     8.112      375.10       622       78.9
$550,000.01 - $600,000.00.....        10       5,752,699        2.01       575,270     7.914      407.56       625       78.2
$600,000.01 - $650,000.00.....         1         635,394        0.22       635,394     6.875      355.00       703       88.6
$650,000.01 - $700,000.00.....         5       3,299,032        1.15       659,806     8.311      382.82       628       85.0
$700,000.01 - $750,000.00.....         3       2,175,354        0.76       725,118     6.844      400.05       680       80.9
$750,000.01 - $800,000.00.....         2       1,598,745        0.56       799,372     7.962      359.00       670       80.0
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046      100.00%
                                   =====    ============      ======

                                      A-29

   STATE DISTRIBUTION OF THE MORTGAGED PROPERTIES FOR THE GROUP 2 AND GROUP 3
               MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
STATE                              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Alabama.......................        19    $  2,425,771        0.85%     $127,672     8.331%     380.52       605       84.0%
Alaska........................         5         990,936        0.35       198,187     8.041      409.74       615       85.0
Arizona.......................       101      21,233,008        7.43       210,228     8.264      374.82       606       78.2
Arkansas......................         8         981,903        0.34       122,738     9.293      359.20       592       92.4
California....................       218      66,878,307       23.41       306,781     7.536      393.61       624       74.1
Colorado......................        24       4,380,915        1.53       182,538     8.189      381.89       622       82.5
Connecticut...................        10       2,338,530        0.82       233,853     8.521      403.97       573       80.1
Delaware......................         3         556,192        0.19       185,397     7.489      359.43       577       80.5
District of Columbia..........         3         552,000        0.19       184,000     8.458      418.70       565       78.4
Florida.......................       263      51,149,433       17.90       194,485     8.343      372.50       602       79.7
Georgia.......................        42       6,368,266        2.23       151,625     8.830      360.07       608       85.2
Hawaii........................         5       2,042,600        0.71       408,520     7.445      359.14       608       73.8
Idaho.........................         3         467,259        0.16       155,753     8.971      444.86       579       89.4
Illinois......................        49      11,370,529        3.98       232,052     8.766      381.76       611       81.9
Indiana.......................         8         867,299        0.30       108,412     9.619      358.70       611       93.5
Iowa..........................        10         978,549        0.34        97,855     8.669      374.67       619       86.5
Kansas........................         7         744,874        0.26       106,411     9.279      359.55       599       84.2
Kentucky......................         7         868,632        0.30       124,090     8.867      377.11       582       88.2
Louisiana.....................         6         861,236        0.30       143,539     8.275      359.17       605       87.2
Maine.........................         5         774,164        0.27       154,833     7.867      359.36       576       73.5
Maryland......................        43       9,292,729        3.25       216,110     8.074      383.39       594       78.6
Massachusetts.................        24       5,160,118        1.81       215,005     8.368      379.66       585       71.3
Michigan......................        23       2,312,877        0.81       100,560     8.523      362.71       605       83.2
Minnesota.....................        21       4,010,422        1.40       190,972     8.290      366.72       608       82.3
Mississippi...................         4         318,983        0.11        79,746     8.437      358.79       614       87.1
Missouri......................        34       4,257,092        1.49       125,209     8.864      360.01       586       86.3
Montana.......................         8         981,348        0.34       122,669     8.319      395.51       615       87.3
Nebraska......................         2         230,182        0.08       115,091     9.319      359.00       620       86.7
Nevada........................        34       8,805,725        3.08       258,992     7.616      372.43       624       79.7
New Hampshire.................         8       1,426,690        0.50       178,336     8.250      377.21       628       78.5
New Jersey....................        19       4,361,432        1.53       229,549     8.041      383.39       602       79.8
New Mexico....................         5         789,544        0.28       157,909     9.666      399.88       602       82.5
New York......................        34      10,588,682        3.71       311,432     8.274      387.06       603       77.9
North Carolina................        20       2,982,499        1.04       149,125     8.850      370.99       606       85.2
North Dakota..................         1          48,126        0.02        48,126     9.375      359.00       609       90.0
Ohio..........................        15       1,559,879        0.55       103,992     9.299      358.98       601       87.6
Oklahoma......................         6         895,909        0.31       149,318     9.282      359.33       605       90.5
Oregon........................        23       4,705,188        1.65       204,573     7.910      392.11       609       78.6
Pennsylvania..................        25       3,208,934        1.12       128,357     8.569      372.69       587       83.8
Rhode Island..................         4         613,536        0.21       153,384     7.553      379.20       550       64.1
South Carolina................        15       2,932,837        1.03       195,522     8.382      358.95       597       82.5
South Dakota..................         1          71,972        0.03        71,972    10.650      359.00       500       71.3
Tennessee.....................        19       2,496,023        0.87       131,370     9.132      354.38       613       89.7
Texas.........................        86      11,656,600        4.08       135,542     8.424      349.79       616       85.9
Utah..........................        14       3,010,988        1.05       215,071     8.057      369.86       600       82.6
Vermont.......................         1         167,917        0.06       167,917     9.500      359.00       592       70.0
Virginia......................        56      12,579,840        4.40       224,640     8.099      380.37       597       81.2
Washington....................        35       7,376,459        2.58       210,756     7.672      374.54       619       79.9
West Virginia.................         5         740,168        0.26       148,034     7.612      358.22       623       87.5
Wisconsin.....................         6         822,312        0.29       137,052     9.205      379.54       610       86.0
Wyoming.......................         4         480,633        0.17       120,158     9.156      359.00       605       88.6
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046      100.00%
                                   =====    ============      ======

                                      A-30

         LOAN-TO-VALUE RATIOS FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF LOAN-TO-VALUE           MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RATIOS (%)                         LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

50.00 or Less.................        47    $  6,016,630       2.11%      $128,013    7.848%      376.49       588       40.3%
50.01 - 55.00.................        26       5,927,932       2.07        227,997    7.244       380.85       580       53.1
55.01 - 60.00.................        40       9,747,892       3.41        243,697    7.171       395.77       582       58.2
60.01 - 65.00.................        65      14,620,123       5.12        224,925    7.659       392.04       593       63.3
65.01 - 70.00.................       100      18,965,759       6.64        189,658    7.944       384.17       587       68.8
70.01 - 75.00.................       123      24,731,853       8.66        201,072    7.957       382.64       580       73.9
75.01 - 80.00.................       435      95,471,010      33.41        219,474    7.975       375.50       623       79.5
80.01 - 85.00.................       132      28,199,640       9.87        213,634    8.007       379.81       598       84.1
85.01 - 90.00.................       268      57,134,522      20.00        213,189    8.506       374.59       620       89.6
90.01 - 95.00.................        93      15,929,571       5.58        171,286    9.290       371.49       612       94.5
95.01 - 100.00................        62       8,971,113       3.14        144,695    9.553       379.52       633       99.9
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046     100.00%
                                   =====    ============     ======

        CURRENT MORTGAGE RATES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK      VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE     RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

5.001 - 5.500.................         3    $    820,843       0.29%      $273,614     5.500%     373.97       612       73.9%
5.501 - 6.000.................        24       6,111,011       2.14        254,625     5.932      363.44       623       67.2
6.001 - 6.500.................        59      16,160,066       5.66        273,899     6.372      380.74       632       73.2
6.501 - 7.000.................       132      32,265,307      11.29        244,434     6.851      380.06       620       74.1
7.001 - 7.500.................       179      39,539,912      13.84        220,893     7.345      377.87       629       78.0
7.501 - 8.000.................       250      52,760,843      18.47        211,043     7.814      380.50       611       78.8
8.001 - 8.500.................       201      38,415,571      13.45        191,122     8.309      379.71       605       79.7
8.501 - 9.000.................       223      42,948,565      15.03        192,594     8.774      375.29       604       80.7
9.001 - 9.500.................       114      22,200,269       7.77        194,739     9.269      381.64       585       82.8
9.501 - 10.000................        85      14,412,150       5.04        169,555     9.805      377.17       590       86.4
10.001 - 10.500...............        55       9,629,857       3.37        175,088    10.342      375.49       574       88.3
10.501 - 11.000...............        31       5,527,263       1.93        178,299    10.756      377.53       579       85.9
11.001 - 11.500...............        16       2,622,836       0.92        163,927    11.306      367.91       576       85.5
11.501 - 12.000...............        15       1,920,361       0.67        128,024    11.716      400.10       594       94.1
12.001 - 12.500...............         4         381,193       0.13         95,298    12.218      359.55       596       94.6
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046     100.00%
                                   =====    ============     ======

                                      A-31

    TYPES OF MORTGAGED PROPERTIES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                   OF         PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
MORTGAGED PROPERTY TYPE           LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Single Family Residence.......     1,017    $197,112,104      68.99%      $193,817     8.106%     379.77       607       78.8%
Planned Unit Development......       234      56,636,166      19.82        242,035     8.106      374.56       610       80.7
Low-Rise Condominium..........        90      18,421,099       6.45        204,679     8.317      372.87       621       81.0
Two Family Home...............        31       8,024,608       2.81        258,858     8.519      382.36       609       78.8
Three Family Home.............        10       3,298,524       1.15        329,852     8.457      401.01       620       79.6
High-Rise Condominium ........         8       1,872,697       0.66        234,087     8.845      368.18       633       81.2
Four Family Home..............         1         350,846       0.12        350,846    10.050      359.00       609       90.0
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046     100.00%
                                   =====    ============     ======

            LOAN PURPOSES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                   OF         PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)    SCORE       RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Refinance - Cash Out..........       899    $183,117,500      64.09%      $203,690    7.980%      381.32       596       76.6%
Purchase......................       410      87,759,657      30.72        214,048    8.532       374.04       633       84.7
Refinance - Rate/Term.........        82      14,838,889       5.19        180,962    7.847       370.23       619       81.6
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046     100.00%
                                   =====    ============     ======

           OCCUPANCY TYPES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED   WEIGHTED     AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT    AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE     BALANCE       BALANCE      PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Owner Occupied................     1,319    $271,249,535      94.94%      $205,648    8.105%      379.12       607       79.2%
Investment Property...........        55      11,357,452       3.98        206,499    8.840       369.30       644       82.3
Second Home...................        17       3,109,059       1.09        182,886    8.865       359.14       615       77.1
                                   -----    ------------     ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046     100.00%
                                   =====    ============     ======

                                      A-32

  REMAINING TERMS TO STATED MATURITY FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF REMAINING TERMS         MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

121 - 180.....................        21    $  2,037,792        0.71%     $ 97,038     8.280%     179.16       586        72.1%
181 - 300.....................         1          91,000        0.03        91,000     7.400      240.00       687       100.0
301 - 360.....................     1,166     234,116,353       81.94       200,786     8.143      359.01       611        79.9
Greater than 360..............       203      49,470,901       17.31       243,699     8.135      479.25       598        77.0
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046      100.00%
                                   =====    ============      ======

       LOAN DOCUMENTATION TYPES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
LOAN DOCUMENTATION TYPE            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

Full Documentation............       937    $176,110,028       61.64%     $187,951     7.957%     376.69       599       79.6%
Stated Income.................       454     109,606,017       38.36       241,423     8.440      381.42       625       79.0
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046      100.00%
                                   =====    ============      ======

     CREDIT BUREAU RISK SCORES(1) FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF CREDIT BUREAU RISK      MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
SCORES                             LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

781 - 800.....................         2    $    152,394        0.05%     $ 76,197     7.475%     355.57       788       90.2%
761 - 780.....................         5       1,054,239        0.37       210,848     6.920      402.86       772       78.7
741 - 760.....................        11       3,961,550        1.39       360,141     7.339      417.87       748       75.8
721 - 740.....................        13       3,055,407        1.07       235,031     7.775      368.66       729       82.9
701 - 720.....................        32       7,916,834        2.77       247,401     8.000      365.64       709       84.5
681 - 700.....................        46      11,562,276        4.05       251,354     7.282      373.73       689       81.9
661 - 680.....................        74      17,641,920        6.17       238,404     7.726      363.74       670       82.2
641 - 660.....................       140      33,410,858       11.69       238,649     7.846      370.41       649       81.2
621 - 640.....................       170      35,014,998       12.26       205,971     8.144      379.86       630       80.8
601 - 620.....................       230      44,046,568       15.42       191,507     8.074      380.80       609       80.9
581 - 600.....................       205      41,387,129       14.49       201,888     8.315      378.76       590       80.1
561 - 580.....................       181      34,214,960       11.98       189,033     8.226      373.08       571       78.0
541 - 560.....................       128      23,045,688        8.07       180,044     8.495      391.01       550       75.0
521 - 540.....................        88      16,324,264        5.71       185,503     8.760      382.64       530       74.4
501 - 520.....................        62      12,109,266        4.24       195,311     8.874      396.12       511       70.5
500 or Less...................         4         817,694        0.29       204,424     8.012      377.20       500       70.8
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046      100.00%
                                   =====    ============      ======

----------
(1)  The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 and Group 3 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

                                      A-33

       CREDIT GRADE CATEGORIES FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CREDIT GRADE CATEGORY              LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

A.............................     1,023    $215,633,117       75.47%     $210,785     8.089%     376.79       617       80.1%
A-............................        65      15,701,459        5.50       241,561     8.152      378.17       577       78.1
B.............................        86      17,182,342        6.01       199,795     8.066      391.23       575       74.0
C.............................       108      19,132,079        6.70       177,149     8.394      388.11       587       75.0
C-............................       105      17,429,103        6.10       165,991     8.578      377.82       595       81.5
D.............................         4         637,946        0.22       159,486     8.428      357.70       567       73.0
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046      100.00%
                                   =====    ============      ======

      PREPAYMENT PENALTY PERIODS FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
PREPAYMENT PENALTY PERIOD        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................       320    $ 64,619,654       22.62%     $201,936     8.535%     373.41       605       80.8%
12............................        65      16,895,744        5.91       259,935     8.605      384.49       600       75.9
13............................         2         785,000        0.27       392,500     8.033      359.00       674       72.4
24............................       689     141,699,239       49.59       205,659     8.203      380.15       609       80.7
30............................         1         197,949        0.07       197,949     8.350      479.00       647       82.8
36............................       123      23,285,732        8.15       189,315     7.718      374.75       605       75.2
60............................       191      38,232,728       13.38       200,171     7.308      380.57       621       76.1
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046      100.00%
                                   =====    ============      ======

           MONTHS TO NEXT ADJUSTMENT DATE FOR THE GROUP 2 AND GROUP 3
       ADJUSTABLE RATE MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL

                                WEIGHTED
                                 AVERAGE                            PERCENT OF             WEIGHTED   WEIGHTED   WEIGHTED   WEIGHTED
                                MONTHS TO   NUMBER     AGGREGATE    AGGREGATE    AVERAGE    AVERAGE   AVERAGE     AVERAGE    AVERAGE
                                  NEXT        OF       PRINCIPAL    PRINCIPAL    CURRENT     GROSS   REMAINING    CREDIT    LOAN-TO-
RANGE OF MONTHS TO             ADJUSTMENT  MORTGAGE     BALANCE      BALANCE    PRINCIPAL  MORTGAGE     TERM      BUREAU      VALUE
NEXT ADJUSTMENT DATE              DATE       LOANS    OUTSTANDING  OUTSTANDING   BALANCE     RATE     (MONTHS)  RISK SCORE    RATIO
-----------------------------  ----------  --------  ------------  -----------  ---------  --------  ---------  ----------  --------

0 - 6........................       5          10    $  2,759,543       1.38%    $275,954    8.079%    358.77       590       80.9%
19 - 24......................      23         878     186,633,437      93.31      212,567    8.332     380.25       608       80.8
32 - 37......................      35          57       9,672,203       4.84      169,688    8.297     363.71       604       79.3
38 or Greater................      59           5         938,733       0.47      187,747    7.714     410.06       570       71.0
                                              ---    ------------     ------
   Total/Avg./Wtd. Avg.......                 950    $200,003,915     100.00%
                                              ===    ============     ======

                                      A-34

    GROSS MARGINS FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF GROSS                   MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
MARGINS (%)                       LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

3.001 - 4.000.............            4     $    485,052        0.24%     $121,263      7.626%    405.03       617       74.4%
4.001 - 5.000.............           25        4,725,982        2.36       189,039      8.011     387.04       605       73.6
5.001 - 6.000.............           99       21,354,574       10.68       215,703      7.662     381.46       611       77.1
6.001 - 7.000.............          408       88,731,607       44.36       217,479      7.978     378.66       606       80.0
7.001 - 8.000.............          307       62,580,559       31.29       203,845      8.625     380.46       612       81.9
8.001 - 9.000.............           74       16,762,784        8.38       226,524      9.250     378.15       603       83.5
9.001 - 10.000............           21        3,751,801        1.88       178,657     10.364     363.23       595       89.1
10.001 - 11.000...........           11        1,558,786        0.78       141,708     11.120     359.17       611       94.6
11.001 - 12.000...........            1           52,771        0.03        52,771     12.250     358.00       586       95.0
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg...           950     $200,003,915      100.00%
                                    ===     ============      ======

----------
(1)  The weighted average Gross Margin for the Group 2 and Group 3 Adjustable
     Rate Mortgage Loans in the Statistical Calculation Pool as of the Cut-off
     Date was approximately 6.957%.

       MAXIMUM MORTGAGE RATES FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE
              MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                   OF         PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
RANGE OF MAXIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE     TERM        RISK       VALUE
RATES (%)                          LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

11.501 - 12.000...............        1     $    169,829        0.08%     $169,829     5.950%     359.00       567       62.5%
12.001 - 12.500...............        4        1,069,843        0.53       267,461     5.675      370.25       620       72.8
12.501 - 13.000...............       21        4,349,266        2.17       207,108     6.221      361.90       625       74.8
13.001 - 13.500...............       45       11,232,458        5.62       249,610     6.813      367.98       624       74.5
13.501 - 14.000...............       93       20,703,763       10.35       222,621     7.271      382.41       609       77.1
14.001 - 14.500...............      119       27,107,215       13.55       227,792     7.582      385.03       631       79.1
14.501 - 15.000...............      173       38,188,171       19.09       220,741     8.044      377.67       607       79.2
15.001 - 15.500...............      132       26,735,174       13.37       202,539     8.413      379.47       606       80.7
15.501 - 16.000...............      157       31,494,952       15.75       200,605     8.887      377.83       606       81.8
16.001 - 16.500...............       81       17,050,721        8.53       210,503     9.289      385.38       586       84.0
16.501 - 17.000...............       39        7,190,291        3.60       184,366     9.791      380.10       596       89.0
17.001 - 17.500...............       42        7,152,570        3.58       170,299    10.324      371.48       580       89.8
17.501 - 18.000...............       23        4,782,777        2.39       207,947    10.750      379.17       581       86.1
18.001 - 18.500...............        8        1,242,927        0.62       155,366    11.275      377.67       594       94.8
18.501 - 19.000...............        9        1,316,166        0.66       146,241    11.659      418.90       607       98.5
19.001 - 19.500...............        3          217,793        0.11        72,598    12.194      359.20       558       94.3
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      950     $200,003,915      100.00%
                                    ===     ============      ======

----------
(1)  The weighted average Maximum Mortgage Rate for the Group 2 and Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 15.133%.

                                      A-35

     INITIAL PERIODIC RATE CAPS FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE
              MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                  NUMBER                    PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                    OF        AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                 MORTGAGE     PRINCIPAL      PRINCIPAL    CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                  LOANS        BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
INITIAL PERIODIC RATE CAP (%)               OUTSTANDING    OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................       11     $  2,885,093        1.44%     $262,281     8.190%     358.82       587       81.3%
1.500.........................      724      151,739,657       75.87       209,585     8.331      381.46       609       81.4
2.000.........................       11        1,699,680        0.85       154,516     8.411      357.79       593       74.7
3.000.........................      204       43,679,486       21.84       214,115     8.304      373.94       606       78.6
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      950     $200,003,915      100.00%
                                    ===     ============      ======

----------
(1)  The weighted average Initial Periodic Rate Cap for the Group 2 and Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.825%.

    SUBSEQUENT PERIODIC RATE CAPS FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE
              MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF       PRINCIPAL      PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
SUBSEQUENT PERIODIC RATE         MORTGAGE     BALANCE        BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
CAP (%)                            LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

1.000.........................      204     $ 43,067,382       21.53%     $211,115     8.336%     371.95       603       78.8%
1.500.........................      746      156,936,534       78.47       210,371     8.320      381.31       609       81.2
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      950     $200,003,915      100.00%
                                    ===     ============      ======

----------
(1)  The weighted average Subsequent Periodic Rate Cap for the Group 2 and Group
     3 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 1.392%.

       MINIMUM MORTGAGE RATES FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE
              MORTGAGE LOANS IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT     GROSS     REMAINING    BUREAU    LOAN-TO-
RANGE OF MINIMUM MORTGAGE        MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
RATES (%)                         LOANS      OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

4.001 - 5.000.................        5     $    988,427        0.49%     $197,685     7.252%     418.83       607       67.7%
5.001 - 6.000.................       23        5,047,950        2.52       219,476     6.278      383.32       613       75.2
6.001 - 7.000.................       99       22,582,702       11.29       228,108     6.920      372.03       608       75.6
7.001 - 8.000.................      277       63,684,502       31.84       229,908     7.683      381.74       622       79.3
8.001 - 9.000.................      319       64,248,282       32.12       201,405     8.576      378.42       608       80.4
9.001 - 10.000................      139       28,134,132       14.07       202,404     9.447      380.30       587       85.2
Greater than 10.000...........       88       15,317,921        7.66       174,067    10.675      377.78       582       89.5
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      950     $200,003,915      100.00%
                                    ===     ============      ======

----------
(1)  The weighted average Minimum Mortgage Rate for the Group 2 and Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date was approximately 8.250%.

                                      A-36

NEXT ADJUSTMENT DATES FOR THE GROUP 2 AND GROUP 3 ADJUSTABLE RATE MORTGAGE LOANS
                     IN THE STATISTICAL CALCULATION POOL(1)

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
                                 MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
NEXT ADJUSTMENT DATE               LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

August 2006...................        1     $    433,452        0.22%     $433,452     6.625%     356.00       500       72.5%
September 2006................        2          396,266        0.20       198,133     8.637      357.00       583       83.2
November 2006.................        3          469,129        0.23       156,376     8.823      359.00       595       89.0
December 2006.................        4        1,460,696        0.73       365,174     8.121      360.00       617       80.2
February 2008.................       16        3,612,474        1.81       225,780     8.491      356.00       588       81.0
March 2008....................       30        6,459,306        3.23       215,310     8.486      357.00       602       80.7
April 2008....................       94       19,606,348        9.80       208,578     8.566      375.09       609       80.4
May 2008......................      468      100,199,007       50.10       214,100     8.348      379.97       613       80.7
June 2008.....................      270       56,756,302       28.38       210,209     8.195      386.70       602       81.2
February 2009.................        8        1,566,718        0.78       195,840     8.610      356.00       615       82.3
March 2009....................        4          388,491        0.19        97,123    10.142      357.00       555       81.0
April 2009....................        9        1,443,878        0.72       160,431     8.570      374.83       587       76.9
May 2009......................       22        4,080,965        2.04       185,498     8.238      359.00       607       82.2
June 2009.....................       14        2,192,150        1.10       156,582     7.675      371.83       609       73.0
May 2011......................        4          638,733        0.32       159,683     8.167      433.57       593       77.3
June 2011.....................        1          300,000        0.15       300,000     6.750      360.00       520       57.7
                                    ---     ------------      ------
   Total/Avg./Wtd. Avg........      950     $200,003,915      100.00%
                                    ===     ============      ======

----------
(1)  The weighted average Next Adjustment Date for the Group 2 and Group 3
     Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of
     the Cut-off Date is May 2008.

        INTEREST ONLY PERIODS FOR THE GROUP 2 AND GROUP 3 MORTGAGE LOANS
                       IN THE STATISTICAL CALCULATION POOL

                                                                                                            WEIGHTED
                                                            PERCENT OF               WEIGHTED    WEIGHTED    AVERAGE   WEIGHTED
                                  NUMBER      AGGREGATE     AGGREGATE     AVERAGE     AVERAGE    AVERAGE     CREDIT     AVERAGE
                                    OF        PRINCIPAL     PRINCIPAL     CURRENT      GROSS    REMAINING    BUREAU    LOAN-TO-
INTEREST ONLY PERIOD             MORTGAGE      BALANCE       BALANCE     PRINCIPAL   MORTGAGE      TERM       RISK       VALUE
(MONTHS)                           LOANS     OUTSTANDING   OUTSTANDING    BALANCE      RATE      (MONTHS)     SCORE      RATIO
------------------------------   --------   ------------   -----------   ---------   --------   ---------   --------   --------

0.............................     1,106    $207,962,541       72.79%     $188,031     8.305%     385.76       599       78.7%
24............................        10       3,126,992        1.09       312,699     8.257      357.28       626       83.7
60............................       275      74,626,512       26.12       271,369     7.684      359.20       636       80.9
                                   -----    ------------      ------
   Total/Avg./Wtd. Avg........     1,391    $285,716,046      100.00%
                                   =====    ============      ======

                                      A-37